UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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ECOLAB INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2023 Annual Meeting and
Proxy Statement

Annual Meeting to be Held on May 4, 2023

Global Headquarters

1 Ecolab Place, St. Paul, MN 55102

1-800-232-6522

March 20, 2023

DEAR FELLOW STOCKHOLDER:

We are looking forward to welcoming you to our Annual Meeting of Stockholders on Thursday, May 4, 2023, at 9:30 a.m. Central Time. The meeting will be held virtually via the Internet. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting.

It is important that your shares be represented and voted. If you are unable to attend, please read the instructions in the proxy materials on how to vote by proxy.

Ecolab has been delivering purpose-driven growth and innovation for a century, striving to make the world a cleaner, safer, and healthier place. By protecting people and the resources vital to life, our 47,000 associates deliver positive impact for and with our customers.

In addition to the governance principles discussed in this proxy statement, we encourage stockholders to visit www.ecolab.com and review our annual report, sustainability report and GRI report. These resources share more about our work to deliver the right results, the right way, for the long-term benefit of our customers and stockholders.

Sincerely,

Christophe Beck	Jeffrey M. Ettinger
Chairman and Chief Executive Officer	Lead Director

YOUR VOTE IS IMPORTANT! PLEASE SUBMIT YOUR PROXY TODAY.

Your vote is a valuable part of the investment made in our Company and is the best way to influence corporate governance and decision-making. Please take time to read the enclosed materials and vote!

Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Alternatively, you may vote by telephone or the Internet. If you attend our virtual meeting, you may vote your shares in person even if you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held virtually on Thursday, May 4, 2023, at 9:30 a.m. Central Time, by means of a live webcast, for the following purposes (which are more fully explained in the Proxy Statement):

1.	To elect as directors the 13 nominees named in the Proxy Statement to a one-year term ending in May 2024;
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2023;
3.	To approve the Ecolab Inc. 2023 Stock Incentive Plan;
4.	To approve an amendment to the Ecolab Inc. Stock Purchase Plan;
5.	To approve, on an advisory basis, the compensation of our named executive officers disclosed in the Proxy Statement;
6.	To vote, on an advisory basis, on the frequency of future stockholder advisory votes to approve named executive officer compensation;
7.	To consider and vote on a stockholder proposal regarding an independent board chair policy, if properly presented; and
8.	To transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 7, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

ACCESS TO THE ANNUAL MEETING:

Our Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting at a physical location.

To attend the Annual Meeting visit www.virtualshareholdermeeting.com/ECL2023 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card and follow the prompts. Additional details on ways to vote can be found under “Voting Procedures” in the General Information section starting on page 90 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

The Notice of 2023 Annual Meeting, Proxy Statement and Annual Report to Stockholders of Ecolab Inc. are available at www.proxyvote.com.

By Order of the Board of Directors,

Lanesha T. Minnix
Executive Vice President, General Counsel and Secretary
March 20, 2023

TABLE OF CONTENTS

SUMMARY	1	COMPENSATION DISCUSSION AND ANALYSIS	40
PROPOSAL 1: ELECTION OF DIRECTORS	5	Executive Summary	41
DIRECTOR NOMINEES	5	Program Elements	47
Director Selection Process	5	Compensation Philosophy	48
Director Nominees’ Experience and Qualifications	5	Compensation Process	49
Nominees for Election to the Board of Directors	6	Compensation Benchmarking	49
CORPORATE GOVERNANCE	11	Base Salaries	51
Overview	11	Adjustments to Reported Financial Results	51
Director Independence	11	Annual Cash Incentives	52
Board Leadership Structure	12	Long-Term Equity Incentives	56
Executive Sessions	12	Executive Benefits and Perquisites	57
Board Committees	12	Executive Change-in-Control Policy	58
Board’s Role in Risk Oversight	15	Policy Regarding Employee, Officer and Director Hedging	58
Commitment to and Leadership on Environmental, Social and Governance Matters	16	Stock Retention and Ownership Guidelines	58
Corporate Governance Practices	17	Compensation Recovery	59
Board and Committee Evaluations	17	Regulatory Considerations	59
Code of Conduct	17	Compensation Risk Analysis	59
Political Contributions and Trade Associations Disclosures	17	SUMMARY COMPENSATION TABLE FOR 2022	60
Communications with Directors	18	GRANTS OF PLAN-BASED AWARDS FOR 2022	62
Stockholder Recommendations for Directors	18	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022	63
Director Attendance	19	OPTION EXERCISES AND STOCK VESTED FOR 2022	65
Compensation & Human Capital Management Committee Interlocks and Insider Participation	19	PENSION BENEFITS FOR 2022	66
Related Person Transactions	19	NON-QUALIFIED DEFERRED COMPENSATION FOR 2022	70
DIRECTOR COMPENSATION FOR 2022	20	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	73
Director Compensation Table	20	EQUITY COMPENSATION PLAN INFORMATION	78
Summary	21	PAY VERSUS PERFORMANCE	79
Stock Retention and Ownership Guidelines	22	PAY RATIO DISCLOSURE	84
SECURITY OWNERSHIP	23	PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	85
Certain Beneficial Owners	23	PROPOSAL 7: STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR POLICY	86
Executive Officers and Directors	24	OTHER MATTERS	89
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25	GENERAL INFORMATION	90
AUDIT COMMITTEE REPORT	26	Voting Procedures	90
AUDIT FEES	27	Quorum, Abstentions and Broker Non-Votes	90
PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2023 STOCK INCENTIVE PLAN	28	Vote Tabulation	91
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ECOLAB INC. STOCK PURCHASE PLAN	36	Voting by Plan Participants	92
		List of Registered Stockholders	92
PROPOSAL 5: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT	39	Householding Information	92
		Proxy Solicitation Costs	93
		2024 Stockholder Proposals and Director Nominations	93
COMPENSATION & HUMAN CAPITAL MANAGEMENT COMMITTEE REPORT	40	Annual Report to Stockholders	93
		APPENDIX A – ECOLAB INC. 2023 STOCK INCENTIVE PLAN	A-1
		APPENDIX B – ECOLAB INC. STOCK PURCHASE PLAN, AS AMENDED THROUGH FEBRUARY 24, 2023	B-1

PROXY STATEMENT

SUMMARY

This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement carefully before voting. We are first making this Proxy Statement and accompanying form of proxy available to our stockholders on March 20, 2023.

References made below to “Ecolab,” “the Company,” “we,” “our,” or “us” are to Ecolab Inc.

Annual Meeting of Stockholders

Date and Time: Thursday, May 4, 2023, at 9:30 a.m. Central Time

Place: online at www.virtualshareholdermeeting.com/ECL2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Proxy Card, voting instruction form or on your Notice of Internet Availability of Proxy Materials.

Record Date: March 7, 2023

Meeting Agenda and Items of Business

PROPOSAL		BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
1.	Elect as directors the 13 nominees named in this Proxy Statement to a one-year term ending in 2024	FOR	5
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2023	FOR	25
3.	Approve the Ecolab Inc. 2023 Stock Incentive Plan	FOR	28
4.	Approve an Amendment to the Ecolab Inc. Stock Purchase Plan	FOR	36
5.	Approve, on an advisory basis, the compensation of our named executive officers disclosed in this Proxy Statement	FOR	39
6.	Vote, on an advisory basis, on the frequency of future stockholder advisory votes on named executive officer compensation	ONE YEAR	85
7.	Vote on a stockholder proposal regarding an independent board chair policy, if properly presented	AGAINST	86

ECOLAB - 2023 Proxy Statement	1

Election of Directors

The Board of Directors of Ecolab Inc. is asking you to elect 13 director nominees. The table below provides summary information about the director nominees. A nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against the nominee. For more information, see page 5.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEES	CHAIR
Shari L. Ballard	56	2018	✔	● Compensation & Human Capital Management ● Safety, Health & Environment
Barbara J. Beck	62	2008	✔	● Governance ● Safety, Health & Environment	✔
Christophe Beck Chairman & CEO	55	2020		● Safety, Health & Environment
Jeffrey M. Ettinger(2)	64	2015	✔ (LEAD)	● Compensation & Human Capital Management ● Governance
Eric M. Green(1)	53	2022	✔	● Compensation & Human Capital Management ● Governance
Arthur J. Higgins	67	2010	✔	● Compensation & Human Capital Management ● Safety, Health & Environment
Michael Larson	63	2012	✔	● Finance ● Safety, Health & Environment	✔
David W. MacLennan(2)	63	2015	✔	● Audit ● Governance
Tracy B. McKibben	53	2015	✔	● Audit ● Finance
Lionel L. Nowell III	68	2018	✔	● Audit ● Finance
Victoria J. Reich	65	2009	✔	● Audit ● Governance	✔
Suzanne M. Vautrinot	63	2014	✔	● Audit ● Safety, Health & Environment	✔
John J. Zillmer	67	2006	✔	● Compensation & Human Capital Management ● Finance	✔
(1)	Mr. Green started serving on the Board effective December 8, 2022.
(2)	The Board has elected Mr. MacLennan to serve as the Lead Director and Mr. Ettinger to serve as the Chair of the Compensation & Human Capital Management Committee effective as of the Annual Meeting contingent on their election.

INDEPENDENCE	BALANCED TENURE	DIVERSITY

Independent Other	Average: 8.6 Years	Diverse, based on gender, race and/or LGBTQ+ status

Corporate Governance Highlights

Strong Governance Practices	✔ All directors are independent except our CEO and we have an independent Lead Director with robust duties
✔ Regular Board of Directors refreshment, with 30.8% of Directors joining the Board within the last 5 years
✔ Adopted Rooney Rule to encourage diversity and recently refreshed the Company’s Code of Conduct
✔ Robust stockholder rights, including proxy access, and ability of stockholders to call a special meeting and act by written consent

2	ECOLAB - 2023 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed, and the Board of Directors is asking you to ratify the appointment, of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. For more information, see page 25.

Approval of the Ecolab Inc. 2023 Stock Incentive Plan

The Board of Directors is asking you to approve the Ecolab Inc. 2023 Stock Incentive Plan. For more information, see page 28.

Approval of an Amendment to the Ecolab Inc. Stock Purchase Plan

The Board of Directors is asking you to approve an Amendment to the Ecolab Inc. Stock Purchase Plan. For more information, see page 36.

Advisory Vote to Approve Our Named Executive Officer Compensation Disclosed in this Proxy Statement

The Board of Directors is asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For more information, see page 39.

Summary of Compensation Practices

How did we perform?

✔ Results reflected double-digit sales growth as we accelerated our pricing and drove volume growth. Our strong pricing increases offset continued significant delivered product cost increases on a dollar basis. Our team generated double-digit sales growth in the Institutional & Specialty, Industrial and Other segments while Healthcare & Life Sciences segment sales were stable. Operating income was stable, as accelerating pricing was offset by higher delivered product costs and investments in the business

✔ Among other accomplishments, we launched our Ecolab Global Intelligence Centers, providing real-time digital monitoring and 24/7 on-call expertise for thousands of customers across all parts of the world; we built on the successful integration of the Purolite® business and, in the fourth quarter, opened two new production facilities — one in the United Kingdom and one in the United States; and we also launched Ecolab Water for Climate™, which is a program that helps Industrial customers address their short-term need for greater water and energy efficiency while also addressing our planet’s need for more sustainable operations

What did we change?

✔ More than 88% of votes cast in favor of our Say-on-Pay; the Compensation & Human Capital Management Committee took this favorable support into account in deciding to retain the overall structure of the current program for 2022

✔ The Compensation & Human Capital Management Committee has added ESG metrics to the annual cash incentive plan for 2023 for corporate officers in response to feedback received from stockholder engagement

How do we determine pay?	✔ Our executive compensation program is designed to be market-competitive in order to attract, motivate and retain our executives in a manner that is in the best interests of our stockholders

✔ Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, promote sound risk management and align management interests (such as sustainable long-term growth) with those of our stockholders

✔ Our philosophy is to position base salary, annual cash incentives, and long-term equity incentives in the median range of our competitive market, adjusted for the Company’s size

How did we pay our Named Executive Officers (NEOs)?	✔ Annual composite cash compensation paid to the NEOs has been conservative for the Company’s composite size and performance over the last five years in comparison with our competitive market
✔ The base salary of our CEO increased by 7.5% representing continuation of the phased increase of his base salary to the median following his appointment as CEO effective January 1, 2021
✔ The base salary increases of our other NEOs who were employed by us in 2021 and 2022 were between 4% and 30.4%, including promotion and market adjustments

✔ One NEO received a bonus payout at 100% of target with respect to his business unit performance goals under our annual cash incentive plan and our CEO and three of our other four NEOs did not receive a payout under our annual cash incentive plan as performance was below threshold

✔ 2020 to 2022 performance-based restricted stock units (“PBRSUs”) paid out at 100% of target (maximum payout) based on achievement of Company performance
✔ Long-term equity incentives granted at target levels using a portfolio of stock options and PBRSUs
✔ PBRSUs vest based on average annual adjusted ROIC goals over a three-year performance period
✔ No excessive perquisites for any of our NEOs

How do we address risk and governance?	✔ Provide an appropriate balance of short- and long-term compensation, with payouts based on the Company's achievement of certain financial metrics and specific business area objectives

✔ Follow practices that promote good governance and serve the interests of our stockholders, with maximum payout caps for annual cash incentives and long-term performance awards, and policies on clawbacks, anti-pledging, anti-hedging, insider trading, and stock ownership

✔ Solicit “say-on-pay” stockholder vote annually at stockholder meeting

For more information on our compensation practices, see page 45.

ECOLAB - 2023 Proxy Statement	3

Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Named Executive Compensation

The Board of Directors is asking you to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers. The Board recommends that you vote for ONE YEAR frequency. For more information, see page 85.

Stockholder Proposal Regarding an Independent Board Chair Policy

A stockholder submitted a proposal requesting that the Company adopt an Independent board chair policy and, if properly presented, the proposal will be voted on at the Annual Meeting. The Board of Directors recommends that you vote AGAINST this stockholder proposal. For more information, see page 86.

How to Vote

You may vote online prior to the meeting by visiting www.proxyvote.com and entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials, by telephone or by mail. You may also vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ECL2023, entering the 16-digit control number, and following the instructions. For more detailed information, see the section entitled “Voting Procedures” beginning on page 90.

4	ECOLAB - 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS DIRECTOR NOMINEES

On the recommendation of the Governance Committee, our Board of Directors has nominated the 13 persons named on the following pages for election at the 2023 Annual Meeting. If elected, the nominees will hold office as directors from election until the next Annual Meeting of Stockholders or until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently Company directors who were elected by stockholders at the 2022 Annual Meeting except for Eric M. Green, who was elected to the Board effective December 8, 2022. Mr. Green was recommended for consideration by a third-party search firm.

Director Selection Process

Our Board of Directors has an ongoing director succession planning process designed to result in a highly independent and well-qualified Board that provides strong oversight. Under our Corporate Governance Principles, the preferable size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision-making, adequate staffing of Board Committees, and a desired mix of diversified experience and background. Our Board of Directors currently consists of 13 members.

In connection with evaluating the ongoing needs of the Company, the Governance Committee seeks to identify director candidates with broad perspectives, backgrounds, experience and knowledge and who demonstrate independent judgment. Diversity of business experience, gender and race/ethnicity are highly valued, and a high degree of interest and involvement are key requisites for membership on our Board of Directors. As set forth in the Governance Committee charter, in identifying, evaluating and recommending director nominee candidates, the Governance Committee will consider diversity of gender and race/ethnicity within the Board, the director qualifications and criteria described below and such other factors as the Committee deems appropriate. The Board conducts a periodic review of its efforts to achieve such diversity among its members.

Director Nominees’ Experience and Qualifications

The Board of Directors and the Governance Committee believe that our director nominees possess the broad and diverse skills, experience and background required to oversee management of our large and complex global business and to carry out their responsibilities as directors of Ecolab. The chart below provides a snapshot of the attributes, diversity and skills of our director nominees and our Board as a whole. These experiences and qualifications are the same attributes that the Board considers as part of its succession planning and are aligned with the Company’s long-term business strategies.

	Ballard	B Beck	C Beck	Ettinger	Green	Higgins	Larson	MacLennan	McKibben	Nowell	Reich	Vautrinot	Zillmer
Experience and Qualifications
Senior Leadership	●	●	●	●	●	●	●	●	●	●	●	●	●
International Business Operations	●	●	●	●	●	●	●	●	●	●	●	●	●
Finance		●	●	●	●	●	●	●	●	●	●		●
Technology	●	●	●		●			●			●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●	●		●				●	●
Global Supply Chain	●		●	●	●	●		●					●
Industrial Business			●	●			●	●	●	●			●
Institutional & Specialty Business	●	●	●								●		●
Healthcare & Life Sciences Business	●		●		●	●
Government Relations				●				●	●			●	●
Mergers & Acquisitions	●	●	●	●	●	●	●	●	●	●	●	●	●
Diversity Attributes
Gender Identity	W	W	M	M	M	M	M	M	W	M	W	W	M
Race/Ethnicity (Person of Color)									●	●
LGBTQ+	●

ECOLAB - 2023 Proxy Statement	5

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board selected these 13 director nominees based on their diverse set of backgrounds, skills, and experiences, which align with our business strategy and contribute to the effective oversight of Ecolab.

In nominating Mr. Zillmer, the Board considered that he was already serving as a director of Ecolab and as Non-Executive Chairman of CSX Corporation when he joined Aramark as its CEO and a director in October 2019. Since becoming CEO of Aramark, Mr. Zillmer has continued his service as a highly engaged director of Ecolab, including in his role as Chair of the Compensation & Human Capital Management Committee. Mr. Zillmer’s deep knowledge of the company’s Institutional business, significant public company board experience and his experience as CEO of three different companies over the course of his career are all highly valued by Ecolab and the Board of Directors. The Board approved in February 2023 appointing Mr. Ettinger as Chair of the Compensation & Human Capital Management Committee, effective after the 2023 Annual Meeting. Mr. Zillmer will continue to serve on that committee.

The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors constituting the entire Board.

Nominees for Election to the Board of Directors

These are the Board’s nominees for the Board of Directors, as recommended by the Governance Committee:

SHARI L. BALLARD

Independent Director: Yes Age: 56 Board Member since: 2018 Board Committees: ● Compensation & Human Capital Management ● Safety, Health & Environment

Biography

Chief Executive Officer of Minnesota United FC, the professional soccer team of Minnesota.

Prior to joining Minnesota United FC in November 2021, Ms. Ballard held a range of positions at Best Buy Co., Inc., a consumer electronics products and services retailer, before retiring after more than 25 years. Ms. Ballard last served as an Advisor at Best Buy Co., Inc. after transitioning from her position as Senior Executive Vice President and President, Multi-Channel Retail, a position that she held from March 2017 to July 2018, with responsibility for all U.S. Best Buy stores, e-commerce, customer call centers, Best Buy Mexico and real estate strategy. Ms. Ballard also held roles as President, U.S. Retail from 2014 to 2017; Chief Human Resources Officer from 2013 to 2016; President – International from 2012 to 2014, with responsibility for business in Canada, China, Europe and Mexico; and President – Americas from 2010 to 2012, with responsibility for business in the U.S. and Mexico.

Other directorships held during the past five years

None.

Qualifications

Ms. Ballard is a seasoned executive with deep retail experience. As a sitting CEO, she brings to the Board significant business group management and e-commerce experience, as well as extensive talent management experience for large scale, geographically distributed organizations. In addition to her corporate functional experience in human resources, call centers and real estate, she has held several international roles, which included responsibility for transformation efforts in Canada, China, Europe and Mexico. Her roles at Best Buy have also given her extensive background and practical skills in change management during a remarkable turnaround period at Best Buy.

BARBARA J. BECK

Independent Director: Yes Age: 62 Board Member since: 2008 Board Committees: ● Governance (Chair) ● Safety, Health & Environment

Biography

Executive Advisor to American Securities LLC, a leading U.S. private equity firm, as a member of the American Securities Executive Council.

Ms. Beck serves as an Executive Advisor to American Securities LLC, after retiring from her position as Chief Executive Officer of Learning Care Group, Inc., a global for-profit early education provider, which she held from March 2011 to June 2019. Learning Care Group is a portfolio company of American Securities LLC. Prior to joining Learning Care Group, Ms. Beck spent nine years as an executive of Manpower Inc., a world leader in the employment services industry. From 2006 to 2011, Ms. Beck was President of Manpower’s EMEA operations, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower’s U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

Other directorships held during the past five years

Director of Performance Food Group Company. Formerly a director of Learning Care Group, Inc.

Qualifications

Ms. Beck brings to the Board extensive general management and operational experience allowing her to contribute to Ecolab’s strategic vision particularly as it relates to value creation strategies. With her deep knowledge of the impact of labor market trends on global and local economies combined with her knowledge of employment services, which tend to be leading economic indicators, she provides timely insight into near-term projections of general economic activity. As an executive at Sprint, Ms. Beck gained expertise in the information technology field, relevant to Ecolab’s emerging technology strategies.

6	ECOLAB - 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

CHRISTOPHE BECK

Independent Director: No Age: 55 Board Member since: 2020 Board Committees: ● Safety, Health & Environment

Biography

Chairman and Chief Executive Officer of Ecolab Inc.

Mr. Beck has served as Chairman of the Board since May 2022 and as Chief Executive Officer since January 2021. Since joining Ecolab in 2007, he has held several senior leadership roles within the Industrial, Nalco Water, International and Institutional operations before being promoted to President and Chief Operating Officer in April 2019. Prior to joining Ecolab, Mr. Beck was a senior executive at Nestlé for 16 years. Earlier in his career, he worked on a space shuttle project for the European Space Agency. In 2006, he was nominated as a Young Global Leader of the World Economic Forum for his accomplishments and commitment to shape a better world.

Other directorships held during the past five years

None.

Qualifications

Mr. Beck brings to the Board deep and direct knowledge of Ecolab’s businesses and operations. Mr. Beck has 30 years of marketing, sales and management experience in Europe, Asia and North America, including 15 years at Ecolab where he held leadership roles within the Industrial, Nalco Water, International and Institutional businesses, and oversaw the integration of the Nalco acquisition. In addition, his experience at Nestlé included senior leadership positions where he ran several of the company’s major businesses.

JEFFREY M. ETTINGER

Independent Lead Director: Yes Age: 64 Board Member since: 2015 Board Committees: ● Compensation & Human Capital Management ● Governance

Biography

Retired Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products.

During his 28-year career at Hormel, Mr. Ettinger held the offices of Chairman from 2006 to 2017, Chief Executive Officer from 2006 to 2016 and President from 2004 to 2015. Prior to being named President of Hormel Foods, Mr. Ettinger served as President of Jennie-O Turkey Store, the largest subsidiary of Hormel Foods, and in various other positions including Treasurer, Product Manager for Hormel® chili products, and corporate and senior attorney.

Other directorships held during the past five years

Director of The Toro Company.

Qualifications

With more than 25 years of experience leading a public food products company with global operations, Mr. Ettinger brings to the Board deep operational experience in one of Ecolab’s major end-markets. From his experience as Chairman and Chief Executive Officer of a Fortune 500 public company with global operations, Mr. Ettinger possesses executive leadership attributes and provides relevant insight and guidance with respect to numerous issues important to Ecolab, including public company governance, mergers and acquisitions and regulatory matters.

ERIC M. GREEN

Independent Director: Yes Age: 53 Board Member since: 2022 Board Committees: ● Compensation & Human Capital Management ● Governance

Biography

Chairman, President, and Chief Executive Officer of West Pharmaceutical Services, Inc., a manufacturer of packaging components and delivery systems for injectable drugs and healthcare products.

Mr. Green has served as West’s President and Chief Executive Officer since April 2015 and as Chairman of the Board since May 2022. Prior to joining West, he served as Executive Vice President and President for the Research Markets business unit for Sigma-Aldrich Corporation since 2013. During a 20-year career with Sigma-Aldrich, Mr. Green served in multiple regional, commercial and operational leadership roles around the world.

Other directorships held during the past five years

Director of West Pharmaceutical Services, Inc.

Qualifications

With nearly 30 years of experience leading global pharma services and life science companies, Mr. Green brings to the Board extensive global operational experience in the highly-regulated healthcare market, as well as relevant knowledge and insight to global business practices within a manufacturing and distribution environment.

ECOLAB - 2023 Proxy Statement	7

PROPOSAL 1: ELECTION OF DIRECTORS

ARTHUR J. HIGGINS

Independent Director: Yes Age: 67 Board Member since: 2010 Board Committees: ● Compensation & Human Capital Management ● Safety, Health & Environment

Biography

Operating Advisor to Abu Dhabi Investment Authority (“ADIA”), a sovereign globally-diversified wealth fund of the Government of the Emirate of Abu Dhabi.

Prior to joining ADIA, Mr. Higgins served as Consultant to Blackstone Healthcare Partners of The Blackstone Group from June 2010 until June 2021. He also served as non-executive chairman of the board of Assertio Holdings, Inc., successor issuer to Assertio Therapeutics, Inc., from May 2020 until December 2020. Prior to that, he served as President, Chief Executive Officer and a member of the board of directors of Assertio Therapeutics, Inc. from March 2017 until its merger with Zyla Life Sciences in May 2020. Previously, Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG from January 2006 to May 2010 and Chairman of the Bayer HealthCare Executive Committee from July 2004 to May 2010. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to that, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is past member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (“PHRMA”), Council member of the International Federation of Pharmaceutical Manufacturers (“IFPMA”) and President of the European Federation of Pharmaceutical Industries Association (“EFPIA”). He graduated from Strathclyde University, Scotland and holds a B.S. in biochemistry.

Other directorships held during the past five years

Director of Zimmer Biomet Holdings, Inc. Formerly a director of Assertio Holdings, Inc.

Qualifications

Mr. Higgins brings to the Board extensive leadership experience in the global life sciences and healthcare markets. Through leadership positions with large life sciences developers and manufacturers in both the United States and Europe, Mr. Higgins has gained deep knowledge of the life sciences and healthcare businesses and the strategies for developing and marketing products in these highly regulated industries. This knowledge and background allows him to provide valuable insight to Ecolab’s growing Life Sciences business. In addition, his global perspective from years of operating global businesses and his background in working with high growth companies fits well with Ecolab’s ambitions for global growth and provide him experiences from which to draw to advise Ecolab on strategies for sustainable growth. In his role as Chief Executive Officer of Bayer HealthCare, he gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in the highly regulated industries of life sciences and healthcare.

MICHAEL LARSON

Independent Director: Yes Age: 63 Board Member since: Board Committees: ● Finance (Chair) ● Safety, Health & Environment

Biography

Chief investment officer to William H. Gates III.

Mr. Larson has been chief investment officer for Mr. Gates and the Business Manager of Cascade Investment, L.L.C. since 1994. He is responsible for Mr. Gates’ non-Microsoft investments as well as the investment assets of the Bill & Melinda Gates Foundation Trust.

Other directorships held during the past five years

Director of Republic Services, Inc. and Fomento Economico Mexicano, S.A.B. de C.V. In addition, Mr. Larson serves as director to a number of closed end funds and mutual funds within the Western Asset Management fund complex. Formerly a director of AutoNation, Inc.

Qualifications

With more than 40 years of portfolio management experience, Mr. Larson has deep investment expertise and broad understanding of the capital markets, business cycles and capital efficiency and allocation practices. He also has served on several other public company boards providing him relevant corporate governance experience. In addition, as a professional investor and as the chief investment officer of Ecolab’s largest stockholder, Mr. Larson brings a long-term stockholder perspective to the Board.

DAVID W. MACLENNAN

Independent Director: Yes Age: 63 Board Member since: 2015 Board Committees: ● Audit ● Governance

Biography

Executive Chair of the Board of Cargill, Incorporated, a privately held company and world-leading producer and marketer of food, agricultural, financial, and industrial products and services.

Mr. MacLennan served as the CEO of Cargill from 2013 to 2022 before becoming Executive Chair of the Board in 2023. He was the 9th CEO since the company's founding in 1865. He began his Cargill career in 1991 in Cargill’s Financial Markets Division in Cargill’s Minneapolis and London offices. He later moved to Geneva before becoming Chief Financial Officer in 2008, and Chief Operating Officer in 2011. Prior to joining Cargill, he began his career in the futures and securities sector in Chicago. He was a member of the Chicago Board of Trade and Board of Options Exchange, and later in his career, president of fixed income capital markets at USBancorp Piper Jaffray in Minneapolis.

Other directorships held during the past five years

Director of Cargill, Incorporated and Caterpillar Inc.

Qualifications

With more than 30 years of leadership experience, Mr. MacLennan brings to the Board significant strategic planning skills, as well as extensive knowledge and insight in corporate governance, risk management, financial management and global business practices.

8	ECOLAB - 2023 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

TRACY B. MCKIBBEN

Independent Director: Yes Age: 53 Board Member since: 2015 Board Committees: ● Audit ● Finance

Biography

Founder and Chief Executive Officer of MAC Energy Advisors LLC, an investment and consulting company that provides integrated energy solutions to help clients with investments and strategic opportunities around a global platform.

Ms. McKibben has been the head of MAC Energy Advisors since its founding in 2010. From September 2007 to August 2009, she served as Managing Director and Head of Environmental Banking Strategy at Citigroup Global Markets. Prior to joining Citigroup, Ms. McKibben served in the National Security Council at the White House from July 2003 to August 2007 as Director of European Economic Affairs and EU Relations and as Acting Senior Director for European Affairs. Before joining the National Security Council, she served in various senior advisory roles in the U.S. Department of Commerce from March 2001 to July 2003.

Other directorships held during the past five years

Director of Huntington Ingalls Industries, Inc. Formerly a director of GlassBridge Enterprises, Inc. and Legacy FSRD, Inc. (formerly ECP Environmental Growth Opportunities Corp.).

Qualifications

Ms. McKibben is an international energy and environmental technology expert with over 20 years of experience in the energy sector, including more than 15 years focusing on the areas of alternative and renewable energy, green technology, water, infrastructure, and sustainability management. She brings to the Board considerable strategic and financial experience advising energy companies and multinational corporations on strategic investments, M&A, and energy policy. In addition to her experience in the energy and financial sectors, Ms. McKibben has gained extensive public sector and international experience working at the U.S. Department of Commerce and within the National Security Council at The White House where she advised the President of the United States, Cabinet Secretaries and other senior officials on political, security, commercial and international trade issues.

LIONEL L. NOWELL III

Independent Director: Yes Age: 68 Board Member since: 2018 Board Committees: ● Audit ● Finance

Biography

Former Senior Vice President and Treasurer of PepsiCo, Inc., a food and beverage company.

Mr. Nowell has been serving on the board of Bank of America Corporation since January 2013, where he is the Lead Independent Director; and Textron, Inc., since January 2020, where he is the Chair of the Audit Committee. Mr. Nowell retired in 2009 as Senior Vice President and Treasurer of PepsiCo, Inc. He was also formerly Chief Financial Officer of The Pepsi Bottling Group and Controller of PepsiCo, Inc. Prior to PepsiCo, he served as Senior Vice President, Strategy and Business Development at RJR Nabisco, Inc. and held various senior financial roles at the Pillsbury division of Diageo plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice and Häagen-Dazs divisions.

Other directorships held during the past five years

Director of Bank of America Corporation and Textron Inc. Formerly a director of American Electric Power Company and British American Tobacco plc.

Qualifications

Mr. Nowell is a highly experienced board member, with extensive financial expertise and understanding of various regulatory environments through his service on the boards of several multinational corporations. With his more than 30 years of operational and financial management experience in the consumer products industry, including his service as the Senior Vice President and Treasurer of a multi-national food and beverage company, Mr. Nowell brings to the Board strong leadership skills and extensive knowledge in the areas of strategy development and execution, corporate finance, credit and treasury, financial analysis and reporting, accounting and controls, capital markets, acquisition/divestiture negotiations, international business ventures, strategic planning and risk management.

VICTORIA J. REICH

Independent Director: Yes Age: 65 Board Member since: 2009 Board Committees: ● Audit (Chair) ● Governance

Biography

Former Senior Vice President and Chief Financial Officer of Essendant Inc. (formerly United Stationers Inc.), a broad line wholesale distributor of business products.

From 2007 to 2011 Ms. Reich was Senior Vice President and Chief Financial Officer of Essendant. Prior to joining Essendant, Ms. Reich spent ten years as an executive with Brunswick Corporation, last serving as President - Brunswick European Group, and previously as Senior Vice President and Chief Financial Officer. Before joining Brunswick, Ms. Reich was employed for 17 years at General Electric Company in various financial management positions.

Other directorships held during the past five years

Director of H&R Block, Inc. and Ingredion Incorporated.

Qualifications

As a former Chief Financial Officer of a public company, Ms. Reich brings to the Board deep financial leadership experience with respect to all financial management disciplines relevant to Ecolab, including public reporting, strategic planning, treasury, IT and financial analysis. Her financial management background at Essendant, Brunswick and General Electric, combined with her experience in European general management at Brunswick, enables her to provide strategic input as well as financial discipline. Essendant operates a cleaning supplies distribution business which provided Ms. Reich familiarity with the institutional market, one of our largest end-markets.

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PROPOSAL 1: ELECTION OF DIRECTORS

SUZANNE M. VAUTRINOT

Independent Director: Yes Age: 63 Board Member since: 2014 Board Committees: ● Audit ● Safety, Health & Environment (Chair)

Biography

President of Kilovolt Consulting, Inc., a cyber security strategy and technology consulting firm. Retired Major General of the U.S. Air Force.

General Vautrinot retired from the Air Force in 2013. During her 31-year career in the Air Force, she served in various assignments, including cyber operations, plans and policy, strategic security and space operations. General Vautrinot commanded at the squadron, group, wing and numbered Air Force levels, as well as the Air Force Recruiting Service. She has served on the Joint Staff, the staffs at major command headquarters and Air Force headquarters. From 2011 to 2013, she was Commander, 24th Air Force and Commander, Air Forces Cyber, where she was responsible for cyber defense operations. Prior to that, General Vautrinot was the Director of Plans and Policy, U.S. Cyber Command and the Special Assistant to the Vice Chief of Staff of the U.S. Air Force. On multiple occasions, she was selected by military leaders and White House officials to spearhead high-profile engagements. General Vautrinot is the recipient of the Symantec Cyber Award, Women in Aerospace Leadership Award, Aerospace Citation of Honor and the Presidential Award for Training. During her career, she has also been awarded numerous medals and commendations, including the Distinguished Service Medal. She was inducted into the National Academy of Engineering in 2017.

Other directorships held during the past five years

Director of CSX Corporation, Parsons Corporation and Wells Fargo & Company. Formerly a director of NortonLifeLock Inc. (formerly Symantec Corporation).

Qualifications

General Vautrinot brings a unique perspective to the Board with her 31-year military career. Having led large and complex organizations, she provides insights into the challenges facing large global organizations. As an expert in cyber security, she can advise Ecolab on appropriate protections for its networks. In addition, General Vautrinot has significant experience in strategic planning, organizational design and change management, which allows her to provide advice and insight to Ecolab as its business grows and develops. Her experience on the corporate boards of multiple public companies also enhances her contributions in the areas of governance, strategy and risk and opportunity assessment.

JOHN J. ZILLMER

Independent Director: Yes Age: 67 Board Member since: 2006 Board Committees: ● Compensation & Human Capital Management (Chair) ● Finance

Biography

Chief Executive Officer and Director of Aramark, a global provider of food, facilities management and uniform services.

Mr. Zillmer returned to Aramark in October 2019 as Chief Executive Officer and Director. Prior to joining Aramark, Mr. Zillmer served as President and Chief Executive Officer of Univar Inc., a global distributor of industrial chemicals, from 2009 to 2012 and became Executive Chairman until December 2012 when he retired from Univar. Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, a solid waste management business, from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008. During his earlier career at Aramark from 1986 until 2005, Mr. Zillmer held various senior executive positions, ultimately becoming President of Global Food and Support Services.

Other directorships held during the past five years

Director of Aramark and Non-Executive Chairman of CSX Corporation. Formerly a director of Performance Food Group Company and Veritiv Corporation.

Qualifications

With more than 26 years of experience leading various Aramark operations, Mr. Zillmer brings to the Board a deep knowledge of the institutional market, particularly the contract catering segment, which is a large market for Ecolab. From his time with Univar, he is intimately familiar with the chemical market, including with respect to chemicals that Ecolab uses to manufacture its products. He also has extensive knowledge of the environmental aspects of chemicals manufacturing and distribution. His current and past roles on the boards of CSX, Veritiv, Performance Food Group, Reynolds American, Univar and Allied Waste have provided him with significant public company board governance skills. During his career he has served as CEO of three different global companies, including two public companies, providing him a perspective on executive management of global organizations that is varied and deep. He also offers a breadth of experience in setting and executing on global corporate strategies.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each of the 13 nominees named in this Proxy Statement to a one-year term ending in 2024. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR each of the nominees named in this Proxy Statement.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Overview

Ecolab is managed under the overall direction of our Board of Directors for the benefit of all stockholders. The Board of Directors is committed to maintaining a corporate governance structure that promotes long-term stockholder value and supports Ecolab’s efforts to create sustainable solutions to economic, environmental and social issues.

The following table briefly summarizes highlights of our governance profile and is followed by details on key parts of our governance structure. More details are available in our Corporate Governance Principles, which can be found on our website at www.investor.ecolab.com/corporate-governance.

Board Conduct and Oversight		Independence and Participation		Stockholder Rights
✔	Regular engagement with management on business strategy and approval of annual strategic plan	✔	12 of 13 director nominees are independent based on New York Stock Exchange (“NYSE”) standards	✔	Proxy access on market terms
✔	Corporate governance policies addressing retirement age	✔	Executive sessions of independent directors held at each Board and committee meeting	✔	Stockholder ability to request special meetings at 25% threshold
✔	Adopted Rooney Rule to encourage diversity in director searches	✔	Lead director with robust duties	✔	Stockholders can act by written consent
✔	Recently refreshed Code of Conduct that applies to all directors, executive officers and employees	✔	Directors attended over 98% of the meetings of the Board and the committees on which they served	✔	Majority voting in uncontested director elections with a director resignation policy
✔	Periodic review of corporate governance best practices and developments	✔	Regular Board refreshment and mix of tenure of directors (4 directors joined in the last five years)	✔	No “poison pill”
✔	Significant time devoted to succession planning and leadership development	✔	Periodic refreshment of committee chairs and Lead Director	✔	The Certificate and Bylaws do not include supermajority voting requirements to amend
✔	Annual Board and committee evaluations	✔	All Committee Chairs are independent	✔	Directors elected annually

Director Independence

The Company’s Corporate Governance Principles provide that the Board will have a majority of independent directors who meet the criteria required for independence under the NYSE listing standards and the Company’s Director Independence Standards. To be considered independent, the Board must determine that a director has no material relationship with the Company (including its consolidated subsidiaries).

Under these standards, the Board of Directors has affirmatively determined that each of our non-management director nominees are independent: Shari L. Ballard, Barbara J. Beck, Jeffrey M. Ettinger, Eric M. Green, Arthur J. Higgins, Michael Larson, David W. MacLennan, Tracy B. McKibben, Lionel L. Nowell III, Victoria J. Reich, Suzanne M. Vautrinot and John J. Zillmer.

The Board determined that Christophe Beck is not independent due to his current status as Chairman and Chief Executive Officer and his former status as President and Chief Operating Officer. The Board previously determined that Douglas M. Baker, Jr., who left the Board at the 2022 Annual Meeting, was not independent due to his status as Executive Chairman of the Board and his former status as Chief Executive Officer.

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CORPORATE GOVERNANCE

The Board also determined that each member of the Audit Committee and the Compensation & Human Capital Management Committee meets the heightened independence standards required for such committee members under the applicable NYSE listing and Securities and Exchange Commission (“SEC”) standards.

Board Leadership Structure

Our Board of Directors is led by Christophe Beck, our Chief Executive Officer and a member of the Board of Directors. Mr. Beck was elected Chairman following the 2022 Annual Meeting at which the former Chairman, Mr. Baker, stepped down from the Board following the expiration of his current term.

As stated in our Corporate Governance Principles, the Board believes that it is best not to have a fixed policy on whether the offices of Chairman and Chief Executive Officer are to be held by one person or two. In February 2022, the Board determined that Mr. Beck should lead the Board as Chairman upon Mr. Baker’s retirement as Executive Chairman. The Board appointed Mr. Beck as Chairman in May 2022. In making this determination, the Board considered numerous factors, including the benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer; the significant operating experience and qualifications of Mr. Beck; the importance of deep Ecolab knowledge in exercising business judgment in leading the Board; the size and complexity of our business; the significant business experience and tenure of our directors; and the qualifications and role of our Lead Director. Our Board considers and either confirms or changes its leadership structure every year.

As provided in our Corporate Governance Principles, the independent directors appoint an independent Lead Director when (i) the offices of Chairman and Chief Executive Officer are held by the same person or (ii) when the Chairman is a different person than the Chief Executive Officer, but the Chairman has been determined by the Board of Directors not to be independent. In accordance with our Corporate Governance Principles, the independent directors, after recommendation of the Governance Committee, re-appointed Jeffrey M. Ettinger as Lead Director in May 2022. As detailed in Mr. Ettinger’s biography and qualifications on page 7, Mr. Ettinger has extensive public company board experience. Mr. Ettinger also has considerable knowledge of our business. Specific responsibilities of the Lead Director, as enumerated in our Corporate Governance Principles, include:

•	presiding over meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•	acting as a liaison between the Chairman and the independent directors;
•	reviewing and approving information sent to the Board;
•	reviewing and approving meeting agendas and management participants at meetings for the Board;
•	reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	at the discretion of the Lead Director, calling meetings of the independent directors; and
•	if requested by significant stockholders, ensuring that he or she is available for consultation and direct communication.

The Corporate Governance Principles also provide that, as a guideline, the Lead Director role should rotate every four to six years. As a result, in February 2023, upon recommendation of the Governance Committee, the independent directors elected David W. MacLennan to become Lead Director effective as of the 2023 Annual Meeting contingent on his re-election to the Board. As detailed in his biography and qualifications on page 8, Mr. MacLennan has extensive experience leading large multinational and complex business operations. The Board thanks Mr. Ettinger for his service as Lead Director.

Executive Sessions

The independent directors meet privately at every meeting of the Board and at each Committee of the Board. The independent directors also meet in executive session at other times during Board meetings at the request of any independent director.

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CORPORATE GOVERNANCE

Board Committees

The Board of Directors has five standing Committees: Audit, Compensation & Human Capital Management, Finance, Governance and Safety, Health & Environment. The table below indicates the current members of each Board committee. Note that the Board has elected Mr. MacLennan to serve as the Lead Director, Mr. Ettinger to serve as the Chair of the Compensation & Human Capital Management Committee and Mr. Nowell to serve as Chair of the Audit Committee, effective as of the Annual Meeting contingent on their election.

Audit Committee
Members	Principal Oversight Responsibilities
Victoria J. Reich (Chair) David W. MacLennan Tracy B. McKibben Lionel L. Nowell III Suzanne M. Vautrinot
●
Monitor the quality and integrity of our consolidated financial statements and management’s financial control of operations.
●
Monitor, review and, as applicable, approve the qualifications, independence and performance of the independent accountants.
●
Monitor the role and performance of the internal audit function.
●
Monitor the Company’s compliance with legal and regulatory requirements.
●
Monitor the Company’s cybersecurity program and related risks.

Number of Meetings in 2022: 6	Independence and Financial Expertise

●
The Board of Directors has determined that each member of the Audit Committee is “independent” under applicable NYSE and SEC requirements and is “financially literate” under applicable NYSE requirements.

● Further, the Board has determined that each of Mses. McKibben and Reich and Messrs. MacLennan and Nowell is an “audit committee financial expert” under the SEC’s rules.
Report: The Audit Committee Report begins on page 26 of this Proxy Statement.

Compensation & Human Capital Management Committee
Members	Principal Oversight Responsibilities
John J. Zillmer (Chair) Shari L. Ballard Jeffrey M. Ettinger Eric M. Green Arthur J. Higgins
●
Review and approve or recommend to the Board, as applicable, the establishment, amendment and administration of compensation plans, benefit plans, severance arrangements and long-term incentives for directors and executive officers (including the CEO).
●
Review and approve our overall compensation policy and annual executive salary plan, including CEO compensation.
●
Administer the Director stock option and deferred compensation plans, executive and employee stock incentive plans, stock purchase plans, cash incentive programs and stock retention and ownership guidelines.
●
Review pay equity and wage level information, as well as material employment law matters.

Number of Meetings in 2022: 5	Independence
● The Board of Directors has determined that each member of the Compensation Committee is “independent” under applicable NYSE and SEC rules.
Report: The Compensation & Human Capital Management Committee Report begins on page 40 of this Proxy Statement.

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CORPORATE GOVERNANCE

Governance Committee
Members	Principal Oversight Responsibilities
Barbara J. Beck (Chair) Jeffrey M. Ettinger Eric M. Green David W. MacLennan Victoria J. Reich
●
Lead annual review of Board performance and effectiveness.
●
Review organizational structure and operations of the Board.
●
Review issues related to senior management succession.
●
Lead the annual CEO performance review and evaluation of senior management.
●
Review the Company’s corporate governance documents and related matters (including any necessary modifications to the Corporate Governance Principles).
●
Review and recommend to the Board of Directors director independence determinations and evaluate related party transactions.
●
Oversee political, charitable and foundation contributions as well as efforts to achieve diversity goals.
●
Review director orientation, training and continuing education.

Number of Meetings in 2022: 5	Independence
● The Board of Directors has determined that each member of the Governance Committee is “independent” under applicable NYSE rules.

Finance Committee
Members	Principal Oversight Responsibilities
Michael Larson (Chair) Tracy B. McKibben Lionel L. Nowell III John J. Zillmer
●
Review management’s financial and tax policies and standards.
●
Review and recommend to the Board regarding financing requirements, including the evaluation of management’s proposals concerning funding to meet such requirements.
●
Review and recommend to the Board management’s proposals regarding Share repurchases and dividends.
●
Review capital expenditure budget.
●
Review adequacy of insurance coverage.
●
Review use of derivatives to limit financial risk.
●
Review and recommend to the Board regarding specific acquisition, divestiture and capital expenditure projects from a financial standpoint.
●
Review financial impact of our significant retirement plans.

Number of Meetings in 2022: 6	Independence
● The Board of Directors has determined that each member of the Finance Committee is “independent” under applicable NYSE rules.

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CORPORATE GOVERNANCE

Safety, Health & Environment Committee
Members	Principal Oversight Responsibilities
Suzanne M. Vautrinot (Chair) Shari L. Ballard Barbara J. Beck Christophe Beck Arthur J. Higgins Michael Larson
●
Review safety, health and environmental (“SH&E”) framework and organization, SH&E policies, programs and practices, SH&E risks, SH&E statistics, pending SH&E matters, security risks and industry best practices.
●
Review personal safety policies, programs and practices.
●
Review manufacturing process and safety plans, policies, programs and practices, including our waste management strategies and the number of our sites located in or adjacent to protected areas and/or key biodiversity areas.
●
Review environmental and regulatory trends, issues and concerns which affect or could affect our SH&E practices, including the food safety impact of our products and programs, the human health impact of our products and services and our product safety practices and any material product liability risks.
●
Review compliance with our stated sustainability principles as represented in our sustainability reports, including overall climate risks and progress toward the UN Global Compact Business Ambition for 1.5◦C and actions to implement the recommendations of the Task Force on Climate-related Financial Disclosure or similar bodies.

Number of Meetings in 2022: 4	Independence

●
The Board of Directors has determined that each member of the Safety, Health & Environment Committee is “independent” under applicable NYSE rules except for Mr. Beck, our Chairman and Chief Executive Officer.

Board’s Role in Risk Oversight

Management is responsible for managing the Company’s risk, and the Board and its committees oversee management in this regard, as summarized below:

Board of Directors

Responsible for oversight of overall risks with an emphasis on strategic and operational risks as well as oversight of management’s risk management and risk management procedures. The committees of the Board play a key role in this responsibility based on certain areas of risk that relate to each committee’s area of focus.

Audit Committee	Compensation & Human Capital Management Committee	Finance Committee	Governance Committee	Safety, Health & Environment Committee
Responsible for overseeing risks related to financial matters, especially financial reporting, cybersecurity and internal controls.	Responsible for overseeing risks related to compensation policies and practices, and our human capital management practices.	Responsible for overseeing risks related to our financial management, capital strategies and tax strategies.	Responsible for overseeing risks related to our governance structure, Board composition and director independence and succession.	Responsible for overseeing risks related to safety, health and environmental matters, including our ESG program.
Management Responsible for the day-to-day management of the Company’s risks, including management of the Company’s enterprise risk management program.

The Board of Directors has established various processes and procedures with respect to oversight of risk management and sustainability matters. For example, annually, as a core agenda item of the full Board, management presents to the Board a comprehensive and detailed risk assessment of the Company after following a rigorous enterprise risk review and analysis.

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CORPORATE GOVERNANCE

This review consists of our annual enterprise Assessment of Significant Business Risks, which provides the foundation for assessing the materiality of issues to our business and our stockholders. These comprehensive reviews are conducted using a survey tool designed to identify strategic, operational, financial and compliance-related risks to the company. Risks are documented along with the likelihood and impact of their occurrence. An audit-services vice president manages the process, and the results are presented to the Executive Management team and the Board of Directors.

This process identified key risks as including strategic risk (which relates to the Company properly defining and achieving its high-level goals and mission) and operating risk (which relates to the effective and efficient use of resources and pursuit of opportunities). These risks are regularly monitored and managed by the full Board through the Board’s regular and consistent review of the Company’s operating performance and strategic plan. For example, at each of the Board’s five regularly scheduled meetings throughout the year, management provided the Board presentations on the Company’s various business units as well as the Company’s performance as a whole. The Board addressed significant developments as appropriate, such as significant acquisitions, important market developments and senior management succession. Pursuant to the Board’s established monitoring procedures, Board approval is required for the Company’s annual strategic plan which is reported on by management at each Board meeting. Similarly, significant transactions, such as acquisitions and financings, are brought to the Board for approval.

Information security or cybersecurity has emerged as a strategic and operating risk for many companies. Since 2014, when the Ecolab Cybersecurity program was established, the Company has continuously matured our program to address cybersecurity risks. Senior management provides the Board directly and through the Audit Committee a detailed review on information security matters at least twice a year. Cybersecurity is also considered in the detailed enterprise risk assessment presented to the Board each year. Senior management provides the Audit Committee an in-depth review of cybersecurity matters and risks; the Audit Committee discusses these matters with the Board, offering the Board further opportunity to provide oversight of cybersecurity matters. The Company has entered into, and plans to maintain, an information security risk insurance policy on commercially available terms. The Company is externally audited by a third party against the National Institute of Technology (“NIST”) Cyber Security Framework (“CSF”) and industry standards, including peer benchmarking every two years. The Company also reviews information security standards and controls with its independent external auditor every year and conducts periodic security assessments at key sites with external security consultants. The Company also conducts a robust annual information security training and compliance program for the entire Company, as well as monthly awareness campaigns and testing and business resiliency training and drills with our supply chain and other key functions.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. Our Lead Director has substantial and clearly delineated authority pursuant to our Corporate Governance Principles, independent directors chair the Board committees involved in risk oversight, there is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Commitment to and Leadership on Environmental, Social and Governance Matters

Background

A trusted partner for millions of customers, Ecolab is a global sustainability leader offering water, hygiene and infection prevention solutions and services that protect people and the resources vital to life. Building on a century of innovation, Ecolab has annual sales of $14 billion, employs more than 47,000 associates and operates in more than 170 countries around the world. We deliver comprehensive science-based solutions, data-driven insights and world-class service to advance food safety, maintain clean and safe environments, and optimize water and energy use. Our innovative solutions improve operational efficiencies and sustainability for customers in the food, healthcare, life sciences, hospitality and industrial markets. We are united by our purpose to make the world cleaner, safer and healthier while protecting people and vital resources. Fundamental to our approach is an understanding that real and lasting change is accelerated when economic and environmental benefits align delivering improved performance, operational efficiency and sustainable impact.

Our Approach

In 2021, the Board approved a framework for key ESG risks and opportunities considered to be most relevant to the Company’s long-term sustainability. This framework aligns with the 21 core metrics and disclosures published in September 2020 by the World Economic Forum (“WEF”) in its report entitled, Measuring Stakeholder Capitalism: Towards Common Metrics and Consistent Reporting of Sustainable Value Creation. Our framework aligns with the four themes in the WEF report – People, Planet, Prosperity and Principles of Governance – and responsibility for oversight of the metrics and disclosures included in the framework were assigned to the Board and its Committees through our Principles of Corporate Governance,

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CORPORATE GOVERNANCE

Committee Charters and Core Agendas. Each year, the Board and its Committees reviews our Principles of Corporate Governance, Committee Charters and Core Agendas to confirm compliance and progress with respect to the Company’s public commitments and goals related to the ESG and sustainability in accordance with this framework.

Board Oversight

Our Board actively oversees these efforts primarily via the Safety, Health and Environment (“SH&E”) Committee of the Board, which (as stated in the SH&E Committee Charter) is responsible for reviewing and overseeing the Corporation's SH&E and sustainability policies, programs and practices that affect, or could affect, the Corporation's employees, customers, stockholders, and neighboring communities.

The SH&E Committee’s work is informed by Ecolab’s Corporate Sustainability Team, which monitors the risks and opportunities related to climate change, as well as Ecolab’s overall sustainability performance by collaborating with our global SH&E, supply chain, regulatory, and corporate risk departments. The SH&E Committee receives regular updates on the implementation of and progress against sustainability and climate-related goals and activities from the Senior Vice President and Chief Sustainability Officer who leads the Corporate Sustainability team. For example, as provided in its Charter, the SH&E Committee’s sustainability reviews include: “overall climate-related risks and progress towards the UN Global Compact Business Ambition for 1.5°C; and actions to implement the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”) (or similar bodies), including whether the Corporation has set GHG emissions targets in line with the Business Ambition for 1.5°C and to achieve net-zero emissions before 2050.”

The Board then receives an annual presentation from the SH&E Committee on our progress against our sustainability goals, and implementation of projects and related activities, which includes management of water and climate-related issues, as appropriate. The SH&E Committee discusses these matters with the Board, which consequently contributes to the Board’s oversight of sustainability and climate-related issues. In 2022, the SH&E Committee received updates on Ecolab’s climate-related risk and opportunity assessment, undertaken in alignment with best practices of the TCFD, the results of which are currently being used to develop adaptation and mitigation plans for relevant climate change risks.

Recent Accomplishments

In 2022, management reported to the SH&E Committee regarding Ecolab’s progress towards its climate and water impact goals, including a step towards sourcing the electricity needs for our European sites through a renewable energy partnership with asset management firm Low Carbon, and our progress in improving the water efficiency of operations, reducing wastewater and mitigating water risks. Management also reported to the SH&E Committee regarding Ecolab’s program for monitoring key biodiversity areas.

Corporate Governance Practices

The Company and the Board regularly review and evaluate the Company’s corporate governance practices and policies. Many of these practices are set forth in our Corporate Governance Principles, Committee Charters, Core Agendas, Director Independence Standards and Code of Conduct. These documents are available on our website at www.investor.ecolab.com/corporate-governance.

Board and Committee Evaluations

Our Board continually seeks to improve its performance. A formal evaluation of the Board and its committees is conducted on an annual basis. Each committee’s results are discussed by the respective committee, and the Board reviews the results of the Board and committee evaluations.

Code of Conduct

Ecolab’s Code of Conduct is the foundation of our success. Ecolab is committed to upholding the highest legal and ethical standards, regardless of when and where we conduct business. Our Code of Conduct applies to our Chief Executive Officer, Chief Financial Officer and our Corporate Controller, as well as to our directors and all other employees. Ecolab’s Code of Conduct was updated in January 2023. Employees and directors receive training on the Code of Conduct annually and certify compliance. We will disclose future amendments to and waivers for our Chief Executive Officer, Chief Financial Officer and our Corporate Controller on our website within four business days following the date of any such amendment or waiver.

ECOLAB - 2023 Proxy Statement	17

CORPORATE GOVERNANCE

Political Contributions and Trade Associations Disclosures

The Company maintains a Political Contribution Policy, which is amended from time to time. The Political Contribution Policy, together with other Ecolab policies and procedures, guides Ecolab’s approach to political contributions. Among other things, the Political Contribution Policy provides that a report of contributions will be posted on Ecolab’s website semi-annually and that Ecolab will report annually on its website on its adherences to the Political Contribution Policy and related provisions in the Code of Conduct. The Governance Committee oversees the Political Contribution Policy, including reviewing the policy and a report of corporate political contributions annually. The Political Contribution Policy and current and archived political contributions are available at www.investor.ecolab.com/corporate-governance/political-contribution-reporting.

As of March 2023, the Company also reports on its website on its significant trade association memberships. We join trade associations that we believe will benefit our business and shareholders. A management committee reviews proposed and existing significant trade association memberships at least semi-annually to assess their effectiveness and to determine if continued membership is appropriate. In addition, the Governance Committee oversees significant trade association memberships and annually reviews Ecolab’s policies and practices relating to trade association memberships. More information on Ecolab’s trade association membership is available at www.investor.ecolab.com/corporate-governance/trade-associations.

Communications with Directors

Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.investor.ecolab.com/corporate-governance:

●	to correspond with the Board’s Lead Director, please complete and submit the online “Contact Lead Director” form; or
●	to report potential issues regarding accounting, internal controls and other auditing matters to the Board’s Audit Committee, please complete and submit the online “Contact Audit Committee” form.

In addition to online communications, interested parties may direct correspondence to our Board of Directors, our Board Committees, to all independent directors as a group, or to individual directors at our headquarters address, referenced on page 92.

All substantive communications regarding governance matters or potential accounting, control, compliance or auditing irregularities are promptly relayed or brought to the attention of the Lead Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the online communications received, whether or not our management believes they are substantive.

Stockholder Recommendations for Directors

Stockholders wishing to submit recommendations for director candidates for consideration by the Governance Committee must provide the following information in writing to the attention of the Corporate Secretary by certified or registered mail:

●	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;
●	the name, address, and phone number of the stockholder or group of stockholders making the recommendation; and
●	the number of shares of common stock beneficially owned by the stockholder or group of stockholders making the recommendation, the length of time held, and to the extent any stockholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Governance Committee for the 2024 Annual Meeting, a director candidate recommendation must be received by the Corporate Secretary by January 5, 2024. The Governance Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons.

18	ECOLAB - 2023 Proxy Statement

CORPORATE GOVERNANCE

Director Attendance

There were five meetings of the Board of Directors during the year ended December 31, 2022. Overall attendance by all directors at meetings held by the Board and all Committees on which they served was over 98%. Each director attended 100% of the Board meetings and at least 91% of meetings held by the Board and all Committees on which he or she served. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All of the directors who continued to serve following the meeting attended last year’s Annual Meeting.

Compensation & Human Capital Management Committee Interlocks and Insider Participation

The Compensation & Human Capital Management Committee is comprised of five non-employee, independent directors: Ms. Vautrinot and Messrs. Ettinger, Green, Higgins and Zillmer (Chair). No member of the Compensation & Human Capital Management Committee is or was formerly an officer or an employee of the Company or had any related person transaction required to be disclosed in which the Company was a participant during the last fiscal year. In addition, no executive officer of the Company serves on the Compensation & Human Capital Management Committee or board of directors of a company for which any of the Company’s directors serves as an executive officer.

Related Person Transactions

The Governance Committee of the Board of Directors is responsible for reviewing, approving or ratifying transactions and proposed transactions in excess of $120,000 with the Company’s executive officers or directors, including their immediate family members, or any greater than 5% stockholder known to us. Our practices and procedures for identifying transactions with related persons are located in the charter of the Governance Committee. The Governance Committee considers the related person’s relationship to the Company and interest in the transaction; the material facts of the transaction, including the proposed aggregate value of such transaction; the benefits to the Company of the proposed related-person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees; and such other factors and information as the Governance Committee may deem appropriate. The Governance Committee determined that there were no such transactions with related persons since the beginning of 2022, nor any currently anticipated transactions.

ECOLAB - 2023 Proxy Statement	19

DIRECTOR COMPENSATION FOR 2022

DIRECTOR COMPENSATION FOR 2022

Director Compensation Table

The following table summarizes the compensation that our non-employee directors received during 2022.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
Shari L. Ballard	123,462	125,000	55,512	303,974
Barbara J. Beck	140,000	125,000	55,512	320,512
Jeffrey M. Ettinger	161,923	125,000	55,512	342,435
Eric M. Green(4)	7,826	8,152	-	15,978
Arthur J. Higgins	120,000	125,000	55,512	300,512
Michael Larson	140,000	125,000	55,512	320,512
David W. MacLennan	130,000	125,000	55,512	310,512
Tracy B. McKibben	130,000	125,000	55,512	310,512
Lionel L. Nowell III	130,000	125,000	55,512	310,512
Victoria J. Reich	145,000	125,000	55,512	325,512
Suzanne M. Vautrinot	139,615	125,000	55,512	320,127
John J. Zillmer	140,000	125,000	55,512	320,512
(1)	Represents annual retainer of $120,000 (or a pro rata portion thereof) earned during 2022, plus additional fees paid to the Lead Director, the respective Chairs of Board Committees and the members of the Audit Committee; includes retainer and fees, if any, deferred at the election of directors pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the “2001 Plan”). The features of the 2001 Plan are described in the Summary below. The dollar amount of retainer and fees deferred by applicable directors during 2022 is as follows: Ms. Ballard, $123,462; Ms. Beck, $140,000; and Mr. Higgins, $120,000.
(2)	Represents the crediting by the Company of $125,000 (or a pro rata portion thereof) to a deferred stock unit account under the 2001 Plan during 2022, which also represents the full grant date fair value of each stock unit award under FASB ASC Topic 718. The features of the deferred stock unit account are described under the Summary below. The aggregate number of stock units held by each non-employee director is set forth under footnote (3) to the “Executive Officers and Directors” table in the Security Ownership section on page 24.
(3)	Represents the full grant date fair value of each option award, computed in accordance with FASB ASC Topic 718. The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant to directors. Director stock options granted in May 2022 to directors have a ten-year contractual exercise term and vest 25% at the end of each three-month period following the date of grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield
05/05/2022	3.02%	6.07 years	22.25%	1.21%

As of December 31, 2022, the aggregate number of stock options held by each director named in the table above is as follows: Ms. Ballard, 5,772; Ms. Beck, 9,055; Mr. Ettinger, 13,555; Mr. Green, 0; Mr. Higgins, 15,955; Mr. Larson, 19,155; Mr. MacLennan, 12,355; Ms. McKibben, 13,955; Mr. Nowell, 5,772; Ms. Reich, 13,555; Ms. Vautrinot, 16,455; and Mr. Zillmer, 19,155.

(4)	Mr. Green was appointed to the Board effective December 8, 2022 and received a pro-rated portion of compensation for 2022.

20	ECOLAB - 2023 Proxy Statement

DIRECTOR COMPENSATION FOR 2022

Summary

During 2022, members of the Board of Directors who are not employees of the Company were entitled to receive base annual compensation valued at $300,000 as follows:

●	An annual retainer of $120,000;
●	$125,000 annually in the form of stock units (which are described below); and
●	Stock options having a grant date fair value of approximately $55,000.

We also paid the following supplemental retainers to the Lead Director, committee chairs and members of the Audit Committee:

Director Role	Amount ($)
Lead Director	35,000
Audit Committee Chair	25,000
Compensation & Human Capital Management Committee Chair	20,000
Finance Committee Chair	20,000
Governance Committee Chair	20,000
Safety, Health & Environment Committee Chair	20,000
Audit Committee Member	10,000

The base annual compensation of $300,000 per year, excluding committee retainers, is within the median range of our competitive market, as is the total equity compensation of $180,000 comprising a portion of such base. For director compensation, we define our competitive market as a group of 21 comparison companies for compensation benchmarking and the median range as within 10% of the median for total annual director compensation. The companies comprising our comparison group are the same as the executive compensation comparison group and are set forth under the heading “Compensation Benchmarking” found under the Compensation Discussion and Analysis of this Proxy Statement at page 49.

All reasonable travel and other expenses incurred by directors on behalf of Ecolab were reimbursed.

The features of the 2001 Plan are as follows:

●	Non-employee directors may elect to defer some, or all, of the cash portion of their annual retainer and additional fees in a cash account or a deferred stock unit account until cessation of Board service. Amounts deferred in the cash account earn interest at market rates and amounts deferred in the stock unit account are credited with dividend equivalents. Upon cessation of Board service, deferred amounts are paid in a lump sum or in equal installments over a maximum of ten years as elected by the director, with payments from the interest-bearing account made in cash and payments from the stock unit account made in shares of our Common Stock.
●	Director stock option grants are made on the date of the Annual Meeting of Stockholders and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes same-day stock volatility. Director stock options vest 25% at the end of each three-month period following the grant date and will terminate 10 years after the grant date. If a non-employee director ceases to serve as a director of the Company for any reason, then each of his or her stock options will, to the extent it was already exercisable, remain exercisable for the shorter of the remaining term of the stock option or five years after the date service as a director ceased. The stock options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit. We do not have a program, plan or practice to time stock option grants to directors in coordination with the release of material non-public information.
●	The 2001 Plan is the only plan or arrangement under which share-based compensation is provided to our non-employee directors.
●	The aggregate grant date fair value of 2001 Plan awards denominated in shares that may be made to any non-employee director of the Company during any calendar year may not exceed $800,000, excluding such awards made at the election of a director to defer the receipt of cash compensation otherwise payable for services as a director.

ECOLAB - 2023 Proxy Statement	21

DIRECTOR COMPENSATION FOR 2022

Stock Retention and Ownership Guidelines

We have in place stock retention and ownership guidelines to encourage our directors to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that our directors own Company stock with a market value of at least five times the annual retainer. Until the stock ownership guideline is met, the director is expected to retain 100% of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by a director or his or her immediate family members residing in the same household and deferred stock units in the director’s deferral plan count towards meeting the guidelines. Our directors may not pledge shares or enter into any risk hedging arrangements with respect to Company stock. Our directors are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% of all after-tax profit shares from any stock option exercises.

22	ECOLAB - 2023 Proxy Statement

SECURITY OWNERSHIP

SECURITY OWNERSHIP

Certain Beneficial Owners

The following table sets forth information as to each person or entity that has reported to the Securities and Exchange Commission (“SEC”) or has advised us that they are a “beneficial owner,” as defined by the SEC’s rules and regulations, of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
William H. Gates III	36,403,598	(2)	12.79%
2365 Carillon Point
Kirkland, WA 98033
The Vanguard Group	22,344,965	(3)	7.85%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.	21,235,449	(4)	7.46%
55 East 52nd Street
New York, NY 10055
(1)	The percent of class is based on the number of voting shares outstanding as of March 7, 2023.
(2)	This information is based on Amendment No. 7 to the Schedule 13D filed jointly with the SEC on August 22, 2022 by Cascade Investment, L.L.C., which we refer to as Cascade, William H. Gates III, whom we refer to as Mr. Gates, and the Bill and Melinda Gates Foundation Trust, which we refer to as the Trust, the most recent Form 4 relating to Mr. Gates filed with the SEC on August 23, 2022, and the most recent Form 13F relating to the Trust filed with the SEC on February 14, 2023. According to these filings, Mr. Gates has sole power to vote or direct the vote, and to dispose or to direct the disposition, of 31,185,554 shares of Ecolab Common Stock beneficially owned by Cascade, as the sole member of such entity. Additionally, Mr. Gates shares the power to vote or direct the vote, and to dispose or to direct the disposition of, 5,218,044 shares of Ecolab Common Stock beneficially owned by the Trust.
(3)	This information is based on Amendment No. 10 to the Schedule 13G filed on February 9, 2023 by The Vanguard Group, Inc., which we refer to as Vanguard. Vanguard reports that, as of December 31, 2022, they have sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 355,595 shares, sole power to dispose or to direct the disposition of 21,342,174 shares and shared power to dispose or direct the disposition of 1,002,791 shares of Ecolab Common Stock.
(4)	This information is based on Amendment No. 8 to the Schedule 13G filed on January 31, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock reports that, as of December 31, 2022, they have sole power to vote or direct the vote of 18,714,757 shares, shared power to vote or direct the vote of 0 shares, sole power to dispose or to direct the disposition of 21,235,449 shares and shared power to dispose or direct the disposition of 0 shares of Ecolab Common Stock.

ECOLAB - 2023 Proxy Statement	23

SECURITY OWNERSHIP

Executive Officers and Directors

In general, “beneficial ownership” includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying stock units that may be acquired within 60 days. On March 7, 2023, our current executive officers and directors beneficially owned, in the aggregate, 1,147,467 shares of Common Stock constituting approximately 0.04% of our shares outstanding. As required by SEC disclosure rules, “shares outstanding” for this purpose includes options exercisable within 60 days and stock underlying stock units that may be acquired within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers
Christophe Beck (Chairman and Chief Executive Officer)	339,542	(1)(2)	*
Scott D. Kirkland (Chief Financial Officer)	37,738	(1)(2)	*
Lanesha T. Minnix	0	(1)(2)	*
Laurie M. Marsh	77,617	(1)(2)	*
Darrell R. Brown	108,439	(1)(2)	*
Directors
Shari L. Ballard	11,094	(2)(3)	*
Barbara J. Beck	39,634	(2)(3)	*
Jeffrey M. Ettinger	33,400	(2)(3)	*
Eric M. Green	56	(2)(3)	*
Arthur J. Higgins	39,478	(2)(3)	*
Michael Larson	30,497	(2)(3)(4)	* (4)
David W. MacLennan	29,893	(2)(3)(5)	*
Tracy B. McKibben	21,386	(2)(3)	*
Lionel L. Nowell III	10,295	(2)(3)	*
Victoria J. Reich	36,181	(2)(3)	*
Suzanne M. Vautrinot	23,165	(2)(3)	*
John J. Zillmer	58,901	(2)(3)	*
Directors and Executive Officers as a Group (24 persons)	1,147,467	(4)(5)	0.04% (4)(5)

*  Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)	Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Beck, 2,694; Mr. Kirkland, 2,688; Ms. Minnix, 0; Ms. Marsh, 0; and Mr. Brown, 0.
(2)	Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 7, 2023 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company: Mr. Beck, 275,185; Mr. Kirkland, 30,930; Ms. Marsh, 59,967; Ms. Minnix, 0; and Mr. Brown, 85,355; Ms. Ballard, 5,772; Ms. Beck, 9,055; Mr. Ettinger, 13,555; Mr. Green, 0; Mr. Higgins, 15,955; Mr. Larson, 19,155; Mr. MacLennan, 12,355; Ms. McKibben, 13,955; Mr. Nowell, 5,772; Ms. Reich, 13,555; Ms. Vautrinot, 16,455; and Mr. Zillmer, 15,955.
(3)	Includes the following interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan: Ms. Ballard, 5,322; Ms. Beck, 30,579; Mr. Ettinger, 8,455; Mr. Green, 56; Mr. Higgins, 23,523; Mr. Larson, 8,420; Mr. MacLennan, 5,221; Ms. McKibben, 5,956; Mr. Nowell, 4,523; Ms. Reich, 21,626; Ms. Vautrinot, 6,710; and Mr. Zillmer, 13,781. The stock units are Common Stock equivalents which may not be voted or transferred. They are included in the table because in certain circumstances they will be paid in the form of Common Stock within 60 days after a director leaves the Board.
(4)	Mr. Larson is the Business Manager of Cascade Investment, L.L.C. (“Cascade”), an entity owned by William H. Gates III, and the chief investment officer for Mr. Gates. As the Business Manager of Cascade, Mr. Larson may be deemed to have shared voting and investment power with respect to 31,185,554 shares of Ecolab Common Stock held by Cascade, and as the chief investment officer for Mr. Gates, he may be deemed to have voting and investment power with respect to 5,218,044 shares of Ecolab Common Stock held by the Bill & Melinda Gates Foundation Trust (the “Trust”). Mr. Larson disclaims beneficial ownership of any shares held by Cascade or the Trust.
(5)	Beneficial ownership includes 4,209 shares of Mr. MacLennan held in trusts over which Mr. MacLennan or an immediate family member have voting authority and/or power of disposition; 7,959 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports; and 928,625 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 7, 2023, including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

24	ECOLAB - 2023 Proxy Statement

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The Audit Committee assesses the independent auditor annually, and considers many factors, including the firm’s independence and process for monitoring and maintaining its independence, the capabilities of the firm’s personnel and key members of the engagement team, how well the firm meets agreed objectives for the audit, the firm’s responsiveness, the firm’s objectivity, their knowledge of our business, their status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (“PCAOB”) as required by the Sarbanes-Oxley Act of 2002 and the Rules of the PCAOB, the reasonableness of the fees for the engagement, and the quality and frequency of communication with the Company and the Audit Committee. The Audit Committee requires the lead engagement partner to rotate periodically, and no less frequently than every five years, to support their independence.

After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (“PwC”), which has served as this Company’s independent auditor since 1970, the Audit Committee appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023, and to perform other appropriate services. The Audit Committee considered a number of factors in determining whether to re-engage PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023, including the firm’s professional qualifications and resources, the firm’s past performance, the firm’s capabilities in handling the breadth and complexity of our business, the length of time the firm has served in this role and the potential impact of changing independent auditors which may include loss of efficiencies.

Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2022, the aggregate fees and expenses of which are reported at page 27.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2023.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required, the Board believes it is a matter of good governance to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PwC.

ECOLAB - 2023 Proxy Statement	25

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee is comprised of the members listed below, each of whom the Board has determined to be independent under the NYSE listing standards, SEC rules, and our Corporate Governance Principles, and each of whom is financially literate as defined under NYSE listing standards. The Board has determined that Mses. McKibben and Reich and Messrs. MacLennan and Nowell each qualify as audit committee financial experts as defined by SEC rules. The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading “Board Committees – Audit Committee” at page 13 hereof. The Audit Committee’s Charter recognizes that it is the responsibility of management to prepare the Company’s financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and that it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee’s responsibilities include overseeing the work of the participants in the financial reporting and control process. The Audit Committee meets periodically with management, including with the Company employee primarily responsible for preparing financial statements, the employee primarily responsible for internal audit activities, the Company’s Chief Compliance Officer, and also meets periodically with the Company’s registered public accounting firm, PwC.

The Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2022, and for the year then ended (the “Financial Statements”) with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PwC (our independent registered public accounting firm), including the matters required to be discussed by the applicable requirements of the PCAOB and SEC and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC their independence. The Committee has also considered and determined that PwC’s provision of non-audit services as described below under the heading “Audit Fees” do not compromise PwC’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Dated: February 23, 2023	David W. MacLennan	Lionel L. Nowell III
	Tracy B. McKibben	Victoria J. Reich, Chair
Suzanne M. Vautrinot

26	ECOLAB - 2023 Proxy Statement

AUDIT FEES

AUDIT FEES

The following table presents fees for professional services rendered by PwC for the years ended December 31, 2022 and 2021.

Fee Category	2022 $	2021 $
Audit Fees(1)	11,851,700	12,801,000
Audit-related Fees(2)	136,300	202,000
Tax Fees(3)	3,327,000	5,432,000
All Other Fees(4)	3,200	5,000
(1)	Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company’s internal controls as specified in Section 404 of Sarbanes-Oxley Act); (iii) statutory audits (statutory audits or financial audits for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters); (v) incremental audit procedures related to acquisitions or other transactions; and (vi) consultations on accounting and disclosure matters.
(2)	Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory matters); (ii) attest services; and (iii) employee benefit plan audits (financial statement audits of pension and other employee benefit plans).
(3)	Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax advice (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings), and compliance (preparation and/or review of tax returns including sales and use tax, excise tax, income tax, and property tax; consultation regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the Company); (ii) international non-U.S. tax compliance (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company), and international non-U.S. tax advice (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); and (iii) transfer pricing (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions).
(4)	This category includes fees for technical accounting publications and subscriptions.

All of the professional services provided by PwC in 2022 and 2021 were approved or pre-approved in accordance with policies and procedures of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policies and procedures, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policies and procedures specify that:

●	annual pre-approval of the audit engagement (including internal control attestation) is required;
●	the independent auditor may not provide prohibited services;
●	annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;
●	management and the independent auditors report to the Committee on all non-audit service projects and related fees;
●	all services and fees are reviewed annually; and
●	the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; and (iv) tax planning services, provided that such services are limited to projects having “known or accepted” outcomes.

ECOLAB - 2023 Proxy Statement	27

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. STOCK 2023 STOCK INCENTIVE PLAN

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2023 STOCK INCENTIVE PLAN

Introduction — On February 24, 2023, following the recommendation of the Compensation & Human Capital Management Committee, the Board of Directors adopted the Ecolab Inc. 2023 Stock Incentive Plan (the “2023 Plan”), subject to stockholder approval. Upon approval of the 2023 Plan by our stockholders, no further awards will be made under our existing equity incentive plan, the Ecolab Inc. 2010 Stock Incentive Plan, as amended and restated (the “2010 Plan”).

The 2023 Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’s economic objectives.

Sizing the 2023 Plan’s Share Authorization — In determining the share authorization for the 2023 Plan, the Board and the Compensation & Human Capital Management Committee carefully considered the Company’s anticipated future equity needs, historical equity compensation practices, including run rate (set forth below), current and proposed equity dilution from equity plans (set forth below), and the advice of the Compensation & Human Capital Management Committee’s independent compensation consultant. The Board and the Compensation & Human Capital Management Committee determined that it would be in the Company’s best interests to seek stockholder approval of a share authorization that is likely to last at least five years assuming that future equity awards would be consistent with our historical grant practices (assuming stock price and employees and executives remain stable and no significant hirings or promotions are necessary). Consequently, the Board and the Compensation & Human Capital Management Committee determined that a share authorization of 20,000,000 shares (less grants made between December 31, 2022 and the effective date of the 2023 Plan, and subject to adjustment as described below) would enable the Company to accomplish this objective. The proposed share pool is the sum of the 5,038,043 shares remaining available for grant under the 2010 Plan as of December 31, 2022 and 14,961,957 new shares.

Burn Rate; Dilution

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2022, 2021, and 2020:

Fiscal Year	2022	2021	2020
Total number of shares of common stock subject to stock options granted	1,228,673	812,853	931,750
Total number of shares of common stock subject to RSUs and RSAs granted	253,295	130,807	62,693
Total number of shares of common stock subject to performance-based RSUs earned	232,210	271,371	333,676
Weighted-average number of shares of common stock outstanding	284,450,340	286,300,000	287,000,000
Burn Rate(1)	0.60%	0.42%	0.46%
(1)	Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

Overhang

The 2010 Plan, and the Company’s 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the “Director Plan”), are the only equity-based plans under which we can currently grant equity awards. The following table sets forth certain information about the plans, in the aggregate (unless otherwise stated), as of December 31, 2022:

As of December 31, 2022
Total number of shares of common stock subject to outstanding stock options	7,031,103
Weighted-average exercise price of outstanding stock options	$160.45
Weighted-average remaining term of outstanding stock options	6.4 years
Total number of shares of common stock subject to outstanding full value awards	1,419,254
Total number of shares of common stock available for grant under the 2010 Plan	5,038,043
Total number of shares of common stock available for grant under the Director Plan	437,860
Total number of shares of common stock outstanding	284,450,340
Per-share closing price of common stock as reported on New York Stock Exchange	$145.56
Full Dilution (1)	4.67%
(1)	Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

28	ECOLAB - 2023 Proxy Statement

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2023 STOCK INCENTIVE PLAN

If stockholders approve the 2023 Plan, there will be 20,000,000 shares authorized for future grant (subject to adjustments as described herein). Grants of stock-based awards other than options or SARs will count against the authorization as 2.5 shares for every 1 share granted. The authorization will also be reduced by the number of shares granted under the 2010 Plan between December 31, 2022, and the date of stockholder approval of the 2023 Plan.

Key Highlights of the 2023 Plan

Award Types	Incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards.
Effective Date	May 4, 2023 (subject to stockholder approval at the 2023 annual meeting of stockholders).
Plan Term	Ten years (subject to earlier termination by the Board)
Eligibility

All employees, consultants, advisors and independent contractors, as well as all non-employee directors of the Company, will be eligible to receive awards under the 2023 Plan, and the Compensation & Human Capital Management Committee will select recipients for awards under the 2023 Plan from among such eligible individuals.

Estimated Number of Eligible Participants

As of March 7, 2023, approximately 47,000 employees, including our 12 executive officers and 12 non-employee directors. The Eligible Participants under the 2023 Plan include consultants, advisors and independent contractors. In practice, the Company does not grant awards to its non-employee consultants, advisors or independent contractors, and grants equity incentive awards to non-employee directors under the Director Plan and not under other plans.

Compensation Best Practices Incorporated in the 2023 Plan — The 2023 Plan incorporates a range of compensation best practices, including the following key features of the 2023 Plan:

●	Limit on Non-Employee Director Awards. The maximum number of shares subject to awards granted under the 2023 Plan during each calendar year to any one non-employee director, taken together with any awards granted under the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan and any cash fees paid or shares otherwise granted by the Company to such non-employee director during such calendar year for service as a non-employee director, will not exceed $900,000 in value.
●	No Repricing or Replacement of Underwater Options or Stock Appreciation Rights. The 2023 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares.
●	No In-the-Money Option or Stock Appreciation Right Grants. The 2023 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our Common Stock on the date of grant (except in the limited case of “substitute awards” as described below).
●	Double Trigger Vesting/Payment Following a Change in Control; No Automatic Single Trigger. The 2023 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a change in control, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily (other than for “cause”) or for “good reason” within two years of the change in control. There is no automatic single trigger vesting and no excise tax gross-ups.
●	No Liberal Change in Control Definition. The 2023 Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).
●	Prohibition on Liberal Recycling for Appreciation Awards. Shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation or to pay an exercise price with respect to any option or SAR do not become available for issuance as future awards under the 2023 Plan.
●	Awards subject to forfeiture/clawback. Awards granted under the 2023 Plan are subject to the Company’s Policy on Reimbursement of Incentive Payments, as may be amended from time to time, and any other future clawback policy that may be approved by the Company.
●	Dividends and Dividend Equivalents Subject to Vesting Conditions. Dividends and dividend equivalents payable with respect to unvested awards will be subject to the same restrictions and risks of forfeiture as the underlying award.
●	Independent Administration. The Compensation & Human Capital Management Committee of our Board, which consists of only independent directors, will have overall administrative authority over the 2023 Plan if it is approved by stockholders, and only the Committee may make awards to executive officers and directors.

ECOLAB - 2023 Proxy Statement	29

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. STOCK 2023 STOCK INCENTIVE PLAN

●	No Evergreen Provision. The 2023 Plan does not include an evergreen provision, which would automatically add shares to the share authorization each year.
●	Transfer Restrictions. The 2023 Plan contains robust transfer restrictions.
●	Material Amendments Require Stockholder Approval. No amendment to the 2023 Plan may be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule. Currently, the New York Stock Exchange would require stockholder approval of amendments to: (i) materially increase in the number of shares available under the plan; (ii) expand the types of awards under the plan; (iii) materially expand the class of employees, directors or other service providers eligible to receive awards under the plan; (iv) materially change the method of determining the exercise price of stock options under the plan; and (v) delete or limit any provision prohibiting the repricing of stock options.

Description of the 2023 Plan

The major features of the 2023 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2023 Plan, which is attached to this proxy statement as Appendix A.

Share Authorization — Subject to adjustments as described below, and in the event of typical equitable adjustments also as described below and in the plan, the 2023 Plan authorizes the issuance of 20,000,000 shares of our Common Stock, less one (1) share of Common Stock for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2022 and prior to the effective date of the 2023 Plan under the 2010 Plan and 2.5 shares of Common Stock for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 31, 2022 and prior to the effective date of the 2023 Plan under the 2010 Plan. Any shares of Common Stock that are subject to options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to awards other than options or stock appreciation rights shall be counted against this limit as 2.5 shares for every one (1) share granted. After the effective date of the 2023 Plan, no awards may be granted under the 2010 Plan.

Under the terms of the 2023 Plan, the pool of shares available for issuance may be used for all types of awards available under the 2023 Plan, which include stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards, as described in more detail below.

Eligible Participants — All employees, consultants, advisors and independent contractors of the Company or any subsidiary, as well as all non-employee directors of the Company, will be eligible to receive awards under the 2023 Plan. An individual who receives an award under the 2023 Plan is referred to as a “Participant.” Although not necessarily indicative of future grants under the 2023 Plan, approximately 1,700 of 47,000 eligible recipients have been granted awards under the predecessor 2010 Plan.

Limitations on Awards — Under the terms of the 2023 Plan, no more than 20,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options.

All of the foregoing share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. The shares of Common Stock covered by the 2023 Plan may be treasury shares or authorized but unissued shares.

Any shares of Common Stock subject to an award under the 2023 Plan, or to an award under the 2010 Plan that is outstanding as of December 31, 2022, that expires, is forfeited or terminated or is settled or paid in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the 2010 Plan. Shares tendered or withheld to cover tax withholding obligations related to an award other than an option or stock appreciation right (or after December 31, 2022, with respect to an award other than an option or stock appreciation right granted under the Prior Plan), will be again available for the grant of awards under the 2023 Plan. Each share that again becomes available for issuance will be added back as (i) one share if the share was subject to an option or stock appreciation right granted under either the 2023 Plan or the 2010 Plan, or (ii) as 2.5 shares if the share was subject to an award other than an option or stock appreciation right granted under the 2023 Plan or the 2010 Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any option or stock appreciation right, any shares repurchased by the Company using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

Awards granted under the 2023 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by or combined with the Company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of Common Stock authorized for issuance under the 2023 Plan. Additionally, if a company acquired by or combined with the Company or any of its subsidiaries has shares available under a pre-existing plan

30	ECOLAB - 2023 Proxy Statement

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2023 STOCK INCENTIVE PLAN

approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2023 Plan and will not reduce the shares authorized for issuance under the 2023 Plan, but only if the awards are made to individuals who were not employed by or providing services to the Company or any of its subsidiaries immediately prior to such acquisition or combination.

Share Adjustment Provisions — If certain transactions with the Company’s stockholders occur that cause the per share value of the Common Stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2023 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) exercise price of outstanding options and stock appreciation rights. Other types of transactions may also affect the Common Stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2023 Plan, the Committee will make such adjustments as it may deem equitable.

Administration — The Compensation & Human Capital Management Committee will serve as the administrator of the 2023 Plan, however, the 2023 Plan may also be administered by the Board or by a committee of the Board consisting of not less than two members, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent” as required by the listing standards of the New York Stock Exchange. The term “Committee,” as used in this summary, means the Compensation & Human Capital Management Committee, the Board, any other committee of the Board and any officer or officers granted administrative authority under the 2023 Plan, to the extent each such entity or person is acting within the scope of such person’s or entity’s administrative jurisdiction under the 2023 Plan. To the extent consistent with applicable law and except with respect to Participants who are directors or executive officers, the Committee may delegate its duties, power and authority under the 2023 Plan to any of its members, to officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Committee has the authority to determine all provisions of awards under the 2023 Plan consistent with its terms, to establish, amend or rescind rules to administer the 2023 Plan, to interpret the 2023 Plan and any related award agreement, and to pay the intrinsic value of any award in the form of cash, Common Stock or any combination of both. The Committee may also amend or modify the terms of outstanding awards to the extent permitted under the 2023 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a Participant who would be adversely affected by such an amendment must consent to it. Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2023 Plan also prohibits the Committee from seeking to effect, without prior approval of the Company’s stockholders, any re-pricing of any outstanding “underwater” option or stock appreciation right by:

●	amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price;
●	canceling the underwater option or stock appreciation right and granting in exchange replacement options or stock appreciation rights having a lower exercise price, or other forms of awards under the 2023 Plan; or
●	repurchasing the underwater option or stock appreciation right for cash.

For purposes of the 2023 Plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of the Common Stock is less than the exercise price of the option or stock appreciation right.

Subject to certain limits in the 2023 Plan, the Committee may also establish subplans or amend the terms of the 2023 Plan or awards with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, otherwise protect the Company’s or subsidiary’s interests, meet objectives of the 2023 Plan, or qualify for preferred tax treatment under foreign tax laws.

Types of Awards — The 2023 Plan allows the Company to award eligible recipients stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards. These types of awards are described in more detail below.

Options. Employees of the Company or any subsidiary may be awarded options to purchase Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase Common Stock that do not qualify as incentive stock options, referred to as “non-statutory options.” The exercise price to be paid by a Participant at the time an option is exercised may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, unless the option is granted as a substitute award as described above. Unless the Committee specifies otherwise, “fair market value” under the 2023 Plan means the average of the reported high and low sale prices of the Common Stock during the regular daily trading session on the New York Stock Exchange as of a specified date. As of March 7, 2023, the fair market value of a share of Common Stock on the New York Stock Exchange was $159.42.

ECOLAB - 2023 Proxy Statement	31

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. STOCK 2023 STOCK INCENTIVE PLAN

The total purchase price of the shares to be purchased upon exercise of an option will be paid in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the Participant enough money to pay the exercise price and to pay such amount to the Company), (ii) by delivery to the Company (or attestation as to ownership) of shares of Common Stock already owned by the Participant, (iii) by a “net exercise” of the option in which the number of shares of Common Stock issued upon the exercise is reduced by the largest number of whole shares having a fair market value on the exercise date that does not exceed the aggregate exercise price for the shares exercised, or (iv) by a combination of such methods. Any shares of Common Stock delivered or covered by an attestation will be valued at their fair market value on the exercise date.

Options will vest and become exercisable at such time and in such installments as may be determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an Option, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other business unit of the Company) satisfy specified performance criteria. An Option may not become exercisable, nor remain exercisable after 10 years from its date of grant.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the fair market value of a specified number of shares of Common Stock on the date of exercise and the specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, consistent with the other provisions of the 2023 Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of stock appreciation rights will be made to a Participant or to consent to or disapprove the election by a Participant of the form of such payment.

The exercise price per share of a stock appreciation right will be determined by the Committee at the date of grant but may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, unless the stock appreciation right is granted as a substitute award as described earlier or, under certain circumstances, as part of a “tandem” grant described below. A stock appreciation right will vest and become exercisable at such time and in such installments as may be determined by the Committee, but no stock appreciation right may be exercisable after 10 years from its date of grant.

Stock appreciation rights may be granted in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. A stock appreciation right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine) and shall be subject to the same terms and conditions as the option, including the same exercise price. Upon the exercise of a stock appreciation right or option granted in tandem with each other, the exercise of one will result in the automatic cancellation of the other to the extent of the number of shares subject to the exercise.

Restricted Stock Awards. A restricted stock award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the Participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified performance criteria.

Any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of specified performance criteria or other objectives. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2023 Plan, as may be determined by the Committee.

Performance Awards. A performance award represents the right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of specified performance criteria or other objectives during a specified period. Performance awards will be subject to such terms and conditions, consistent with the other provisions of the 2023 Plan, as may be determined by the Committee.

Fair Market Value — Fair market value under the 2023 Plan may be determined in accordance with a valuation methodology approved by the Committee in good faith and in accordance with applicable laws. If the Committee has not specified otherwise, fair market value with respect to Common Stock, as of any date, shall mean the average of the reported high and low sale prices of the Common Stock during the regular daily trading session, as reported on the New York Stock Exchange.

32	ECOLAB - 2023 Proxy Statement

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2023 STOCK INCENTIVE PLAN

Term and Amendment of the 2023 Plan — Unless terminated earlier, the 2023 Plan will terminate at midnight on the tenth anniversary of its approval by the Company’s stockholders. Awards outstanding under the 2023 Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the 2023 Plan or any portion of it at any time. In addition to the Committee’s authority to amend the 2023 Plan with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the 2023 Plan from time to time, but no amendments to the 2023 Plan will be effective without stockholder approval if it is required under Section 422 of the Code or under the rules of the New York Stock Exchange, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2023 Plan will not adversely affect any outstanding award without the consent of the affected Participant, except for (i) adjustments in the event of changes in capitalization or a change in control of the Company, (ii) changes in accounting rules, tax laws or other laws or provisions affecting the Company’s financial results, (iii) uninsured catastrophic losses or other material, infrequent events outside the normal course of business appearing in the Company’s annual report to stockholders for the applicable year, or (iv) amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards — In general, no right or interest in any award under the 2023 Plan may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a Participant’s request, the Committee may permit a Participant to transfer all or a portion of a non-statutory stock option or stock appreciation right, other than for value, to certain of the Participant’s family members or related family trusts, foundations or partnerships. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the Participant.

Performance-Based Awards — The vesting of awards granted under the 2023 Plan may be subject to the attainment of one or more of the following criteria and may include any of the following as the Committee may determine: net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital; strategic plan development and implementation; and any other metric as may be determined by the Committee.

The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria. The Committee will, in its sole discretion, define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, which may include adjustments to such criteria as otherwise defined under U.S. Generally Accepted Accounting Principles or other adjustments or exclusions as the Committee determines.

Change in Control of the Company — If a change in control of the Company occurs, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change in control, and if within two years after the change in control a Participant’s employment or other service is terminated without cause or is terminated by the Participant for good reason, then (i) each of the Participant’s outstanding options and stock appreciation rights will become exercisable in full and remain exercisable for the remaining term of the award, (ii) each of the Participant’s unvested restricted stock awards, stock unit awards and performance awards will fully vest, and (iii) any performance goals applicable to the Participant’s restricted stock awards, stock unit awards and performance awards will be deemed to have been satisfied at the target level of performance. If any outstanding award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change in control unless and to the extent the Committee elects to terminate such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such change in control (which may be the fair market value of the consideration to be received in the change of control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is not excess, such award may be terminated without payment).

ECOLAB - 2023 Proxy Statement	33

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. STOCK 2023 STOCK INCENTIVE PLAN

For purposes of the 2023 Plan, the following terms have the meanings indicated:

●	A “change in control” of the Company generally occurs if (i) a person or group acquires 25% or more of the Company’s outstanding voting power; (ii) during any 24 consecutive month period, certain changes occur in the composition of a majority of the Board of Directors; (iii) the Company is involved in a merger or consolidation (unless the Company’s voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction); (iv) a plan of complete liquidation or dissolution of the Company is consummated; or (v) the Company sells all or substantially all of its assets (other than to an entity more than 50% of the voting power of which is owned by stockholders of the Company immediately prior to the sale transaction).
●	“Cause” for termination generally refers to (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary; (ii) any unlawful or criminal activity of a serious nature; (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties; (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary; or (v) substantial failure to perform duties after notice to the Participant and reasonable opportunity to cure.
●	“Good reason” for termination generally refers to (i) a failure to furnish the Participant with compensation and benefits that are substantially equal to or exceeding those received by the Participant during the 90-day period prior to a change in control, subject to certain exceptions; or (ii) requiring the Participant to be based at a location more than 50 miles from the principal location of the Participant’s work prior to the change in control. The Company must be provided a 30-day period to remedy any conditions claimed to constitute “good reason.”

Termination of Employment or Other Services — The Committee will determine and set forth in each award agreement the treatment of such awards in connection with or as a result of the ending of an employment or service provider relationship in different circumstances, provided that no action by the Committee may adversely affect any outstanding award without the consent of the Participant. Notwithstanding the foregoing, in the event that the Committee determines that a Participant has committed any action constituting “cause,” then all of the Participant’s rights in any outstanding awards shall terminate and be forfeited without notice.

Dividends and Dividend Equivalents — Except as otherwise provided in the plan or as determined by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under awards under the 2023 Plan denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under such awards. The Committee may, however, provide that a Participant will be entitled to receive dividend equivalents in connection with stock unit awards and performance awards, generally in the form of a credit to an account for the benefit of the Participant or as accumulated additional units, for any such dividends and distributions. Notwithstanding the foregoing or any other provision of the plan, dividends and dividend equivalents credited with respect to any unvested awards will be subject to the same restrictions and risks of forfeiture as the underlying award. No dividend equivalents may be paid or credited with respect to options and stock appreciation rights.

Non-employee Director Awards — Non-employee directors can be granted any of the awards available under the 2023 Plan except incentive stock options, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to nonemployee directors.

The maximum number of shares subject to awards granted under the 2023 Plan during any calendar year to any one non-employee director, taken together with any awards granted under the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan and any cash fees paid or shares otherwise granted by the Company to such non-employee director during such calendar year for service as a non-employee director, will not exceed $900,000 in value. Any compensation that is deferred will count toward this limit for the year in which such compensation was first earned, and not when paid or settled, if later.

New Plan Benefits — As of the date of this Proxy Statement, the Committee has not approved any awards under the 2023 Plan. Because all awards under the 2023 Plan are discretionary with the Committee, neither the number nor types of future 2023 Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable. Information regarding awards made under the 2010 Plan during 2022 to the Company’s named executive officers is provided under the caption “Grants of Plan-Based Awards For 2022” on page 62 of this proxy statement.

Federal Income Tax Consequences — The following description of federal income tax consequences of awards made under the 2023 Plan is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an award.

34	ECOLAB - 2023 Proxy Statement

PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2023 STOCK INCENTIVE PLAN

Non-Statutory Options. If a Participant is granted a non-statutory option under the 2023 Plan, the Participant will not recognize taxable income upon the grant of the option. Generally, the Participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The Participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes ordinary income.

Incentive Stock Options. A Participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a Participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the Participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and performance awards generally result in income recognition by a Participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2023 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected Participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2023 Plan will be administered in a manner intended to comply with Section 409A.

Registration with the SEC — If the 2023 Plan described in this Proposal 3 is approved by stockholders, we will file a Registration Statement on Form S-8 with the SEC with respect to the shares of our Common Stock to be registered pursuant to the 2023 Plan, as soon as reasonably practicable following stockholder approval.

Required Vote — Approval of the 2023 Plan requires the affirmative vote of a majority of the votes cast on Proposal 3 at the annual meeting in person or by proxy. Votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. You may vote FOR, AGAINST or ABSTAIN.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the approval of the 2023 Plan. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the 2023 Plan. If the 2023 Plan is not approved by the stockholders, no awards will be granted under the 2023 Plan and the 2010 Plan will remain in place without change.

ECOLAB - 2023 Proxy Statement	35

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ECOLAB INC. STOCK PURCHASE PLAN

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ECOLAB INC. STOCK PURCHASE PLAN

Introduction – The Ecolab Stock Purchase Plan (the “Purchase Plan”) was originally adopted by our Board of Directors on February 24, 1990 in order to provide eligible employees with a convenient means to make regular and systematic purchases of our Common Stock on the open market using payroll contributions and matching employer contributions. The Purchase Plan also serves as a vehicle for us to reward employee service and achievement through discretionary contributions to employee accounts under the Purchase Plan. The Purchase Plan covers employees in the United States and a number of additional countries.

We also established and operate separate employee stock purchase plans for the same purposes and on similar terms for employees in Canada, Japan and New Zealand, and additional plans to be operated on a similar basis may be established from time to time for employees in other countries. These plans, whether currently existing or established in the future, are referred to as the “Separate International Plans,” and together with the Purchase Plan are referred to as the “ESP Plans.” All shares purchased by participants in the ESP Plans are purchased on the open market, and the ESP Plans are non-dilutive.

Our Board of Directors amended the ESP Plans in February 2004 to include in each ESP Plan a limit on the maximum number of shares that may be purchased under that Plan, and approved an aggregate limit of 3,000,000 shares as the number of shares that may be purchased under all the ESP Plans. Our Board of Directors subsequently amended the Purchase Plan in February 2011 to (i) increase the share purchase limit under the Purchase Plan from 2,000,000 to 5,350,000 shares by allocating to the Purchase Plan the 350,000 shares from the original aggregate 3,000,000 share purchase limit that were not specifically allocated to any of the ESP Plans and adding to the Purchase Plan an additional 3,000,000 shares; and (ii) provide for an automatic reduction in the share purchase limit under the Purchase Plan of one share for every one share future increase in the share purchase limit under any of the existing Separate International Plans, or for every one share included in the share purchase limit under any new Separate International Plan. The amendments approved by our Board of Directors in February 2004 and February 2011 were approved by our stockholders in May 2004 and May 2011, respectively.

Subsequent to the 2011 amendment, the share purchase limit under the Canada plan was increased by 200,000 shares and the share purchase limit under the Purchase Plan was correspondingly decreased by 200,000 shares to 5,150,000 shares. As of January 31, 2023, there were approximately 700,000 shares of our Common Stock remaining under the original aggregate 6,000,000 share purchase limit, including 470,000 shares under the Purchase Plan.

Our Board of Directors believes that an increase in the aggregate share purchase limit under all of the ESP Plans from 6,000,000 to 9,000,000 shares is necessary and advisable. To facilitate the general administration of the ESP Plans, all of the proposed share purchase limit increase would be allocated to the Purchase Plan. In connection with this allocation, future increases in the share purchase limits under existing Separate International Plans, or the establishment of or subsequent increase in the share purchase limit under any new Separate International Plan, would be permitted only if and to the extent the share purchase limit under the Purchase Plan is correspondingly decreased. In effect, the Purchase Plan would contain a common “pool” of shares that could be drawn on by the Separate International Plans as and when necessary.

Proposed Amendment – Subject to approval by our stockholders, our Board of Directors approved an amendment to the Purchase Plan in February 2023 to increase the share purchase limit under the Purchase Plan from 5,150,000 to 8,150,000 shares. The following table sets forth the number of shares allocated to each of the ESP Plans before and after the amendment:

Plan	Number of Shares
	Before Amendment	After Amendment

Purchase Plan	5,150,000	8,150,000
Separate International Plans
• Canada	400,000	400,000
• Japan	300,000	300,000
• New Zealand	150,000	150,000
Total	6,000,000	9,000,000

The amended Purchase Plan is being submitted to our stockholders for approval at our Annual Meeting.

36	ECOLAB - 2023 Proxy Statement

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ECOLAB INC. STOCK PURCHASE PLAN

Stockholder Approval Requirement - Stockholder approval of the Purchase Plan, as amended in February 2023 as described above, is necessary in order to meet the listing standards of the New York Stock Exchange regarding equity compensation plans.

Eligible Participants - The Purchase Plan covers employees in the United States, plus employees in a growing number of international locations including approximately 35 countries in Europe and Asia Pacific, who:

●	are not executive officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act, including the individuals named in the Summary Compensation Table reported on page 60;
●	have attained the age of majority as determined by the law of their place of residence;
●	are not members of a collective bargaining unit (unless the collective bargaining agreement provides for participation in the plan); and
●	are regularly scheduled to work a full time work week of a particular location.

As of January 31, 2023, approximately 39,000 employees were eligible to participate in the Purchase Plan.

Plan Highlights - The amended Purchase Plan includes the key features listed below. This summary is qualified in its entirety by reference to the full text of the amended Purchase Plan, a copy of which may be obtained from our Corporate Secretary. A copy of the amended Purchase Plan has also been filed electronically with the Securities and Exchange Commission as Appendix B to this Proxy Statement, and is available through the SEC’s website at http://www.sec.gov.

●	No Dilution. Shares purchased by participants under the Purchase Plan are purchased on the open market and are not issued by us; therefore, the Purchase Plan is non-dilutive.
●	Not a Tax Qualified Plan. The Purchase Plan is not intended to qualify as a “stock purchase plan” under Section 423 of the Internal Revenue Code. All payroll contributions are made from after-tax dollars.
●	Purchase Price. Eligible participants can authorize contributions to their Purchase Plan account through payroll deduction by instructing us or the participating subsidiary to deduct a certain amount from their compensation, at a minimum of $20 per month.
●	Annual Limitations. The maximum amount a participant can contribute to the Purchase Plan each calendar year is $6,000.
●	Company Match. For each dollar contributed to the Purchase Plan, the employer contributes a 15% match. In addition, the employer may make additional discretionary cash contributions to participant accounts in order to provide awards under recognition or incentive programs established from time to time.
●	General Operation. Participant contributions, matching contributions and any discretionary contributions are sent at least once each month to an administrator appointed by the employer to buy and sell shares for the Purchase Plan. The administrator uses the accumulated funds to buy shares of our Common Stock on the NYSE, at market prices, as agent for the Purchase Plan participants. The administrator makes the purchases as soon as practicable after receipt of the funds but may purchase shares up to five days in advance of receipt of funds, if the employer provides the administrator with an estimate of funds to be transferred.

Subject to the Purchase Plan share purchase limit discussed below, the aggregate shares purchased each month are allocated to participant accounts, based on the average purchase cost and the funds contributed by or on behalf of each participant. Allocations are made in full shares and in fractional interests in shares to 1/10,000th of a share. No interest is paid on funds held by the employer or the administrator.

Participants are entitled to vote all shares held in their account. Dividends received in respect of shares in participant accounts are automatically reinvested in our Common Stock, as promptly as practicable following receipt of the dividends by the administrator, and stock dividends or stock splits in respect of our Common Stock held in the accounts of eligible participants are credited to such accounts.

A participant may instruct the administrator to sell any or all of the full shares of Common Stock or any fractional interest in Common Stock held in his or her account at any time. Upon any such request, the administrator will sell the shares as instructed and mail the participant a check for the proceeds of the sale, less the regular commission or fee and other normal charges. Participants may also request certificates for the full shares credited to their account at any time. Fractional interests in shares may only be received in cash and not in certificate form.

The employer pays all fees charged for maintaining participant accounts and buying Common Stock through the Purchase Plan. Participants bear all costs related to selling Common Stock from their account or obtaining stock certificates for shares held in their account.

ECOLAB - 2023 Proxy Statement	37

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ECOLAB INC. STOCK PURCHASE PLAN

Shares Available for Purchase - Future benefits under the Purchase Plan are not presently determinable since they are subject to an employee's election to participate, and level of participation. The maximum number of shares that may be purchased under the Purchase Plan is 8,150,000. This share purchase limit will automatically be reduced from time to time by one share for every one share future increase in the share purchase limit under any of the existing Separate International Plans, or for every one share included in the share purchase limit under any new Separate International Plan. The maximum number of shares that may be purchased under the Purchase Plan and the Separate International Plans is 9,000,000.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in our corporate structure or our shares of, appropriate adjustment will be made as to the number and kind of securities available for purchase by participants under the Purchase Plan.

If the total number of shares of Common Stock that would otherwise be purchased by the administrator exceeds the number of shares then remaining available under the Purchase Plan, the employer and the administrator will make a pro rata allocation of the remaining shares in as uniform and equitable a manner as is practicable. In such event, the employer or the administrator shall give written notice of such reduction to each affected participant and will return any excess funds accumulated in each participant’s account.

Administration - The Purchase Plan is administered by the Compensation & Human Capital Management Committee of our Board of Directors (the “Committee”). The Committee has full power and authority to interpret the Purchase Plan, to adopt rules and regulations for carrying out the Purchase Plan and to alter, amend or revoke any rules or regulations so adopted. Additionally, our Executive Vice President—Human Resources (or such officer in charge of the Human Resources function regardless of title), or his or her delegate, may amend the Purchase Plan and adopt modifying rules and regulations with respect to non-United States employees and/or subsidiaries.

Our Board of Directors may amend, suspend or terminate the Purchase Plan, in whole or in part at any time, so long as such amendment, suspension or termination does not retroactively adversely affect the rights of the participants in the Purchase Plan.

Effect of Termination of Employment - If a participant retires or leaves the employer because of death, long-term disability or otherwise, all contributions will cease and the participant’s account must be closed. Upon receipt of appropriate instructions, the administrator will sell or provide certificates for the shares held in the account as described above.

U.S. Federal Income Tax Consequences - For U.S. federal tax purposes, participant contributions under the Purchase Plan will not be deductible by participating employees and will not, by reason of being contributed by the participant, have any tax impact on the employer. All employer contributions under the Purchase Plan will be deductible to the Company and includable in the participant’s taxable income in the year made, will be treated as ‘‘wages’’ and will be subject to withholding of income and employment taxes. Cash dividends received in respect of a participant’s shares of Common Stock in the Purchase Plan will be includable as dividends in the participant’s taxable income in the year received.

A participant’s purchase price or total cost (including employer contributions) for shares of Common Stock acquired under the Purchase Plan will be his or her tax basis in the stock. Upon the sale of Common Stock acquired under the Purchase Plan, gain (or loss) will be realized by the participant in the amount by which the sale price exceeds (or is less than) his or her tax basis in the Common Stock. Whether the gain (or loss) constitutes long- or short-term capital gain (or loss) will depend upon the length of time the participant held the stock prior to its disposition.

The foregoing description of U.S. federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant, particularly foreign employees.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends that the stockholders vote FOR approval of the amended Purchase Plan. Under the laws of the State of Delaware, stockholder approval of the amended Purchase Plan is not required. However, as stated above, stockholder approval is required for continued operation of the Purchase Plan pursuant to the NYSE's listing standards. If the amended Purchase Plan is not approved, the Board of Directors will reconsider the matter, but will not be required to promptly terminate the Purchase Plan. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the amended Purchase Plan.

38	ECOLAB - 2023 Proxy Statement

PROPOSAL 5: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT

PROPOSAL 5: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT

At the 2017 Annual Meeting, we provided our stockholders with an advisory vote regarding how frequently the Company will conduct future stockholder advisory votes to approve the compensation of our named executive officers. More than 92% of the total votes cast by holders of shares represented at the meeting voted in favor of an annual vote, consistent with the recommendation of the Board. Based on these results, the Board has determined to hold an advisory vote on the compensation of our named executive officers on an annual basis.

Ecolab’s executive compensation program is intended to: (1) support our corporate vision and long-term financial objectives; (2) communicate the importance of business results; (3) retain and motivate executives important to our success; and (4) reward executives for contributions at a level reflecting our performance. We believe that our compensation policies and procedures have met these objectives. They have contributed to the Company’s historically strong growth and returns, rewarded executives based on performance and are aligned with the long-term interests of our stockholders. See “Compensation Discussion and Analysis,” beginning at page 40.

The Company is presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through an advisory vote for or against the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement.”

The Company has presented a say-on-pay proposal at each Annual Meeting since 2010 and each year the proposal has received support from greater than 87% of the total shares cast on the proposal.

The Board of Directors encourages stockholders to endorse the compensation program for our named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis contained in this Proxy Statement, we believe that the executive compensation for 2022 was reasonable and appropriate and was justified by the performance of the Company. Our compensation program is the result of a carefully considered approach, including input and advice from the Compensation & Human Capital Management Committee’s independent compensation consultant.

This proposal is being presented pursuant to Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. After the 2023 Annual Meeting, our next advisory vote on the compensation program for our named executive officers will occur at our 2024 Annual Meeting unless the Company announces otherwise following the Board’s consideration of the advisory vote provided in Proposal 6 regarding the frequency of future advisory votes to approve the compensation of our named executive officers. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation & Human Capital Management Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends that you vote FOR approval of the compensation of Ecolab’s executives as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Proxies solicited by our Board of Directors will be voted FOR approval of the proposal unless otherwise specified.

ECOLAB - 2023 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION & HUMAN CAPITAL MANAGEMENT COMMITTEE REPORT

The Compensation & Human Capital Management Committee has reviewed and discussed the following Compensation Discussion and Analysis of the Company with management. Based on their review and discussion, the Compensation & Human Capital Management Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in both the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held May 4, 2023.

Dated: February 24, 2023	Shari L. Ballard	Arthur J. Higgins
	Jeffrey M. Ettinger	John J. Zillmer, Chair
Eric M. Green

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about the principles underlying our executive compensation programs and the key executive compensation decisions that were made for the fiscal year ended December 31, 2022 (“2022”), including the most important factors relevant to those decisions. This CD&A is intended to provide additional context and background for the compensation earned by and awarded to the following named executive officers (“NEOs”) for 2022 as reported in the Summary Compensation Table which follows this discussion:

Christophe Beck	President and Chief Executive Officer
Christophe Beck	Chairman and Chief Executive Officer
Scott D. Kirkland	Chief Financial Officer
Lanesha T. Minnix	Executive Vice President, General Counsel and Secretary
Laurie M. Marsh	Executive Vice President – Human Resources
Darrell R. Brown	President and Chief Operating Officer

The Company’s compensation programs enable us to attract and retain the leadership talent that is necessary to successfully manage our strong earnings growth and return on invested capital objectives, while balancing necessary investment in the businesses in order to achieve attractive, long-term shareholder returns. Our corporate short-term and long-term incentive plan performance measures are aligned with this strategy by utilizing growth in adjusted diluted earnings per share (hereinafter, “adjusted EPS,” unless the context otherwise requires) and adjusted return on invested capital (hereinafter, “adjusted ROIC,” unless the context otherwise requires), both as defined later in this CD&A. At the business unit level, we also incorporate business unit sales and operating income performance measures. The Compensation & Human Capital Management Committee considers each year whether to change the metrics on which our performance measures are based, including whether to establish specific environmental, social and governance (“ESG”) or other sustainability metrics in our performance measures for our NEOs. While safety, water and energy and/or diversity and equity targets have been built into the compensation plans of certain of our management employees with direct involvement in the Company’s ESG and sustainability in recent years, the Compensation & Human Capital Management Committee has not previously added separate or additional ESG or sustainability factors to the compensation structure for our NEOs, including with respect to 2022, as improving sustainability across our customer base is an inherent driver of our financial success, which translates directly into adjusted EPS and adjusted ROIC. However, as discussed under the heading “Annual Cash Incentives” beginning at page 52, the Compensation & Human Capital Management Committee has added ESG metrics to the annual cash incentive plan for 2023.

40	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Environment

In 2022, we faced a challenging macroeconomic environment, especially in Europe, as the war and the energy crisis had a significant impact on costs and demand. Despite these challenges, we delivered double-digit sales growth as we accelerated our pricing and drove volume growth. Our strong pricing increases largely offset continued significant delivered product cost increases on a dollar basis. Our team generated double-digit sales growth in the Institutional & Specialty, Industrial and Other segments while Healthcare & Life Sciences segment sales were stable. Operating income was stable, as accelerating pricing was offset by higher delivered product costs and investments in the business.

As a result of this environment, performance under our annual incentive plan versus our pre-established performance goals was below threshold for corporate performance and total division performance, and, collectively, 100% of target for the performance of the Global Industrial business managed by Mr. Brown, as illustrated below:

ANNUAL INCENTIVE PLAN

Performance under our 2020-2022 performance-based restricted stock unit grant cycle versus our pre-established adjusted ROIC performance goal was 100% of target, as illustrated below:

PERFORMANCE-BASED RESTRICTED STOCK UNITS

ECOLAB - 2023 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actions

We took the following actions with respect to our NEOs in 2022:

Compensation Element	2022 NEO Compensation Action
Base salaries	•	The base salary of our CEO increased by 7.5% representing continuation of the phased increase of his base salary to the median following his appointment as CEO effective January 1, 2021
	•	The base salary increases of our other NEOs who were employed by us in 2021 and 2022 were between 4% and 30.4%, including promotion and market adjustments
Annual cash incentives	•	No annual cash incentive bonus payout for our CEO as performance was below threshold
•

One of our other four NEOs received a bonus payout at 100% of target with respect to his business unit performance goals under our annual cash incentive plan, with the remaining NEOs not receiving a payout under the plan as performance was below threshold

Long-term incentives	•

Long-term equity incentive awards, consisting of stock options and performance-based restricted stock units (“PBRSUs”), were granted in the same proportion as prior years and were within the median range of our size-adjusted competitive market for each NEO, excluding above-market awards to two NEOs due to organizational impact, performance against individual objectives and retention

	•	For the 2020 to 2022 PBRSU grant cycle, payouts were at 100% of target award opportunities based upon adjusted ROIC performance

The charts below illustrate our Company’s actual performance relative to our pre-established performance goals as well as our actual award payouts as a percentage of target award opportunities for the annual cash and long-term incentive plans:

ANNUAL INCENTIVE PLAN

*Adjusted Diluted EPS is a non-GAAP financial measure that is described in the section starting on page 51 entitled “Adjustments to Reported Financial Results.”

42	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

TS
PERFORMANCE-BASED RESTRICTED STOCK UNITS

* Adjusted ROIC is a non-GAAP financial measure that is described in the section starting on page 51 entitled “Adjustments to Reported Financial Results.”

Compensation of our Chief Executive Officer

Christophe Beck was appointed to the position of Chief Executive Officer, effective January 1, 2021. The Compensation & Human Capital Management Committee determined at the time to position Mr. Beck below the market median range for total direct compensation opportunities (base salary, target annual cash incentive opportunities and annual long-term incentive awards) reflecting the beginning of his service as CEO, with the total direct compensation opportunities to be increased toward the median range in stages over the course of the following two years, subject to performance. For 2022, the Compensation & Human Capital Management Committee determined to increase Mr. Beck’s base salary by 7.5%, target bonus opportunity from 140% to 150% of base salary and long-term incentive opportunity by 25%, which is equally allocated to stock options and performance-based restricted stock units to provide balance between growth and capital efficiency.

For 2021, total direct compensation (“TDC”) opportunity for our CEO was positioned below the market median range reflecting the beginning of his service as CEO. For 2022, TDC opportunity for our CEO was positioned 15% below the market median. Future TDC opportunity increases for the following year or two will be to the market median, subject to performance. Please read the remainder of this CD&A for more information about base salary, target annual cash incentive, and long-term incentive opportunities.

ECOLAB - 2023 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

The chart below illustrates 2021 and 2022 TDC for our CEO relative to the market median. 2022 TDC for our CEO represents a 21% increase over 2021 but is still 15% below the market median, reflecting the Company's approach to increase toward the median range in stages over a three to four year period of time.

HISTORICAL CEO (BECK) TOTAL DIRECT COMPENSATION RELATIVE TO MARKET MEDIAN

The target total direct compensation representing the sum of base salary, target annual incentive plan opportunity, and long-term incentive grant guideline for Mr. Beck with respect to his service as CEO during 2022 is summarized below:

	2021 $	2022 $	CHANGE %
Base Salary	1,000,000	1,075,000	7.5
Target Annual Bonus	1,400,000	1,612,500	15.2
Long-Term Incentives	6,000,000	7,500,000	25.0
Target Total Direct Compensation	8,400,000	10,187,500	21.3

44	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices

Our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders. We tie a significant portion of pay to Company performance over a multi-year period. Our Compensation & Human Capital Management Committee has incorporated the following market-leading governance features into our executive compensation programs:

Compensation Philosophy	●

We maintain a market median range compensation philosophy for all elements of total direct compensation, with Committee discretion to position our NEOs appropriately relative to that range based on factors such as tenure, past performance, and future potential

Goal Setting Process	●	We have in place a robust planning process to establish financial and business performance metrics for incentive plans
Performance Measures	●

We use different performance measures in our short-term and long-term incentive plans, and these measures directly reflect the significant positive impact our products and services can have on reducing our customers’ water and energy usage

	●	ESG metrics introduced in 2023
Stock Ownership	●	We maintain stock ownership guidelines that encourage executives to retain a significant long-term position in our stock and thereby align their interests with the interests of our stockholders
Change in Control	●

We have implemented a balanced change-in-control severance policy that provides our officers severance at two times the sum of base salary plus annual incentive pay at target following a change in control and termination of employment (a so-called “double-trigger”), with no tax gross-ups

Risk Mitigation	●

We employ features to mitigate against our executives taking excessive risk in order to maximize pay-outs, including varied and balanced performance targets, discretionary authority of the Compensation & Human Capital Management Committee to reduce award pay-outs, bonus caps at 200% of target and a Policy on Reimbursement of Incentive Payments (or so-called “clawback” policy)

Problematic Practices	●	We do not provide or permit “single-trigger” vesting in event of change in control, hedging or pledging of our Company stock, or backdating or repricing of stock option awards
Employment Agreements	●	We do not maintain employment agreements with any of our NEOs

The Compensation & Human Capital Management Committee oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section of this Proxy Statement. The Compensation & Human Capital Management Committee is advised by an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). As requested from time to time on behalf of the Committee, FW Cook provides the Committee with market data regarding various components of executive and director compensation, reviews the methodology on which compensation is based and designed, and informs the Committee of market trends in executive and director compensation. FW Cook performs no services for us other than those performed on behalf of the Committee.

The Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by FW Cook; (ii) fees paid by us as a percentage of FW Cook’s total revenue; (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team and any member of the Committee; (v) any Ecolab stock owned by the senior advisor; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

ECOLAB - 2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Pay-Versus-Performance Alignment

We emphasize pay-for-performance and structure our programs to provide incentives for executives to drive business and financial results. We believe that the pay of our executives, particularly our CEO, correlates well with our total shareholder returns; and while our incentive programs help to drive results, they do so without encouraging excessive risk-taking that would threaten the long-term growth of our business.

The Compensation & Human Capital Management Committee annually evaluates how the amount of cash compensation paid aligns with the Company’s size and performance relative to the comparison companies. For purposes of this analysis, composite size and performance is calculated based on various measures of company size, profitability, growth, and total shareholder return. Cash compensation paid represents the sum of actual base salaries and annual bonuses paid for each fiscal year. The chart below illustrates how annual cash compensation paid for the NEOs has been conservative relative to the Company’s size and performance over the last five years (for which such data was available for the comparison companies as of the date of this Proxy Statement).

PAY-VERSUS-PERFORMANCE LOOK-BACK ANALYSIS – TOTAL ANNUAL COMPENSATION

-- Shaded region represents +/-10% performance band
ECL Composite Size and Performance
ECL Composite Pay
Composite Percent Rank
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
42%
59%
53%
37%
26%
43%
20%
35%
49%
7%
4%
23%
2017
2018
2019
2020
2021
5-Yr. Avg.
Year

Stockholder Outreach and 2022 Say-on-Pay Results

During 2022, we contacted stockholders holding approximately 55% of our shares to engage concerning a variety of topics, including our executive compensation program, and to consider their feedback. We consistently found that stockholders supported the current structure of our compensation program. Additionally, at the 2022 Annual Meeting, our stockholders approved on an advisory basis the compensation of our NEOs disclosed in that year’s proxy statement, with more than 88% of the total votes cast by holders of shares represented at the meeting voting in favor of our executive compensation proposal. The Compensation & Human Capital Management Committee took this favorable stockholder support into account in deciding to retain the overall structure and philosophy of our compensation plans and programs in 2022. In response to feedback received from stockholders during engagement, the Compensation & Human Capital Management Committee has added ESG metrics to the annual cash incentive plan for 2023 as discussed under the heading “Annual Cash Incentives” beginning at page 52.

46	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Program Elements

The principal elements of our executive compensation programs for 2022 are illustrated below:

COMPONENT		PERFORMANCE PERIOD (YRS)	BASIC DESIGN	PURPOSE

Fixed	Base Salary	1	• Calibrated with the median range of the size-adjusted competitive market	• Designed to provide a base wage not subject to company performance risk • Recognizes individual experiences, skills, and sustained performance

	Benefits	1	• Health care, disability, retirement, and other life event market competitive benefits	• Same benefits available to our employees except for the executive disability and life benefit and a supplemental retirement benefit

	Perquisites	1	• Private aircraft use policy authorizing the use of private aircraft for business and personal use by the Chairman and CEO, and business use by directors and certain other executives • No tax gross-up	• Market competitive practices • Facilitates travel efficiencies • Personal use capped at $100,000

At Risk	Annual Incentive Plan	1	• Actual pay varies between 0% and 200% of target • Uses adjusted diluted earnings per share growth, and for officers managing business units uses business unit revenue and operating income goals	• Incentivizes the accomplishment of annual business and individual goals

	Stock Options	3	• Granted annually • Represents 50% of long-term incentive award opportunity • Vest 1/3 per year starting on the 1st anniversary of grant date	• Aligns pay to performance by linking value to stock price appreciation and shareholder value creation

	Performance-Based Restricted Stock Units	3

• Granted annually
• Represents 50% of long-term incentive award opportunity
• Actual awarded shares vary between 0% and 100% of target
• 3-year performance period
• Uses 3-year average adjusted return on invested capital
• Vest 100% after completion of performance period

				• Aligns a portion of equity compensation to a longer-term strategic financial goal

Other	Change-in-Control Severance Compensation Policy	--

• Double-trigger
• Severance is two times the sum of base salary plus target annual incentive
• Pro rata actual annual bonus in year of termination
• Outplacement, and continued medical and dental for up to 18 months

				• Applies to all elected officers • Promotes continuity, impartiality and objectivity in the event of a change in control to enhance stockholder value

ECOLAB - 2023 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

To align pay levels for NEOs with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives. As summarized below, 89% of our CEO’s target total direct compensation (salary, target bonus and the grant date fair value of long-term incentive awards), and 80% of the average target total direct compensation of the remaining NEOs other than our Executive Chairman is performance-based.

CEO PAY MIX	AVERAGE OTHER NAMED EXECUTIVE OFFICER PAY MIX

Our Analysis

Our analysis indicates that total direct compensation mix for our NEOs on average is generally consistent with the competitive market. The CEO receives a higher proportion of his total direct compensation allocated to performance-based components than non-performance-based components and more allocated to equity-based compensation than cash-based compensation compared to the other NEOs. The higher emphasis on performance-based compensation for the CEO is designed to reward him for driving company performance and creating long-term shareholder value that is a greater responsibility in his position than in the positions of the other NEOs, and is consistent with the competitive market for the CEO position. The level of compensation of our CEO reflects the many responsibilities of serving as CEO of a public company. Accordingly, our CEO’s median range competitive pay levels (including long-term equity awards) reflect his broader scope and greater responsibilities compared to our other NEOs.

Compensation Philosophy

Our executive compensation program is designed to meet the following objectives:

●	Support our corporate vision and long-term financial objectives
●	Communicate the importance of our business results
●	Retain and motivate executives important to our success
●	Reward executives for contributions at a level reflecting our performance

Our executive compensation program as a whole, as well as each element, is designed to be market-competitive in order to attract, motivate and retain our executives in a manner that is in the best interests of our stockholders. Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, promote sound risk management and align management interests (such as sustainable long-term growth) with those of our stockholders. We believe that our long-term equity incentive program, which typically accounts for at least half of our NEOs’ total annual compensation, is an effective tool in aligning our executives’ interests with those of our stockholders and in incentivizing long-term value creation.

48	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our philosophy is to position base salary, annual cash incentives, and long-term equity incentives in the median range of our competitive market, adjusted for the Company’s size. For annual cash incentives, our philosophy generally is to also position them at a level commensurate with the Company’s performance based on adjusted EPS compared to EPS growth in the Standard & Poor’s 500 (“S&P 500”). We position annual cash incentives and long-term incentives to provide lower than median compensation for lower than competitive market performance and higher than median compensation for higher than competitive market performance. This approach provides motivation to executives without incentivizing inappropriate risk-taking to achieve pay-outs, as we believe that the Company’s prospects for growth are generally at least as favorable as the average of the S&P 500.

Our Analysis

For 2022, total direct compensation opportunity for our CEO was positioned at the low end of the market median range (and below market median) reflecting continuation of the phased increase over two years of his total direct compensation opportunity following his appointment as CEO effective January 1, 2021, with the CEO’s average total target compensation for 2021 and 2022 significantly lower than the 2020 total target compensation for the prior CEO. All our other NEOs were positioned in the market median range.

Compensation Process

For our NEOs, the Compensation & Human Capital Management Committee reviewed and approved all elements of 2022 compensation, taking into consideration recommendations from our CEO (but not for his own compensation), as well as competitive market guidance and feedback provided by the Compensation & Human Capital Management Committee’s independent compensation consultant and our human resources staff regarding individual performance, time in position and internal pay comparisons. The Compensation & Human Capital Management Committee reviewed and approved all elements of 2022 compensation for our CEO, taking into consideration the Board’s performance assessment of the CEO and recommendations, competitive market guidance and feedback from the Compensation & Human Capital Management Committee’s independent compensation consultant and our human resources staff. Recommendations with respect to the compensation of our CEO are not shared with our CEO.

Compensation Benchmarking

For benchmarking purposes, we define our competitive market for compensation data to be a simple average of median compensation from a 21-company comparison group and size-adjusted median general industry data from third-party surveys in which we participate.

The comparison group is selected by the independent compensation consultant based on input from the Company and the Compensation & Human Capital Management Committee and is reviewed and approved annually by the Compensation & Human Capital Management Committee in the spring of each year. The independent consultant utilizes an objective selection process methodology that consists of the following steps:

●	Focus on companies in the S&P 500 Materials, Industrials or Consumer Staples sectors
●	Screen for companies with annual revenues of one-fourth to four times the annual revenues of our Company
●	Further screen for companies within a reasonable size range in various other measures such as revenue, EBITDA, total assets, total equity, total employees, and market capitalization
●	Identify companies that meet several other criteria, such as significant international operations, inclusion in the S&P 500, business-to-business focus, and not highly cyclical

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COMPENSATION DISCUSSION AND ANALYSIS

Following this review process in 2022, the Compensation & Human Capital Management Committee determined to make no changes to the companies comprising the 21-company comparison group in 2021.

The chart below summarizes our Company’s percentile ranking versus the 21 companies selected for the comparison group for 2022 based on the above selection criteria:

Omp
COMPARISON COMPANY SIZE COMPARISONS

21-COMPANY COMPARISON GROUP

3M Co.	Dover Corp.	Emerson Electric Co.	PPG Industries Inc.
Air Products and Chemicals Inc.	Dow Inc.	General Mills Inc.	Republic Services Inc.
Celanese Corp.	DuPont de Nemours Inc.	Illinois Tool Works Inc.	Roper Technologies Inc.
Cintas Corp.	Eastman Chemical Co.	Linde plc	Sherwin-Williams Co.
Clorox Co.	Eaton Corporation plc	LyondellBasell Industries NV	Waste Management Inc.
Danaher Corp.
All financial and market data are taken from Standard & Poor’s Capital IQ

The third‐party general industry surveys used during 2022 were from Aon Radford, Willis Towers Watson and FW Cook. For benchmarking 2022 base salary and annual cash incentive compensation, we used the average of size‐adjusted median compensation data from Aon Radford and Willis Towers Watson, as well as median compensation data from the comparison companies. The 2021 Willis Towers Watson General Industry Executive Compensation Survey includes over 900 organizations that range in revenue from less than $381 million to over $22 billion. We also used the 2021 Aon Radford U.S. Regression Survey, which includes 384 organizations that range in revenue from approximately $13 million to $156 billion. For benchmarking long‐term incentives, we used the average of the median compensation data yielded by the comparison companies, the 2022 Willis Towers Watson General Industry Executive Compensation Survey and the FW Cook 2022 Executive Compensation Survey. The 2022 Willis Towers Watson survey has over 980 participants which range in revenue from less than $473 million to over $26 billion. The FW Cook survey has over 100 participants which range in revenue from approximately $1 billion to over $263 billion.

50	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Base Salaries

With limited exceptions such as promotions and executive transitions, the Compensation & Human Capital Management Committee reviews base salaries for our NEOs and other executives annually in February to be effective as of April 1 of the current fiscal year, and adjustments are based on changes in our competitive market, changes in scope of responsibility, individual performance and time in position. Our philosophy is to pay base salaries that are within the median range of our size-adjusted competitive market. When an executive officer is new to his or her position, his or her initial base salary will likely be at the low end of the median range but, if performance is acceptable, his or her base salary will be increased over several years to arrive at the median.

Salary Increases

The 2022 annualized base salary rates in effect for our NEOs before and after increases are summarized below:

Name	Beginning Annualized Base Salary Rate ($)	Annualized Base Salary Rate Following 4/1/2022 Annual Adjustment ($)	Annualized Base Salary Rate Following Other Adjustment ($)	Increase Percentage
Christophe Beck	1,000,000	1,075,000	N/A	7.5%
Scott D. Kirkland (1)	600,000	600,000	750,000	25.0%
Lanesha T. Minnix (2)	615,000	N/A	N/A	N/A
Laurie M. Marsh	495,000	515,000	N/A	4.0%
Darrell R. Brown (3)	575,000	625,000	750,000	30.4%
(1)	As announced in November 2021, Mr. Kirkland was appointed to the position of Chief Financial Officer effective January 1, 2022 and his starting salary included his 2022 merit increase. His subsequent increase reflects a market adjustment effective October 1, 2022.
(2)	Ms. Minnix commenced employment with the Company on June 13, 2022.
(3)	Mr. Brown held the position of Executive Vice President and President – Global Industrial through September 30, 2022. He received an 8.7% annual merit increase effective April 1, 2022, and a 20% increase effective October 1, 2022 following his promotion to the position of President and Chief Operating Officer.

Our Analysis

For 2022, base salaries accounted for 11% of total compensation for the CEO and 20% on average for the other NEOs. The base salary for our CEO was positioned at the low end of the market median range reflecting continuation of the phased increase over two years of his base salary to the median following his appointment as CEO effective January 1, 2021. The base salary rates were within the median range for all of our other NEOs. With the exception of extraordinary events such as promotions and market adjustments, the 2022 merit salary increases for our NEOs were generally in line with the principles used to deliver the Company’s U.S. salary increases broadly.

Adjustments to Reported Financial Results

The Compensation & Human Capital Management Committee has authority to adjust the reported diluted EPS and ROIC on which incentive compensation payouts are determined in order to eliminate the distorting effect of unusual income or expense items that may occur during a given year and that impact year-over-year growth or return percentages.

For purposes of the adjusted EPS performance measure used in our annual cash incentive program, a reconciliation of 2022 diluted EPS as reported to 2022 adjusted diluted EPS is summarized below:

2022 reported diluted EPS from continuing operations	$3.81
Adjustments:
Special (gains) and charges, after tax	0.72
Discrete tax net (benefit) expense	(0.04)
Adjusted diluted EPS from continuing operations	$4.49

Note: Per-share amounts do not necessarily sum due to rounding. Additional information regarding the composition of the adjustments identified in the table above is contained on pages 34-39 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

ECOLAB - 2023 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

We believe that in this context adjusted diluted EPS is a more meaningful measure of the Company’s underlying business performance than reported diluted earnings per share because it provides greater transparency with respect to our results of operations and that it is more useful for period-to-period comparison of results. In addition, we use adjusted EPS internally to evaluate our performance and in making financial and operational decisions.

For purposes of the measurement of divisional and business unit performance goals and in the determination of payouts to executives under our annual cash incentive program, the revenue and operating income performance measures are recorded at fixed currency rates of foreign exchange and adjusted for special gains and charges, as well as certain other exceptional items, such as the results of certain businesses acquired during the year and certain strategic initiatives not contemplated by the annual business plan. We include within special gains and charges items that we believe can significantly affect the period-over-period assessment of operating results and that do not necessarily reflect costs and/or income associated with historical trends and future operating results, as more fully identified on pages 34-37 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We use these measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our use of these measures provides greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

For purposes of the adjusted ROIC performance measure used in our PBRSU program, we define ROIC as the quotient of after-tax operating income divided by the sum of short-term and long-term debt and shareholders’ equity, less cash and cash equivalents. The PBRSU awards provide for adjustment of the ROIC calculation in the event of a large acquisition (such as the Nalco and Purolite transactions) or other significant transaction or event approved by the Board. Considering the significant impact of purchase accounting and special gains and charges related to the Nalco and Purolite transactions on the ROIC calculation, for the 2023 to 2025 performance cycle, adjusted ROIC is measured excluding the purchase accounting impact and special gains and charges related to these transactions and may also be adjusted for acquisitions, accounting or tax changes, gains or losses from discontinued operations, restructurings, and certain other unusual or infrequently occurring charges during the performance period.

This CD&A contains statements regarding incentive targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

Annual Cash Incentives

The Company maintains an annual cash incentive program for executives referred to as the Management Incentive Plan, or MIP. The Committee typically establishes goals under the MIP at its February meeting, however, in 2022 this was deferred to the following meeting held on May 5, 2022 given the uncertain global economic environment due to the war in Eastern Europe and impact on energy costs. The Committee reviewed the performance of the NEOs and other executives at its February 2023 meeting to determine the 2022 award payments (which were paid in March 2023).

Target Award Opportunities

Under the MIP, we establish annual target award opportunities expressed as a percentage of base salary paid during the year and various award payment limits expressed as a percentage of the target award. Our annual cash incentive targets are set within the median range relative to our competitive market for each position, and the annual cash incentive plan is structured so that lower performance results in below-market payouts and superior performance drives payouts above the median range. For 2022, target award opportunities were within the median range for all our NEOs and ranged from 70% to 150% of base salary. Minimum and maximum payout opportunities ranged from 0% to 200% of target award opportunity, respectively.

Performance Measures

Under the MIP, we use a mix of overall corporate, business unit and individual performance measures to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. We utilize strategic sustainability indicators, including DE&I, environment, and safety, as a part of the individual performance measures to promote sustained company success. Additionally, the performance of our business units and our overall corporate performance is driven by our sustainability proposition for our customers, and in support of that proposition we have established ambitious sustainability goals in the areas of water impact, carbon emissions, diverse and inclusive workforce and safety to make a positive impact and set an example of sustainability leadership. Further for 2023, the Compensation & Human Capital Management Committee has

52	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

approved the introduction of gender diversity, racial/ethnic diversity and water impact ESG metrics to the MIP for Corporate Officers. The metrics will be in the form of annual goals anchored against delivery of 2030 Impact Goals for our operations and will act as a payout modifier. Achievement at target or better for all three metrics will increase the MIP payout by 10%, by 6% for achievement of two metrics and by 3% for one metric. If target performance is not achieved for any of the three metrics, then the MIP payout will be reduced by 10%.

Performance Goals and Achievement - Corporate

Under the MIP, several performance goals are used, including goals measuring overall corporate performance as well as goals for specific business unit performance for those executives who are responsible for these business units. Overall corporate performance in 2022 was based on adjusted EPS goals. We believe that adjusted EPS is a better measure of the Company’s underlying business performance than reported diluted EPS because it provides greater transparency with respect to our results of operations, which is more useful for period-to-period comparison of results. In addition, a total company measure of performance such as adjusted EPS is used as one of the performance measures with respect to our NEOs who manage particular business units because it reinforces our Circle the Customer -- Circle the Globe strategy and fosters cross-divisional cooperation.

In establishing these goals for 2022, we took into consideration our prior year results, overall economic and market trends, other large companies’ performance expectations and our anticipated business opportunities, investment requirements and the competitive situation. The minimum level adjusted EPS target award opportunity of $4.70 was set higher than actual adjusted EPS of $4.69 for 2021. For 2022, the adjusted EPS goals were:

Payout at	40% of the target award opportunity (minimum level) at	$4.70
Payout at	100% of the target award opportunity (target level) at	$5.03
Payout at	140% of the target award opportunity (140% level) at	$5.25
Payout at	200% of the target award opportunity (maximum level) at	$5.50 or greater

Payouts for results between performance levels are interpolated on a straight-line basis. Actual 2022 adjusted EPS of $4.49 was below the minimum level resulting in no payout with respect to this performance goal.

Performance Goals and Achievement – Division

Mr. Brown was promoted to President and Chief Operating Officer effective October 1, 2022. Previously, he served in the position of Executive Vice President and President – Global Industrial. His annual cash incentive is weighted proportionally to the time spent in each position, provided that with respect to his time served as President and Chief Operating Officer he is credited with the higher level of achievement between his two positions, consistent with our compensation practices for mid-year business unit management promotions.

With respect to his service as President and Chief Operating Officer, 30% of Mr. Brown’s annual cash incentive is based upon a total division operating income goal and 70% based upon the adjusted EPS goals. For 2022, the total division operating income goals were:

19.9%	growth over 2021 total division operating income for payout at 40% of the target award opportunity (minimum level)
25.2%	growth over 2021 total division operating income for payout at 100% of the target award opportunity (target level)
28.8%	growth over 2021 total division operating income for payout at 140% of the target award opportunity (140% level)
36.6%	growth over 2021 total division operating income for payout at 200% of the target award opportunity (maximum level)

Payouts for results between performance levels are interpolated on a straight-line basis. The 2022 total division operating income grew 8.7% over 2021 total division operating income resulting in no payout with respect to this performance goal.

For his service as Executive Vice President and President – Global Industrial, 70% of Mr. Brown’s annual cash incentive is based upon 2022 performance goals for the businesses he managed, which are measured against achievement of revenue and operating income goals, and 30% is based upon the 2022 adjusted EPS goals. The revenue and operating goals, which are weighted equally, are set forth below.

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COMPENSATION DISCUSSION AND ANALYSIS

The 2022 revenue goal for Mr. Brown was:

3.0%	growth over 2021 business unit revenue for payout at 40% of the target award opportunity (minimum level)
7.4%	growth over 2021 business unit revenue for payout at 100% of the target award opportunity (target level)
10.3%	growth over 2021 business unit revenue for payout at 140% of the target award opportunity (140% level)
16.1%	growth over 2021 business unit revenue for payout at 200% of the target award opportunity (maximum level)

The 2022 operating income goal for Mr. Brown was:

4.9%	growth over 2021 business unit operating income for payout at 40% of the target award opportunity (minimum level)
9.3%	growth over 2021 business unit operating income for payout at 100% of the target award opportunity (target level)
12.3%	growth over 2021 business unit operating income for payout at 140% percent of the target award opportunity (140% level)
21.7%	growth over 2021 business unit operating income for payout at 200% of the target award opportunity (maximum level)

Payouts for results between performance levels are interpolated on a straight-line basis. Adjusted as noted at page 51 above, the 2022 revenue growth and operating income growth for the business units managed by Mr. Brown were 16.4% and 0.1%, respectively. Typically, the MIP is administered such that no payout is made with respect to the business unit revenue goal unless the business unit achieves at least the minimum level on its operating income goal. However, with armed conflict in Eastern Europe presenting new challenges for European customers and global supply chains, including rising energy costs, currency movement and global inflation that challenged businesses and consumers, the minimum operating income condition was waived for MIP participants aligned with our business units to recognize the delivery of high growth and major pricing that maintained operating income very close to the prior year, along with competitive market conditions. Consistent with this treatment of business unit participants, and our practice for mid-year promotions, Mr. Brown received an annual cash incentive payout with respect to his business unit goal at 100% of target, which is commensurate with the equally weighted payout of his revenue and operating income goals set forth above.

Performance Goals and Achievement - Individual

For three of our named executive officers (Mr. Kirkland, Ms. Marsh and Ms. Minnix) who hold staff positions (Chief Financial Officer, Executive Vice President – Human Resources, and Executive Vice President, General Counsel and Secretary, respectively), 30% of their annual cash incentive is based upon attainment of individual performance goals and 70% is based on the corporate adjusted EPS goal described above. This individual component of staff position awards under the MIP is set at 30% of the performance measure mix for annual cash incentives so that achievement of these goals is a component of the award but remains balanced against achievement of corporate performance goals. The 2022 individual performance objectives for these officers are specific, qualitative, achievable with significant effort and, if achieved, provide benefit to the Company. Mr. Kirkland’s individual performance goals covered financial, organizational and strategic initiatives, including delivering on financial objectives, developing talent and projects to increase efficient service delivery. Ms. Marsh’s individual performance goals covered organizational and strategic initiatives, including delivering on Human Capital & Diversity Equity and Inclusion goals, talent development and leadership succession. Ms. Minnix’s individual performance goals covered organizational and strategic initiatives, including Corporate Governance, fostering an ethical business culture through risk management and compliance and strategic oversight of Law, Regulatory Affairs, Safety, Health & Environment and Government Relations.

Despite Mr. Kirkland, Ms. Marsh and Ms. Minnix achieving many of their individual objectives, we chose not to pay out on their performance against these objectives because the Company did not achieve the minimum threshold for the above-mentioned total division operating income goal.

Ms. Minnix commenced employment in June 2022. As a part of her compensation package, she received one-time cash payments of $693,267 and $1,000,000, which are subject to recoupment in the event of voluntary termination or discharge for cause prior to 18 months and three years, respectively. These payments were provided to compensate Ms. Minnix for forfeited compensation and incentive awards in connection with her change of employment and as an inducement for her to accept employment at Ecolab and are reported for Ms. Minnix in the Bonus column of the Summary Compensation Table located at page 60.

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COMPENSATION DISCUSSION AND ANALYSIS

2022 Annual Incentive Compensation Pay-Out Summary

Name	2022 Base Salary Earnings ($)	MIP Target Award Opportunity (% of Base Salary) (%)	EPS (%)	Business Unit (%)	Individual (%)	MIP Target Pay-Out Level ($)	MIP Performance Achieved (%)	Pay-Out Based on MIP Performance ($)	Actual Payout ($)
Christophe	1,056,250	150	100			1,584,375	0	0	0
Beck
Scott D.	637,500	75/100	70			362,579	0	0
Kirkland (1)					30	155,391	0	0
								0	0
Lanesha T.	340,114	85	70			365,925	0	0
Minnix (2)					30	156,825	0	0
								0	0
Laurie M.	510,000	70	70			249,900	0	0
Marsh					30	107,100	0	0
								0	0
Darrell R.	643,750	90/100	30/70			178,640	0	0
Brown (3)				70/30		416,828	100	416,828
								416,828	416,828
(1)	Mr. Kirkland’s MIP target award opportunity was 75% for the period January 1, 2022 – September 30, 2022 and increased to 100% effective October 1, 2022.
(2)	Ms. Minnix commenced employment with Ecolab on June 13, 2022. The MIP target pay-out levels set forth for her are based on her annualized base salary of $615,000.
(3)

In the table above, Mr. Brown’s annual incentive payout is weighted proportionally between 9 months spent managing a business unit (with a 90% target award opportunity and 30% of the payout based upon achievement of the adjusted EPS goal and 70% upon achievement of a business unit goal) and 3 months as President and Chief Operating Officer (with a 100% target award opportunity and 70% of the payout based upon achievement of EPS goal and 30% upon total division operating income). The table reflects the payout of Mr. Brown’s business unit goal consistent with the compensation practices described under the heading “Performance Goals and Achievement – Division” beginning at page 53 above.

Discretionary Adjustments

To recognize individual performance, the Compensation & Human Capital Management Committee also may increase or decrease an NEO’s payout from the level recommended by applying the MIP performance metrics, with input from the CEO (other than as to his or her own award), based on the individual performance of the NEO. This is done to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures. Other than new hire situations or other exceptional situations where the amount of an executive’s annual cash incentive is guaranteed, the Compensation & Human Capital Management Committee has not made it a practice to make discretionary adjustments to an NEO’s payout.

The Compensation & Human Capital Management Committee reviews and approves all adjustments to our overall corporate results and significant adjustments to our business unit performance results. Other than as set forth above with respect to Mr. Brown, the 2022 annual cash incentive payouts were made in accordance with the overall corporate results and business unit performance results established for the NEOs without adjustment.

Our Analysis

In 2022 the Compensation & Human Capital Management Committee set the minimum, target and maximum levels of the adjusted EPS component of the annual incentive so that the intended relative difficulty of achieving the various levels is consistent with the past several years, taking into account current prospects and market considerations. Target award opportunities in 2022 accounted for approximately 16% of total compensation for the CEO and 18% on average for the other NEOs. The target award opportunity for our CEO was positioned at the low end of the market median range reflecting continuation of the phased increase over two years of his target award opportunity to the median following his appointment as CEO effective January 1, 2021. The target award opportunities were within the median range for the other NEOs. Actual award payments for the NEOs averaged 14% of target award opportunities. The 2022 awards payouts are indicative of double-digit sales growth in the Institutional & Specialty, Industrial and Other segments, stable Healthcare & Life Sciences segment sales and flat operating income, as accelerating pricing was offset by higher delivered product costs and investments in the business.

ECOLAB - 2023 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Equity Incentives

The Compensation & Human Capital Management Committee made annual grants of long-term equity incentives to our NEOs in December 2022, consistent with its core agenda and past practice of granting these incentives at its regularly scheduled December meeting. For 2022, our long-term equity incentive program consisted of an annual grant of stock options and PBRSUs, weighted approximately equally in terms of grant value to provide balance between growth and capital efficiency.

Our program continues to be based on pre-established grant guidelines that are calibrated annually to our competitive market on a position-by-position basis for the NEOs. Actual grants may be above or below our guidelines based on our assessment of individual performance and future potential. Generally, long-term equity incentives are granted on the same date as our Compensation & Human Capital Management Committee approval date and in no event is the grant date prior to the approval date.

Stock Options

Our stock options have a 10-year contractual exercise term from the date of grant and vest ratably over three years. Our stock options have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same-day stock volatility. We do not have a program, plan or practice to time stock option grants to executives in coordination with the release of material non-public information. From time to time, in addition to our annual grants, we may make special grants of stock options to our NEOs and other executives in connection with promotions and recruitment, and for general retention purposes.

Performance-Based Restricted Stock Units

Our PBRSUs cliff-vest after three years, subject to attainment of three-year average annual adjusted ROIC goals over the performance period. We selected ROIC as the performance measure because it reinforces focus on capital efficiency throughout the organization, is highly correlated with shareholder returns, matches well with our long-standing corporate goal of achieving consistent return on beginning equity and is understood by our external market. The Compensation & Human Capital Management Committee annually establishes an adjusted ROIC goal for the PBRSUs to determine threshold and maximum payout potential.

With respect to the PBRSUs granted in December 2022 for the 2023 to 2025 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual ROIC over the cycle, and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, in each case adjusted as described above under the heading “Adjustments to Reported Financial Results” beginning at page 51, with straight-line interpolation for performance results between threshold and target goals. No PBRSUs may be earned if adjusted ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if adjusted ROIC is above the target goal; accordingly, target and maximum are equal. Importantly, the threshold goal exceeds our cost of capital, thereby ensuring that value is created before awards are earned. Excluding the impact of purchase accounting and special gains and charges related to the Nalco and Purolite transactions, the Company’s annual adjusted ROIC for 2022 was 17.3%. Dividend equivalents are not paid or accrued on the PBRSUs during the performance period.

Pay-out of Performance-Based Restricted Stock Units Vesting in 2022

For the PBRSUs granted by the Committee in December 2019, payout would be earned upon attainment of an average annual ROIC, adjusted consistent with the manner previously described, of 10% (for threshold 40% payout) and 15% (for target 100% payout) over the 2020 through 2022 performance cycle. The PBRSUs vested on December 31, 2022 and the Committee has determined the pay‐out, including with respect to the NEOs. Consistent with the established formula and definition of adjusted ROIC, the Company’s average annual ROIC over the cycle, excluding the impact of purchase accounting and special gains and charges relating to the Nalco and Purolite transactions, was 17.1%. Based upon this performance, the Committee approved pay‐out of 100% of the PBRSUs.

56	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units

From time-to-time, we may make special grants of restricted stock or restricted stock units to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2022, we made special grants of restricted stock units to Ms. Marsh and Ms. Minnix. Ms. Marsh was granted 12,915 restricted stock units with pro rata vesting over three years valued at approximately $2,000,000 in addition to her annual long-term incentive grant. The restricted stock unit award was granted in recognition of outsized performance and contribution and for retention purposes given the importance of Ms. Marsh’s ongoing leadership of the Company’s Human Resources function as the labor market continues to evolve in the wake of the COVID-19 pandemic and its ongoing diversity, equity and inclusion initiatives. The size of the award was consistent with our competitive market. In connection with her hiring in June 2022, Ms. Minnix received a restricted stock unit award of 8,072 units with pro rata vesting over three years valued at approximately $1,250,000. The restricted stock unit award was granted as an inducement to Ms. Minnix to join the Company and was designed to compensate her for the loss of other equity awards due to her leaving her prior employer.

Our Analysis

For the last completed fiscal year long-term equity incentives other than special grants accounted for approximately 74% of total target compensation for the CEO and 62% on average for the other NEOs. The percentage for our CEO was positioned at the low end of our competitive market reflecting continuation of the phased increase over two years following his appointment as CEO effective as of January 1, 2021 and the percentage for the other NEOs is consistent with our competitive market. The grant date fair value of the long-term equity incentive for our CEO was similarly positioned at the lower end of the market median range (and below market median). Two of our NEOs, Ms. Minnix and Ms. Marsh, received slightly above-market long-term incentive awards to recognize their impact and performance against their individual objectives described at page 54 under the heading “Performance Goals and Achievement – Individual”. Our annual practice of granting equity incentives in the form of stock options and PBRSUs is similar to our competitive market, where other forms of long-term equity and cash compensation are typically awarded in addition to, or in lieu of, stock options. We maintained our 50/50 mix of options to PBRSUs in 2022 for our CEO and other NEOs (excluding retention awards described above) to continue to focus participants on growth and capital efficiency. Our selective use of restricted stock or restricted stock units as a retention or recruitment incentive is consistent with our competitive market. We believe that our overall long-term equity compensation cost is within a reasonable range of our competitive market as to our NEOs and also our other employees.

Executive Benefits and Perquisites

Our NEOs participate in all of the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, our NEOs are eligible to participate in a deferred compensation program, restoration plans for the qualified 401(k) and pension plans, and, with respect to certain of our NEOs, an executive disability and life benefit and a supplemental retirement benefit. The non-qualified retirement plans supplement the benefits provided under our tax-qualified plans, taking into account compensation and benefits above the IRS limits for qualified plans. The NEOs also receive limited perquisites that are described in more detail in the footnotes to the Summary Compensation Table.

The Company has maintained a private aircraft use policy for several years authorizing the use of private aircraft for business and personal use by the Company’s Chairman and Chief Executive Officer and, under certain circumstances, business use by its directors and certain other executives. Under the policy, personal use of private aircraft by the Chairman of the Board and Chief Executive Officer is limited to $100,000 of unreimbursed usage per year, with personal use historically falling far below the limit. Additional information with respect to this perquisite is provided in more detail in the footnotes to the Summary Compensation Table.

Our Analysis

We review our executive benefits and perquisites program periodically to ensure it remains market-competitive for our executives and supportable to our stockholders. Our perquisites account for 0.7% of total compensation for the CEO and 0.2% of total compensation on average for the other NEOs in 2022. Executive benefits and perquisites are consistent with our competitive market.

ECOLAB - 2023 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS

Executive Change-In-Control Policy

The terms of our Change-In-Control Severance Compensation Policy, including the events constituting a change in control under our policy, are described in Potential Payments upon Termination or Change in Control section of this Proxy Statement. Our policy applies to all elected officers, including the NEOs, except those who are covered by separate change-in-control or similar agreements with the Company or a subsidiary, a circumstance which arises only in the case of an executive having such an agreement with a company we acquire. Such an executive will become covered automatically under the Company’s Change-In-Control Severance Compensation Policy when the existing agreements terminate or expire.

Our Analysis

We review our change-in-control protection periodically to ensure it continues to address the best interests of our stockholders. Our analysis indicates that our change-in-control policy, which is structured as a so-called “double-trigger” policy, promotes the interests of stockholders by mitigating executives’ concerns about the impact a change in control may have on them, thereby allowing the executives to focus on the best interests of stockholders under such circumstances.

Policy Regarding Employee, Officer and Director Hedging

The Company’s Insider Trading Policy provides that certain short-term or speculative transactions by insiders in Company securities are prohibited at any time. These include (i) short-term “in and out” trading; (ii) selling Company stock short; (iii) purchases of Company stock on margin; or (iv) dealing in derivative securities (e.g., options, puts, calls) other than through the Company's stock incentive plans. Our directors, executive officers (including our NEOs), senior management team, and certain other employees designated from time to time by the General Counsel constitute the Company’s “insiders” under the policy.

Stock Retention and Ownership Guidelines

We have in place stock retention and ownership guidelines to encourage our NEOs and other executives to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that the CEO own Company stock with a market value of at least six times current base salary. The Company also requires other corporate officers to own Company stock with a market value of at least three times current base salary. Until the stock ownership guideline is met, our CEO, CFO and President are expected to retain 100% of all after-tax profit shares from exercise, vesting or payout of equity awards. Our other officers are expected to retain 50% of all after-tax profit shares from exercise, vesting or payout of equity awards until their stock ownership guidelines are met. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option or unvested PBRSU. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household and shares held in the 401(k) plan count towards meeting the guideline. Our NEOs and other officers may not pledge shares or enter into any risk hedging arrangements with respect to Company stock.

NEO Stock Ownership Relative to Guidelines

The table below illustrates the standing of each of our NEOs in relation to their respective stock ownership guidelines as of December 30, 2022, based on the closing market price of our Common Stock on such date of $145.56 per share.

Name	2022 Annualized Base Salary ($)	Stock Ownership Guideline	Stock Ownership(1)	Multiple of 2022 Base Salary
Christophe Beck	1,075,000	6 X salary	59,359	8.0 X salary
Scott D. Kirkland	750,000	3 X salary	6,246	1.2 X salary
Lanesha T. Minnix	615,000	3 X salary	0	0.0 X salary
Laurie M. Marsh	515,000	3 X salary	16,222	4.6 X salary
Darrell R. Brown	750,000	3 X salary	20,873	4.1 X salary
(1)	Excludes shares underlying unexercised or unvested long-term incentive awards.

58	ECOLAB - 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our Analysis

Our analysis indicates that our stock retention and ownership guidelines are consistent with the design provisions of other companies disclosing such guidelines, as reported in public SEC filings and as periodically published in various surveys and research reports. Our analysis further indicates that our NEOs are in compliance with our guidelines either by having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% or 50%, as applicable, of all after-tax profit shares from any stock option exercises or restricted stock unit vesting.

Compensation Recovery

The Company’s Board of Directors has adopted a policy requiring the reimbursement of annual cash incentive and long-term equity incentive payments made to an executive officer due to the executive officer’s misconduct, as determined by the Board based on the recommendation of the Compensation & Human Capital Management Committee. Each of our executive officers has agreed in writing to this policy. The policy was amended in February 2019 with respect to future awards to, among other matters, expand the nature of misconduct addressed by the policy and add a financial restatement recovery provision consistent with proposed SEC rules. The original policy was filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as Exhibit (10) W and the amended policy was filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as Exhibit (10.16). Both are available along with our other SEC filings at our website at www.investor.ecolab.com/financials/sec-filings.

Regulatory Considerations

We monitor changes in the tax and accounting regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. Compensation in excess of $1 million earned by our executive officers who are subject to 162(m) of the Internal Revenue Code is not deductible. The Compensation & Human Capital Management Committee has the discretion to approve, and we will continue to pay, compensation that will not be deductible for federal income tax purposes.

We have designed and administered our deferred compensation, equity compensation and change-in-control severance plans to be in compliance with federal tax rules affecting non-qualified deferred compensation. In accordance with FASB Accounting Standards Codification 718, Compensation - Stock Compensation, for financial statement purposes, we expense all equity-based awards over the service period for awards expected to vest, based upon their estimated fair value at grant date. Accounting treatment has not resulted in changes in our equity compensation program design for our NEOs.

Compensation Risk Analysis

The Compensation & Human Capital Management Committee has established an annual process and criteria for assessing risk in our compensation programs and has directed management to apply that process and criteria to all compensation plans and practices that have the potential to give rise to behavior that creates risks that are reasonably likely to have a material adverse effect on the Company and to report the results to the Compensation & Human Capital Management Committee. As part of the process in 2022, the Company took the following steps to complete the assessment: (1) we agreed on a materiality framework for determining which compensation plans and practices to review; (2) we inventoried plans and practices that fell within the materiality framework; (3) we reviewed the identified plans and practices against our evaluation framework established in consultation with the Compensation & Human Capital Management Committee’s independent compensation consultant, FW Cook; (4) we identified factors, processes or procedures in place which may mitigate any risks in identified plans and practices; and (5) the Compensation & Human Capital Management Committee reviewed the results of the analysis with FW Cook. Our risk assessment revealed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees as well as various risk control and mitigation features of our programs, including varied and balanced performance targets, review procedures for incentive pay calculations, appropriate incentive payout caps, the Company’s rights to cancel incentive awards for employee misconduct, discretionary authority of the Compensation & Human Capital Management Committee to reduce award pay-outs, internal controls around customer and distributor pricing and contract terms, our stock ownership guidelines, prohibition on hedging Company stock and our compensation recovery (“clawback”) policy.

ECOLAB - 2023 Proxy Statement	59

SUMMARY COMPENSATION TABLE FOR 2022

SUMMARY COMPENSATION TABLE FOR 2022

The following table shows cash and non-cash compensation for the years ended December 31, 2022, 2021 and 2020 for the persons serving as the Company’s “Principal Executive Officer” and “Principal Financial Officer” during the year ended December 31, 2022 and for the next three most highly-compensated executive officers who were serving in those capacities at December 31, 2022.

Name & Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation (1)(4) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Christophe Beck	2022	1,056,250	-	3,613,018	3,918,064	0	0	133,088	8,720,419
Chairman and	2021	1,000,000	-	2,879,914	2,870,215	1,426,047	0	189,713	8,365,888
Chief Executive Officer	2020	700,000	-	2,403,697	2,248,116	0	1,017,976	75,271	6,445,060
(principal executive officer)
Scott D. Kirkland(7)	2022	637,500	-	1,385,028	1,501,940	0	21,536	42,883	3,588,887
Chief Financial Officer	2021	-	-	-	-	-	-	-	-
(principal financial officer)	2020	-	-	-	-	-	-	-	-
Lanesha T. Minnix(7)(8)	2022	340,114	1,693,267 (8)	2,044,326	822,806	0	-	51,249	4,951,762
Executive Vice President,	2021	-	-	-	-	-	-	-	-
General Counsel and	2020	-	-	-	-	-	-	-	-
Secretary
Laurie M. Marsh(7)	2022	510,000	-	2,707,124	705,263	0	0	42,062	3,964,448
Executive Vice President -	2021	-	-	-	-	-	-	-	-
Human Resources	2020	-	-	-	-	-	-	-	-
Darrell R. Brown(7)	2022	643,750	-	1,204,292	1,306,009	416,828	0	101,973	3,672,852
President and	2021	-	-	-	-	-	-	-	-
Chief Operating Officer	2020	-	-	-	-	-	-	-	-
(1)	Includes amounts deferred under Section 401(k) of the Internal Revenue Code pursuant to the Company’s Savings Plan and ESOP, amounts deferred under a non-qualified defined contribution deferred compensation plan maintained by the Company for a select group of executives, and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.
(2)	Represents the aggregate grant date fair value of performance-based restricted stock unit (“PBRSU”) award grants during the year in accordance with FASB ASC Topic 718, based on the average daily share price of the Company’s Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of applicable performance criteria over the performance period. The PBRSU awards cliff-vest after three years, subject to attainment of three-year average annual return on invested capital goals for the Company over the performance period. See Note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2022, located at Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for further discussion of the assumptions used in determining these values. See footnote (1) to the “Grants of Plan-Based Awards for 2022” table on page 62 for a description of the specific performance goals for the PBRSUs. In addition to their regular PBRSU awards, in August 2022 Ms. Minnix and Ms. Marsh received special restricted stock unit awards of 8,072 units and 12,915, respectively, that are included in the amounts reported for them in the table above. The special restricted stock unit awards for Ms. Minnix and Ms. Marsh were valued at $1,285,547 and $2,056,843, respectively, and the regular PBRSU awards for Ms. Minnix and Ms. Marsh were valued at $785,779 and $650,281, respectively, in accordance with FASB ASC Topic 718. The special restricted stock unit awards for Ms. Minnix and Ms. Marsh vest as to one-third of the units on each of the first three anniversary dates of the grant, subject to continued employment and the post-termination and change-in-control provisions generally described at pages 73 through 77 under the heading “Potential Payments Upon Termination or Change-in-Control.” For additional information about these awards see page 57 under the heading “Restricted Stock Units.”

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SUMMARY COMPENSATION TABLE FOR 2022

(3)	Represents the aggregate grant date fair value of stock option grants during the year in accordance with FASB ASC Topic 718 but with no discount for estimated forfeitures. The value of grants has been determined by application of the lattice (binomial)-pricing model. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. See Note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2022, located at Item 8 of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for further discussion of the assumptions used in determining these values. The specific assumptions used in the valuation of the options granted in 2022 are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life (years)	Expected Volatility	Expected Dividend Yield
12/07/2022 (all executives)	3.54%	6.10	23.48%	1.43%
(4)	Represents the annual cash incentive awards earned and paid in respect of 2022 under the Company’s Management Incentive Plan (“MIP”). The MIP is discussed in the Compensation Discussion and Analysis beginning at page 52 and as part of the table entitled “Grants of Plan-Based Awards for 2022” at page 62.
(5)	Represents he aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the Company’s defined benefit plans as of December 31, 2022 over such amount as of December 31, 2021, except as otherwise noted. The Company’s defined benefit plans include the Pension Plan, the Mirror Pension Plan, the Supplemental Executive Retirement Plan, the Nalco Supplemental Pension Plan and the Australia Plan which are discussed beginning at page 66 as part of the table entitled “Pension Benefits for 2022.” The change in pension benefit is reported as $0 for Mr. Beck, Ms. Marsh and Mr. Brown, but was actually negative for these NEOs as follows: Mr. Beck, -$794,437; Ms. Marsh, - $990,567; and Mr. Brown, -$41,619. Increases in both the discount rate and lump sum/annual installment interest rates, combined with the fact that certain benefits are frozen were enough to fully offset increases in pension benefits. Mr. Brown is an inactive participant in the Australia Plan, which is a broad-based pension plan covering certain Australian employees, and no other named executive officer participates in the Australia Plan. The change in the actuarial present value during 2022 of Mr. Brown’s Australia Plan benefit is primarily attributable to changes in actuarial assumptions and the passage of time and does not reflect any additional accruals for service or compensation in 2022. Mr. Brown’s change in pension benefit is accrued in Australian dollars and is reported based on a conversion rate of 1.4736AUD = 1$U.S. on November 30, 2022, and a conversion rate of 1.4031AUD = 1$U.S. on November 30, 2021, using pension measurement dates of November 30, 2022 and November 30, 2021, consistent with the Company’s assumptions under FASB ASC Topic 715 for financial reporting regarding international retirement plans. There are no “above market” earnings under the Ecolab Mirror Savings Plan and the Nalco Company Supplemental Profit Sharing Plan, each a non-qualified defined contribution plan, because all earnings under these plans are calculated at the same rate as earnings on one or more externally managed investments available to participants in Ecolab’s broad-based tax-qualified deferred compensation plans. The Ecolab Mirror Savings Plan and the Nalco Company Supplemental Profit Sharing Plan are discussed beginning at page 70. Ms. Minnix commenced employment with the Company on June 13, 2022, and was not a participant in any of the plans during 2022.
(6)	Except as otherwise noted, amounts reported as All Other Compensation include:
(a)	Payment by the Company of certain perquisites, including costs relating to the following: (i) executive physical examinations for Messrs. Beck, Kirkland and Brown; (ii) in the case of Mr. Beck, $28,146 for the personal use of corporate aircraft, with incremental cost calculated using a method that takes into account aircraft fuel expenses and engine reserve expense per flight hour, as well as any landing and parking fees, crew travel expenses, on-board catering costs and dead-head flight costs attributable to such use; (iii) in the case of Mr. Brown, $12,500 representing a pro rata portion of $50,000 annual allowance to offset commuting expenses incurred for travel between his residence and corporate headquarters; (iv) in the case of Ms. Minnix, relocation allowance and relocation expense, and a gross up thereon of $20,875; (v) attendance by Mr. Brown at an incentives trip and the gross-up thereon in the amount of $770; (vi) spousal travel for Mr. Brown and Ms. Marsh and the gross up thereon in the amounts of $11,283 and $1,144, respectively; and (vi) business travel and accident insurance for each of the named executive officers for which no incremental cost is allocated to the named executive officers.
(b)	Payment by the Company of life insurance premiums in 2022 for Mr. Beck in the amount of $40,243. Ms. Marsh also has a self-funded death benefit agreement described at page 74 which imposes no incremental cost on the Company. These programs have been closed to new participants.
(c)	Payment of matching contributions made by the Company for 2022 as follows: (i) matching contributions made by the Company under the Company’s tax-qualified defined contribution 401(k) Savings Plan and ESOP available generally to all employees for: Mr. Beck, $18,642; Mr. Kirkland, $20,955; Ms. Minnix, $0; Ms. Marsh, $27,338; and Mr. Brown, $16,348; and (ii) matching contributions made or to be made by the Company on base salary and annual cash incentive award earned in respect of 2022 that the executive deferred under a non-qualified defined contribution deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Beck, $45,075; Mr. Kirkland, $19,950; Ms. Minnix, $0; Ms. Marsh, $12,300; and Mr. Brown, $45,335.
(d)	The Company maintains a self-funded, supplemental long-term disability benefit plan for certain executives, which benefits each of the named executive officers. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.
(7)	Mr. Brown, Mr. Kirkland, Ms. Minnix and Ms. Marsh were not NEOs in 2021 and 2020.
(8)	Amount reported in the Bonus column for Ms. Minnix represents one-time cash payments of $693,267 and $1,000,000 related to the commencement of her employment as discussed under the heading “Annual Cash Incentives” beginning at page 52.

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GRANTS OF PLAN-BASED AWARDS FOR 2022

GRANTS OF PLAN-BASED AWARDS FOR 2022

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards (1)(3)
								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number	Number	or Base	Fair Value
								of Shares	of Securities	Price of	of Stock
								of Stock or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)(3)	Options(3)(4)	Awards(5)	Awards(6)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Christophe Beck (PEO)
MIP(7)	N/A	633,750	1,584,375	3,168,750	-	-	-	-	-	-	-
2010 Stock Incentive Plan	12/07/2022	-	-	-	-	-	-	-	105,865	148.495	3,918,064
2010 Stock Incentive Plan	12/07/2022	-	-	-	10,163	25,408	25,408	-	-	-	3,613,018
Scott D. Kirkland (PFO)
MIP(7)	N/A	207,188	517,970	1,035,940	-	-	-	-	-	-	-
2010 Stock Incentive Plan	12/07/2022	-	-	-	-	-	-	-	40,582	148.495	1,501,940
2010 Stock Incentive Plan	12/07/2022	-	-	-	3,896	9,740	9,740	-	-	-	1,385,028
Lanesha T. Minnix
MIP(7)	N/A	209,100	522,750	1,045,500	-	-	-	-	-	-	-
2010 Stock Incentive Plan	08/03/2022	-	-	-	-	-	-	8,072	-	-	1,285,547
2010 Stock Incentive Plan	12/07/2022	-	-	-	-	-	-	-	22,232	148.495	822,806
2010 Stock Incentive Plan	12/07/2022	-	-	-	2,134	5,336	5,336	-	-	-	758,779
Laurie M. Marsh
MIP(7)	N/A	142,800	357,000	714,000	-	-	-	-	-	-	-
2010 Stock Incentive Plan	08/03/2022	-	-	-	-	-	-	12,915	-	-	2,056,843
2010 Stock Incentive Plan	12/07/2022	-	-	-	-	-	-	-	19,056	148.495	705,263
2010 Stock Incentive Plan	12/07/2022	-	-	-	1,829	4,573	4,573	-	-	-	650,281
Darrell R. Brown
MIP(7)	N/A	238,187	595,468	1,190,936	-	-	-	-	-	-	-
2010 Stock Incentive Plan	12/07/2022	-	-	-	-	-	-	-	35,288	148.495	1,306,009
2010 Stock Incentive Plan	12/07/2022	-	-	-	3,388	8,469	8,469	-	-	-	1,204,292
(1)	Amounts reflect the threshold, target and maximum number of shares of Company Common Stock that may be earned pursuant to performance-based restricted stock unit (“PBRSU”) awards granted in 2022. No PBRSUs may be earned if adjusted ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if adjusted ROIC is above the target goal; accordingly, target and maximum are equal. Dividend equivalents are not paid or accrued during the performance period. See the discussion under the heading “Performance-Based Restricted Stock Units” in the Compensation Discussion and Analysis for more information on these awards, including with respect to the target and maximum performance goals.
(2)	Represents the grant of restricted stock unit awards to Ms. Minnix and Ms. Marsh. Both awards will vest as to one-third of the units on each of the first three anniversaries of the date of grant. Dividend equivalents are not paid or accrued on unvested units.
(3)	If a holder terminates employment at or after age 55 with five or more years of continuous employment, stock options held at least six months will become immediately exercisable in full and the service-based vesting conditions on PBRSU awards held at least six months will be deemed satisfied but vesting will remain subject to attainment of the performance goals; all unvested restricted stock unit awards will terminate and be forfeited. A discussion of the consequences of a change in control on outstanding options, PBRSU awards and restricted stock awards begins at page 76 under the heading “Change in Control.”
(4)	Options granted in 2022 have a ten-year contractual exercise term and vest (or will be exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary.
(5)	Each of the stock options granted to our named executive officers during the year ended December 31, 2022 and reported in the table above were granted on the same date as our Compensation & Human Capital Management Committee approval date and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same-day stock volatility.
(6)	Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. With respect to stock options, the value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant and Ecolab’s stock price performance history as of the date of the grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options are located in footnote (3) to the Summary Compensation Table at page 60. With respect to PBRSUs, the value has been determined based on the average daily share price of the Company’s Common Stock at the date of the grant, adjusted for the absence of future dividends, and assuming the maximum award payout, consistent with the estimate of aggregate compensation cost to be recognized over the three-year vesting period of the award. See footnote (1) above for a description of the performance goals and performance period. With respect to RSUs, the value has been determined based on the average daily share price of the Company’s Common Stock at the date of the grant, adjusted for the absence of future dividends.
(7)	The Company maintains an annual cash incentive program for executives referred to as the Management Incentive Plan, or MIP, which is discussed in the Compensation Discussion and Analysis under the headings “Annual Cash Incentives” and “Regulatory Considerations,” including detail regarding the MIP performance goals. In the case of the named executive officer participants, the potential payouts that could be earned under the MIP for 2022 and that would be used to guide the Committee’s discretion under the MIP are noted in the MIP row of the above table. Actual payouts to each of the named executive officers with respect to 2022 are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 60. Each award is subject to and interpreted in accordance with the terms and conditions of the MIP, and no amount will be paid under the MIP unless and until the Committee has determined the extent to which the applicable performance goal has been met, the corresponding amount of the award earned by the participant and the degree to which the Committee chooses to exercise its permitted discretion under the MIP.

62	ECOLAB - 2023 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
			-			-	-
Christophe Beck (PEO)	25,830	0	-	103.2650	12/04/23	-	-	-	-
	24,471	0	-	107.6850	12/03/24	-	-	-	-
	23,071	0	-	119.1200	12/02/25	-	-	-	-
	23,833	0	-	117.7300	12/07/26	-	-	-	-
	20,729	0	-	137.0870	12/06/27	-	-	-	-
	16,287	0	-	158.5150	12/04/28	-	-	-	-
	29,957	0	-	184.3900	12/03/29	-	-	-	-
	33,839	16,920	-	221.4100	12/03/30	-	-	11,167	1,625,469
	20,082	40,166	-	223.7800	12/01/31	-	-	13,255	1,929,398
	0	105,865	-	148.4950	12/07/32	-	-	25,408	3,698,388
Scott D. Kirkland	2,150	0	-	103.2650	12/04/23	-	-	-	-
(PFO)	2,753	0	-	107.6850	12/03/24	-	-	-	-
	2,884	0	-	119.1200	12/02/25	-	-	-	-
	3,972	0	-	117.7300	12/07/26	-	-	-	-
	4,146	0	-	137.0870	12/06/27	-	-	-	-
	3,189	0	-	158.5150	12/04/28	-	-	-	-
	3,159	0	-	184.3900	12/03/29	-	-	-	-
	2,820	1,410	-	221.4100	12/03/30	2,482(3)	361,280	931	135,516
	5,857	11,715	-	223.7800	12/01/31	-	-	3,866	562,735
	0	40,582	-	148.4950	12/07/32	-	-	9,740	1,417,754
Lanesha T. Minnix	0	22,232	-	148.4950	12/07/32	8,072(4)	1,174,960	5,336	776,708
Laurie M. Marsh	11,917	0	-	117.7300	12/07/26	-	-	-	-
	10,364	0	-	137.0870	12/06/27	-	-	-	-
	9,500	0	-	158.5150	12/04/28	-	-	-	-
	8,715	0	-	184.3900	12/03/29	-	-	-	-
	6,956	3,478	-	221.4100	12/03/30	-	-	2,295	334,060
	3,012	6,025	-	223.7800	12/01/31	-	-	1,988	289,373
	0	19,056	-	148.4950	12/07/32	12,915(5)	1,879,907	4,573	665,646
Darrell R. Brown	10,000	0	-	117.7300	12/07/26	-	-	-	-
	17,274	0	-	137.0870	12/06/27	-	-	-	-
	16,287	0	-	158.5150	12/04/28	-	-	-	-
	13,072	0	-	184.3900	12/03/29	-	-	-	-
	9,776	4,888	-	221.4100	12/03/30	-	-	3,226	469,577
	4,686	9,372	-	223.7800	12/01/31	-	-	3,093	450,217
	0	35,288	-	148.4950	12/07/32	-	-	8,469	1,232,748
(1)	Stock options have a ten-year contractual exercise term and vest ratably on the first three anniversaries of the date of grant, subject to the post-termination and change-in-control provisions generally described on page 73 under the heading “Potential Payments Upon Termination or Change in Control.”

ECOLAB - 2023 Proxy Statement	63

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022

The vesting dates of the respective stock options held at December 31, 2022 that were unexercisable are summarized in the table below:

Name	Option Grant Date	Securities vesting December 2023	Securities vesting December 2024	Securities vesting December 2025	Option Expiration Date
Christophe Beck	12/03/20	16,920	0	0	12/03/30
(PEO)	12/01/21	20,083	20,083	0	12/01/31
	12/07/22	35,288	35,288	35,289	12/07/32
Scott D. Kirkland	12/03/20	1,410	0	0	12/03/30
(PFO)	12/01/21	5,857	5,858	0	12/01/31
	12/07/22	13,527	13,527	13,528	12/07/32
Lanesha T. Minnix	12/07/22	7,410	7,411	7,411	12/07/32
Laurie M. Marsh	12/03/20	3,478	0	0	12/03/30
	12/01/21	3,012	3,013	0	12/01/31
	12/07/22	6,352	6,352	6,352	12/07/32
Darrell R. Brown	12/03/20	4,888	0	0	12/03/30
	12/01/21	4,686	4,686	0	12/01/31
	12/07/22	11,762	11,763	11,763	12/07/32
(2)	Represents performance-based restricted stock unit (“PBRSU”) awards which cliff-vest after three years, subject to attainment of performance goals over a three-year performance period, and assuming attainment of target (which also represents maximum) performance, as the performance over the prior three-year period has exceeded threshold. In order from top to bottom, the PBRSUs have performance periods of 2021-2023, 2022-2024 and 2023-2025 and will vest on December 31, 2023, December 31, 2024 and December 31, 2025, respectively, and, subject to certification of results by the Compensation & Human Capital Management Committee, will be paid out in shares of Common Stock no later than March 15 following each vesting date. The awards are subject to the post-termination and change-in-control provisions generally described at pages 73 through 77 under the heading “Potential Payments Upon Termination or Change in Control.” The reported market value of $145.56 per share is based on the closing market price of the Company’s Common Stock on December 30, 2022.
(3)	Represents the grant of a restricted stock unit award to Mr. Kirkland on December 3, 2020. The award will vest as to 100% of the units on the third anniversary of the date of grant. Dividend equivalents are not paid or accrued on unvested units. The award is subject to the post-termination and change-in-control provisions generally described at pages 73 through 77 under the heading “Potential Payments Upon Termination or Change in Control.” The reported market value of $145.56 per share is based on the closing market price of the Company’s Common Stock on December 30, 2022.
(4)	Represents the grant of a restricted stock unit award to Ms. Minnix on August 3, 2022. The award will vest as to one-third of the units on each of the first three anniversaries of the date of grant. Dividend equivalents are not paid or accrued on unvested units. The award is subject to the post-termination and change-in-control provisions generally described at pages 73 through 77 under the heading “Potential Payments Upon Termination or Change in Control.” The reported market value of $145.56 per share is based on the closing market price of the Company’s Common Stock on December 30, 2022.
(5)	Represents the grant of a restricted stock unit award to Ms. Marsh on August 3, 2022. The award will vest as to one-third of the units on each of the first three anniversaries of the date of grant. Dividend equivalents are not paid or accrued on unvested units. The award is subject to the post-termination and change-in-control provisions generally described at pages 73 through 77 under the heading “Potential Payments Upon Termination or Change in Control.” The reported market value of $145.56 per share is based on the closing market price of the Company’s Common Stock on December 30, 2022.

64	ECOLAB - 2023 Proxy Statement

OPTION EXERCISES AND STOCK VESTED FOR 2022

OPTION EXERCISES AND STOCK VESTED FOR 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Christophe Beck (PEO)	-	-	7,190	1,046,576
Scott D. Kirkland (PFO)	-	-	758	110,334
Lanesha T. Minnix	-	-	-	-
Laurie M. Marsh	-	-	2,092	304,512
Darrell R. Brown	-	-	20,337(3)	3,318,834(3)
(1)	There were no option exercises by our NEOs in 2022..
(2)	Represents the performance-based restricted stock unit (“PBRSU”) shares earned for Ms. Marsh and Messrs. Beck and Kirkland for the 2020-2022 performance period that ended on December 31, 2022 because performance targets were met. The value shown as realized is based on the number of shares earned for the 2020-2022 performance period using the per-share closing market price of our Common Stock of $145.56 on December 30, 2022, although shares were not issued until Compensation & Human Capital Management Committee certification of results on February 22, 2023.
(3)	The number of shares acquired on vesting and value realized on vesting for Mr. Brown represents the sum of (a) 3,137 performance-based restricted stock unit (“PBRSU”) shares, (b) 14,400 restricted stock unit (“RSU”) shares vesting on May 2, 2022 with a value realized of $166.38 per share and (c) 2,800 RSU shares vesting on May 3, 2022 with a value realized of $166.55 per share. The PBRSU shares were earned for the 2020-2022 performance period that ended on December 31, 2022 because performance targets were met, with the value shown as realized for the PBRSU shares using the per-share closing market price of our Common Stock of $145.56 on December 30, 2022, although shares were not issued until Compensation & Human Capital Management Committee certification of results on February 22, 2023.

ECOLAB - 2023 Proxy Statement	65

PENSION BENEFITS FOR 2022

PENSION BENEFITS FOR 2022

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Christophe Beck (PEO)	Pension Plan	15.00	125,807	0
	Mirror Pension Plan	15.00	338,499	0
	Supplemental Executive Retirement Plan	18.10	1,993,578	0
Scott D. Kirkland (PFO)	Pension Plan	17.11	188,748	0
	Mirror Pension Plan	17.11	58,154	0
	Supplemental Executive Retirement Plan	N/A	-	-
Lanesha T. Minnix	Pension Plan	-	-	-
	Mirror Pension Plan	-	-	-
	Supplemental Executive Retirement Plan	N/A	-	-
Laurie M. Marsh	Pension Plan	31.00	1,191,153	0
	Mirror Pension Plan	31.00	185,343	0
	Supplemental Executive Retirement Plan	N/A	-	-
	Nalco Supplemental Pension Plan	19.00	1,843,364	0
Darrell R. Brown	Pension Plan	5.63	51,682	0
	Mirror Pension Plan	5.63	88,909	0
	Supplemental Executive Retirement Plan	N/A	-	-
	Australia Plan	15.22	1,815,258	0

The Company maintains the following non-contributory defined benefit plans for its executives: (i) a U.S. tax-qualified plan (Pension Plan); (ii) a non-qualified excess plan (“Mirror Pension”); and (iii) a supplemental executive retirement plan (“SERP”). Ms. Marsh also has an accrued benefit in the legacy non-contributory defined benefit plan known as the Nalco Company Supplemental Retirement Income Plan described on page 69 (“Nalco Supplemental Pension Plan”) relating to her employment with Nalco Company prior to the 2011 merger of Nalco Company with Ecolab. Mr. Brown also has a pension benefit in The AMP Signature Super - One Ecolab Superannuation Plan described on page 69 (“Australia Plan”), which covers certain Australian employees of the Company, from a prior employment assignment in Australia. Mr. Brown became a participant in the Pension Plan and the Mirror Pension Plan at the time of his transfer to employment in the U.S. on May 16, 2017. Ms. Minnix commenced employment with the Company on June 13, 2022, and did not become a participant in the Pension Plan and the Mirror Pension Plan until January 1, 2023 in accordance with plan terms. Mr. Beck is the only NEO participating in the SERP.

The preceding table shows the actuarial present value of the accumulated benefit for each executive officer under the plans identified above as of December 31, 2022 (with the exception of the Australia Plan, as noted below), using the same assumptions as are used by the Company for financial reporting purposes under generally accepted accounting principles, except that retirement age is assumed to be age 62.

The current accrued benefit for U.S. executives is allocated between the tax-qualified Pension Plan and the related supplemental non-qualified plans based on the Internal Revenue Code limitations applicable to tax-qualified plans as of December 31, 2022.

The present value is determined by using a discount rate of 5.18% for the Pension Plan and 5.00% for the Mirror Pension Plan and SERP for 2022 and assuming that the executive officer: (i) terminated employment on December 31, 2022 with vested benefits; and (ii) commenced a retirement benefit at age 62. The present value of the Pension Plan, generally payable as a single life annuity, assumed mortality rates from the “Pri-2012 Mortality Table” with the MP-2021 projection scale. Mirror Pension and SERP annuities were annual installment payments, or lump sums where available, using an interest rate of 4.98% and the mortality rates defined in the Mirror Pension and SERP plans as prescribed in Revenue Ruling 2001-62. Cash balance benefits were valued assuming future interest credits of 3.89% for periods after December 31, 2022. The cash balance annuity conversion for the SERP offset used the interest rate and mortality assumptions prescribed by the IRS under Internal Revenue Code Section 417(e) for pension lump-sum calculations at the time the SERP benefit was frozen.

66	ECOLAB - 2023 Proxy Statement

PENSION BENEFITS FOR 2022

Pension Plan - The Pension Plan is a tax-qualified defined benefit plan covering most U.S. employees of the Company and its U.S. affiliates. It is intended to provide employees a foundation for retirement benefits in the form of regular income.

●	Through December 31, 2020, participants hired prior to January 1, 2003 earned monthly pension benefits under a final average pay formula (“traditional formula”). There are no NEOs with benefits earned under the traditional formula.
●	Through December 31, 2020, participants hired after 2002, including Messrs. Beck, Brown and Kirkland and Ms. Marsh, accrued an account credit at the end of each year equal to a fixed percentage of the participant’s compensation for that year plus an interest credit applied to the participant’s account balance on the first day of that year (“cash balance formula”). The fixed percentage was either 5% or 3% depending on a participant’s date of entry into the Pension Plan. The cash balance formula was based on 5% of compensation for Mr. Kirkland and Ms. Marsh and 3% of compensation for Messrs. Beck and Brown. Compensation used in determining the credits is the participant’s base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS limits for qualified plans.
●	In 2010, the Pension Plan was amended to change the benefit accrual formula starting on January 1, 2021 to provide for the 3% cash balance formula accrual in lieu of the traditional formula or a 5% cash balance formula. The 3% cash balance formula applied to all the NEOs eligible to participate in the plan in 2022.
●	Participants become entitled to a non-forfeitable (“vested”) right to their Pension Plan benefit upon completing three years of continuous service with the Company. Normal retirement date is the date on which the participant attains age 65 and has completed at least three years of continuous service.
●	Participants with at least three years of continuous service may commence payment of their cash balance benefit at any time after termination. The payment will be the actuarial equivalent value of their account balance, determined using the mortality and interest factors prescribed by the IRS. The normal form of benefit for cash balance formula participants is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Optional forms of payment for cash balance benefits are lump-sum payment, single life annuity, and, for married participants only, joint and 75% or 100% survivor annuity. The beneficiary of a cash balance formula participant who dies before commencing benefits will receive a death benefit actuarially equivalent to the participant’s account balance.
●	Participants who were also participants in the legacy Nalco Retirement Income Plan, and who were hired by Nalco Company before November 1, 1999 or by Nalco Energy Services before July 1, 2001, and who had a vested benefit as of December 31, 2002, including Ms. Marsh, earn pension benefits in the form of a ten-year certain-and-life annuity benefit at normal retirement equal to the sum of (a) 2.0% of final average earnings multiplied by years of benefit service earned prior to January 1, 2003 up to a maximum of 25 years, plus (b) 0.5% of final average earnings multiplied by years of benefit service earned prior to January 1, 2003 in excess of 25 years, plus (c) 1.5% of final average earnings multiplied by years of benefit service earned between January 1, 2003 and December 31, 2009, minus (d) 1.5% of the Participant’s social security benefit multiplied by years of service, up to maximum of 50% (the “Legacy Nalco Benefit”). Final average earnings are the average of the 48 highest-paid consecutive calendar months of compensation out of the last 120 months worked. For this purpose, earnings include base pay, shift premiums, overtime pay, commissions, cash incentive awards, elective deferrals, and other bonuses received but excluding any amounts above the IRS compensation limits for qualified plans. Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 62. Employees who terminate with at least 5 years of service may commence their benefit at any age. Commencements prior to normal retirement age are reduced for early commencement. Participants who retire from Ecolab prior to normal retirement but after age 55 with four years of service may receive subsidized early retirement benefits. The (a) and (b) portion of the benefits are reduced by 2% per year prior to age 62. The (c) portion of the benefit is reduced by 4% per year from age 62. The (d) portion of the benefit is reduced 6-2/3% per year from 62 to 60, and 3-1/3% per year below age 60. Employees who terminate prior to age 55 with at least five years of service may commence their benefits at any age. The benefit is reduced 6% per year from age 62 to age 55. The reduced age 55 benefit is actuarially reduced from age 55 for commencements prior to age 55. The Retirement Income Plan offers several optional forms of payment, including a single life annuity, joint and survivor annuities with various percentages continued to a survivor, a level income annuity and a lump sum payment. The benefit paid under any of these options is actuarially equivalent to the ten-year certain-and-life annuity produced by the formula described above. The participants under this formula who were not vested as of January 1, 2003 did not accrue benefits after January 1, 2003.

ECOLAB - 2023 Proxy Statement	67

PENSION BENEFITS FOR 2022

Mirror Pension Plan - The Mirror Pension Plan is a non-qualified plan intended to restore benefits under the tax-qualified Pension Plan for those employees whose benefits are reduced by Internal Revenue Code limits. The Mirror Pension has generally the same terms as the Pension Plan except:

(i)	compensation is determined without regard to the IRS limits for qualified plans;
(ii)	vesting is accelerated upon a change in control; and
(iii)	benefits may be forfeited for certain serious misconduct.
●	Benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A (“409A Mirror Pension Benefits”) and are not linked to the Pension Plan. The normal form of 409A Mirror Pension Benefits is a 10-year annual installment payout commencing upon the later of attainment of age 55 or separation from service for traditional formula benefits, or upon separation from service for cash balance formula benefits, provided that payment to a “specified employee” (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-year annual installments, lump sum or an annuity option (single life, life and 5-year certain, life and 10-year certain, and for married participants, joint and 50%, 75% or 100% survivor). Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Pension Benefits before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the “1-year/5-year rule” which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for five years after the date the amounts would otherwise have been paid (the 5-year rule). A participant who elects an annuity option may choose among the various types of annuity forms at any time before benefit commencement.
●	Despite the plan’s normal form of benefit or a participant’s election of an optional form of benefit, the Company will cash out the participant’s Grandfathered Mirror Pension Benefit and/or the participant’s 409A Mirror Pension Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

SERP - The SERP is a non-qualified supplemental executive retirement plan intended to ensure a pension benefit that replaces a significant portion of the income of certain executives. The maximum SERP benefit equals 2% of final average compensation multiplied by years of credited service (up to 30 years), reduced by the benefits payable under the Pension Plan, the Mirror Pension and 50% of the age 65 Primary Social Security benefit. A participant age 65 with 30 years of service would receive benefits from all three defined benefit plans equal to 60% of final average compensation (less 50% of the age 65 Social Security benefit). For certain executives hired by the Company after age 35 and therefore unable to earn the maximum benefit at age 65, the SERP provides an additional “past service benefit.” The annual past service benefit equals 1% of the difference between final average compensation and annualized earnings at the time of joining the Company (“first year earnings”) multiplied by the difference between the executive’s age at date of hire and 35.

●	Material terms of the SERP are similar to those of the Pension Plan except:
(i)	compensation is determined without regard to the IRS limits for qualified plans;
(ii)	the SERP benefit vests upon attainment of age 55 and completion of ten years of service or attainment of age 65;
(iii)	vesting is accelerated upon a change in control;
(iv)	benefits may be forfeited for certain serious misconduct; and
(v)	the normal form of benefit with respect to SERP benefits accrued and vested as of December 31, 2004 (“Grandfathered SERP Benefits”) is a 15-year certain monthly annuity commencing at age 65, and participants may elect to receive an actuarially equivalent benefit in any of the optional forms of payment available under the Pension Plan or in a lump sum. SERP benefits accrued or vested after December 31, 2004 are subject to Internal Revenue Code Section 409A (“409A SERP Benefits”). The normal form of benefit, election of optional forms of benefit and time of commencement of the 409A SERP Benefits are linked to the Mirror Pension.
●	Despite the normal form of benefit or a participant’s optional form of benefit election, the Company will cash out the participant’s grandfathered SERP Benefits and/or the participant’s 409A SERP Benefits in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.
●	The Company does not grant extra years of credited service under the Pension Plan or the Mirror Pension Plan except as approved by its Board of Directors. Prior service credits have been approved by the Board in limited circumstances in

68	ECOLAB - 2023 Proxy Statement

PENSION BENEFITS FOR 2022

connection with a business acquisition or merger, entry into plan participation by employees formerly participating in a union plan while employed with the Company and for employment with the Company before the Pension Plan was adopted in 1972. None of the named executive officers has been granted extra years of service under these plans.
●	Mr. Beck was hired by the Company after age 35 and will benefit from the past service benefit and past service credits under the SERP. The SERP benefit in the above table includes past service benefits for Mr. Beck totaling $269,590 for 5.10 years of past service credit.
●	In 2010, the SERP was amended to eliminate further benefit accruals after December 31, 2020.

Nalco Supplemental Pension Plan - The Nalco Supplemental Pension Plan is a non-qualified plan intended to restore benefits under the tax-qualified Ecolab Pension Plan for those employees who are eligible to receive the Legacy Nalco Benefit and whose benefits are reduced by Internal Revenue Code limits. The Nalco Supplemental Pension Plan has generally the same terms as the Legacy Nalco Benefit under the Ecolab Pension Plan except that compensation is determined without regard to the IRS limits for qualified plans and benefits under the Nalco Supplemental Pension Plan are offset by benefits payable in respect of the Legacy Nalco Benefit and any early distributions from the Nalco Supplemental Pension Plan that were made in prior years due to change of control provisions. The form of payment of this benefit for all participants is a lump sum.

Australia Pension Plan - The actuarial present value of Mr. Brown's accrued benefit in the Australia Plan is reflected in the Pension Benefits for 2022 table on the line for “Australia Plan”. The measurement date of November 30, 2022, and other assumptions used to determine the value of Mr. Brown's benefit, are consistent with those used by the Company for financial reporting purposes under U.S. generally accepted accounting principles. The present value of Mr. Brown's current accrued benefit was determined based on a 5.27% discount rate. The benefit payable for Mr. Brown is a lump sum equal to the greater of: (i) an amount determined in accordance with the formula of R x PS x FAE, where R is either 20% or 15% depending upon a participant’s membership category; PS is the period of plan service of the participant completed at the date the participant became a frozen member calculated in complete years, with fractions of a year in complete days counting pro-rata; and FAE is the final pensionable earnings of the participant determined on the date of calculation/retirement; (ii) twice the participant’s own basic contribution account; and (iii) the minimum requisite benefit. Mr. Brown’s superannuation salary within the Australia Plan will continue to increase at a rate of 3% per annum while he continues his U.S. employment. Ecolab is not required to make contributions for Mr. Brown to the Australia Plan while he continues his U.S. employment. Additionally, his own basic contribution account is currently frozen and no contributions are being credited, but investment earnings are applied.

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NON-QUALIFIED DEFERRED COMPENSATION FOR 2022

NON-QUALIFIED DEFERRED COMPENSATION FOR 2022

Name	Executive Contributions in Last FY(1)(2) ($)	Registrant Contributions in Last FY(1)(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Christophe Beck (PEO)	60,100	45,075	-431,355	0	1,823,042
Scott D. Kirkland (PFO)	26,600	19,950	-26,408	0	192,228
Lanesha T. Minnix	0	0	0	0	0
Laurie M. Marsh	16,400	12,300	-120,435(4)	0	659,713(4)
Darrell R. Brown	60,446	45,335	-70,918	0	408,075
(1)	Reflects contributions credited to the NEO’s account in the Mirror Savings Plan described below include deferrals and match on base salary earned in 2022 and annual cash incentive earned in respect of 2022.
(2)	Amounts reported for executive contributions and included in the aggregate balance at year end include the following amounts which were reported as salary in 2022 in the Summary Compensation Table at page 60 and which were deferred by each named executive officer: Mr. Beck, $60,100; Mr. Kirkland, $26,600; Ms. Minnix, $0; Ms. Marsh, $16,400; and Mr. Brown, $27,100. Amounts reported for executive contributions include the following amounts reported as annual incentive bonus in the Summary Compensation Table at page 60 and which were deferred by each of the following named executive officers: Mr. Beck, $0; Mr. Kirkland, $0; Ms. Minnix, $0; Ms. Marsh, $0; and Mr. Brown, $33,346. Amounts reported for registrant contributions are described in more detail in part (ii) of footnote 6(c) at page 61 to the Summary Compensation Table at page 60.
(3)	Amounts reported in the aggregate balance at last fiscal year end include the following amounts which were previously reported as compensation to the named executive officer in the Summary Compensation Table: Mr. Beck, $787,801 (Mr. Beck was a named executive officer in 2015-2017 and 2019-2021); and Mr. Brown, $93,984 (Mr. Brown was a named executive officer in 2018). Mr. Kirkland, Ms. Marsh and Ms. Minnix have not previously been named executive officers.
(4)	Ms. Marsh also has a balance in the Nalco Company Supplemental Profit Sharing Plan (“Nalco Supplemental PSP”) described on page 72. Her earnings in 2022 with respect to the Mirror Savings Plan and the Nalco Supplemental PSP were $-120,717 and $282, respectively, and her balances at December 31, 2022 in the Mirror Savings Plan and the Nalco Supplemental PSP were $640,000 and $19,713, respectively.

The Mirror Savings Plan is a non-qualified defined contribution deferred compensation plan which enables executives to obtain the benefits of a tax-deferred savings and investment program without regard to limits on compensation and benefits imposed by the Internal Revenue Code on the Company’s tax-qualified deferred compensation plans. The plan is unfunded and does not protect the executive from insolvency of the Company. In 2022, participants were permitted to defer 8% of base salary in excess of the Internal Revenue Code compensation limit for tax-qualified plans. Participants were also permitted to defer up to 100% of their annual cash incentive compensation for the calendar year. The Company credits a matching contribution for participants equal to: (i) 100% of the amount of the executive’s deferrals that do not exceed 4% of covered compensation, plus (ii) 50% of the executive’s deferrals that exceed 4% but do not exceed 8% of the executive’s covered compensation.

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An account is maintained on the Company’s books in the name of each participating executive. The account is credited with phantom earnings at the same rate as earnings on externally managed investment funds available to participants in the Company’s tax-qualified deferred compensation plans. An executive is allowed to elect the investment fund or funds that will apply and may change the election at any time; provided that: (i) an executive officer is not permitted to elect the Company stock fund, and (ii) effective January 1, 2006, the Company discontinued making its matching contributions to the Company stock fund. The earnings rate applicable to each such investment fund for 2022 is as set forth in the following table:

Fund Name	2022 Earnings Rate (%)
Managed Income Portfolio II – Class 3	1.45
Fidelity Investments Money Market Government Portfolio – Institutional Class	1.51
Fidelity U.S. Bond Index Fund	-13.04
Western Asset Core Plus Bond Fund Class I	-18.79
State Street Target Retirement Income Non-Lending Series Fund – Class M	-11.00
State Street Target Retirement 2020 Non-Lending Series Fund – Class M	-12.19
State Street Target Retirement 2025 Non-Lending Series Fund – Class M	-14.86
State Street Target Retirement 2030 Non-Lending Series Fund – Class M	-17.01
State Street Target Retirement 2035 Non-Lending Series Fund – Class M	-17.87
State Street Target Retirement 2040 Non-Lending Series Fund – Class M	-18.37
State Street Target Retirement 2045 Non-Lending Series Fund – Class M	-18.76
State Street Target Retirement 2050 Non-Lending Series Fund – Class M	-19.09
State Street Target Retirement 2055 Non-Lending Series Fund – Class M	-19.08
State Street Target Retirement 2060 Non-Lending Series Fund – Class M	-19.08
State Street Target Retirement 2065 Non-Lending Series Fund – Class M	-19.09
Fidelity 500 Index Fund	-18.13
Harbor Capital Appreciation CIT Class 4	-37.39
Dodge & Cox Stock Fund Class I	-7.22
Fidelity Extended Market Index Fund	-26.43
SMID Cap Research Equity (Series 1) Portfolio	-22.17
American Funds EuroPacific Growth Fund Class R-6	-22.72
Fidelity Global ex U.S. Index Fund	-15.74
Ecolab Stock Fund	-36.70

Participants are always 100% vested in their deferred compensation account and are entitled to receive a distribution in cash upon termination, death or disability. The normal form of distribution with respect to the portion of the account attributable to contributions made before 2005 (“Grandfathered Mirror Savings Benefit”) is a single lump sum, but an executive may elect to receive such portion of the account in the form of annual installments over a period not to exceed ten years. The portion of the executive’s account attributable to contributions made after 2004 is subject to Internal Revenue Code Section 409A (“409A Mirror Savings Benefit”). The normal form of 409A Mirror Savings Benefit is a 10-Year Annual Installment payout commencing upon separation from service, provided that payment to a “specified employee” (certain officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-year annual installments or a lump-sum payment. Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Savings Benefit before the end of 2008 as permitted under 409A regulations and new participants may make such an election at the time of initial enrollment. Any subsequent change in optional form by a participant is subject to the “1-year/5-year rule” which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for five years after it would otherwise be paid (the 5-year rule). Despite the plan’s normal form of benefit or a participant’s election of an optional form of benefit, the Company will cash out the participant’s Grandfathered Mirror Savings Benefit and/or the participant’s 409A Mirror Savings Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000. Deferrals may be withdrawn during employment only upon an unforeseeable emergency and are limited to the amount needed to satisfy such emergency. Company matching amounts are not available for such in-service withdrawal and are subject to forfeiture for certain serious misconduct.

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NON-QUALIFIED DEFERRED COMPENSATION FOR 2022

The Nalco Supplemental PSP is a legacy non-qualified deferred compensation plan previously established and maintained by Nalco with the intent to provide for profit sharing contributions that exceed the Internal Revenue Code limitations applicable to tax-qualified plans and to comply with Internal Revenue Code Section 409A. No employee contributions were permitted under the Nalco Supplemental PSP. The entire balance for each participant, including Ms. Marsh, was paid out on December 1, 2011 as a result of a change-in-control due to the acquisition of Nalco Holding Company by Ecolab. Each active participant, including Ms. Marsh, subsequently received an employer contribution with respect to the 2012 plan year. Effective January 1, 2013, Ecolab ceased making employer contributions under the Nalco Supplemental PSP, however, active participants continue to accrue earnings on amounts already credited under the plan. The plan administrator credits earnings to all participants' accounts as of the last day of the year or such other date as it determines, based on the rate of return on the Managed Income Portfolio II – Class 3 fund available to participants in the Ecolab Savings Plan, which was 1.45%. Each participant is one hundred percent (100%) vested in his or her account.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company maintains certain plans, policies and practices covering named executive officers that will require it to provide incremental compensation upon certain types of terminations, including termination due to a change in control of the Company.

Overview – The following discussion describes additional amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries as a result of termination of employment in each of the following situations: voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability and change in control of the Company. For purposes of this discussion, estimated benefits are calculated as if the termination and/or change in control occurred on December 31, 2022, PBRSU and RSU awards are valued based on the value of a share of the Company’s stock of $145.56, which is the closing price on December 30, 2022, the last business day of the Company’s fiscal year, and option awards are valued based on the difference between $145.56 and the per share exercise price of the respective awards.

As permitted by SEC rules, the following discussion and amounts do not include the payments and benefits that are not enhanced by the termination of employment or change in control. These payments and benefits are referred to hereafter in this discussion as “vested benefits” and include:

●	benefits accrued under the Company’s Pension Plan, tax-qualified deferred compensation 401(k) and profit-sharing plan, in which all eligible employees participate;
●	benefits provided under a retiree health, and except as specified, a death benefits program, in which all eligible employees participate;
●	accrued vacation pay, health and life insurance plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;
●	payment of earned annual cash incentive payable if employed through the end of the year described beginning at page 52;
●	benefits accrued under the Mirror Savings Plan described in connection with the “Non-Qualified Deferred Compensation for 2022” table beginning at page 70;
●	benefits accrued that have vested under the SERP described in connection with the “Pension Benefits for 2022” table beginning at page 66;
●	stock options that have vested and become exercisable as described at page 56;
●	PBRSU awards that have vested upon completion of the relevant service period and whose payout are subject to the attainment of the relevant performance goals as described at page 56; and
●	shares of restricted stock or restricted stock units that have vested as described at page 57.

Voluntary Resignation – The Company is not obligated to pay any amounts in addition to the named executive officer’s vested benefits in the event of a voluntary termination of employment, unless the executive’s age and years of service qualify for special provisions applicable for retirement under the plans described below.

●	Annual Cash Incentive – If termination is after age 55 and completion of at least three years of service, the executive would receive payment of a portion of the annual cash incentive under the Company’s annual cash incentive program (Management Incentive Plan or “MIP”), which is described in the Compensation Discussion and Analysis beginning at page 52 and as part of the table entitled “Grants of Plan-Based Awards for 2022” beginning at page 62, earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to such an eligible executive officer for termination on December 31, 2022 would be the full amount of the actual annual cash incentive earned as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 60.
●	Retiree Life Insurance – Certain elected corporate officers who terminate employment at or after: (i) attaining age 55 and completing at least ten years of service or (ii) attaining age 65 are covered by an executive life insurance policy. Under the program, the beneficiary of the retired executive is entitled to a death benefit equal to two times the executive’s average compensation for the five consecutive years of employment preceding retirement which yields the highest average compensation, subject to the maximum of $750,000. Ms. Marsh is not one of the officers covered by

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

this policy. Pursuant to the terms of a separate death benefit plan described on page 74, if Ms. Marsh completes ten or more years of service after attaining age 45, her beneficiary would be entitled to a retiree death benefit of 150% of her annual base salary in effect on her termination date. Ms. Marsh has met the conditions for the retiree death benefit as of December 31, 2022.
●	Options – If termination is after: (i) age 55 and (ii) completion of at least five years of service, the executive would be entitled to accelerated vesting for options held at least six months and an extended, post-retirement exercise period of five years (or the remaining term of the options, if shorter).
●	PBRSUs – If termination is after: (i) age 55 and (ii) completion of at least five years of service, service-vesting conditions with respect to PBRSU awards held at least six months will be deemed satisfied, but vesting remains subject to the attainment of performance goals.

Three of our named executive officers, Mr. Beck, Ms. Marsh and Mr. Brown, would have been entitled to some or all of such special retirement provisions as of December 31, 2022, as follows:

	Annual Cash	Retiree Life	Accelerated Portion of		Accelerated Portion of		Total
	Incentive	Insurance	Stock Options(1)		PBRSUs(2)		(excluding Retiree Life Ins.)
Name	($)	($)	Number (#)	Value ($)	Number (#)	Value ($)	($)
Christophe Beck (PEO)	0	750,000	57,086	0	24,422	3,554,866	3,554,866
Laurie M. Marsh	0	772,500	9,503	0	4,283	623,433	623,433
Darrell R. Brown	416,828	-	14,260	0	6,319	919,794	1,336,622
(1)

The stock price of $145.56, representing the closing stock price on December 30, 2022, the last business day of the Company’s fiscal year, is below the exercise price for each of the stock options that would be accelerated and such stock options have no intrinsic value. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change in control, but not beyond the original ten-year term of the option.

(2)	Accelerated vesting of the PBRSUs for each of the named executive officers, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $145.56.

Discharge for Cause – The Company is not obligated to pay any amounts in addition to the named executive officer’s vested benefits in the event of a termination of employment for cause. The executive’s right to exercise vested options expires and unvested PBRSU and restricted stock unit awards are forfeited upon discharge for cause. Cause under the Company’s stock incentive plans includes: (a) deliberate injury or attempted injury related to the Company or any subsidiary, including dishonesty, fraud, misrepresentation, or embezzlement; (b) any unlawful or criminal activity of a serious nature; (c) any intentional and deliberate material breach of duty; or (d) material breach of any confidentiality or non-compete agreement.

An elected corporate officer with qualifying age and years of service would receive coverage under the retiree life insurance program described in the above section entitled “Voluntary Resignation.”

Death or Disability – In the event of a termination as a result of death or disability, the named executive officer or his or her beneficiaries would be entitled to the following benefits in addition to his or her vested benefits:

●	Executive Long-Term Disability Benefits – Certain executives who become “disabled” will, following a 180-day elimination period, receive payments from the Company equal to 60% of his or her base salary and annual cash incentive, reduced by the benefit paid under the Company’s insured long-term disability plan available to all full-time employees (which is limited to $15,000 per month). Total disability benefits are limited to $35,000 per month. An executive is “disabled” during the first 18 months if he or she cannot earn at least 80% of his or her pre-disability compensation at his or her own occupation. After 18 months, the executive is “disabled” if he or she cannot earn at least 80% of his or her pre-disability compensation at any occupation for which he or she is qualified by training, education or experience. Benefits may continue until the executive reaches Social Security Normal Retirement Age, subject to certain minimum lengths of payment. Benefits are limited to 24 months if disability is a result of mental illness that results from any cause, any condition that may result from mental illness, alcoholism which is under treatment, or the non-medical use of narcotics, sedatives, stimulants, hallucinogens or any other such substance.
●	Executive Life Insurance – If an executive covered by executive life insurance dies, his or her beneficiary will receive an insured basic executive death benefit equal to three times the executive’s base salary and target annual cash incentive for the year preceding the death, subject to a maximum benefit of $9,000,000. If an executive’s death is accidental, the beneficiary would receive an additional accidental death benefit amount equal to the executive death benefit, subject to a maximum of $6,000,000. If an executive’s death occurs during travel on Company business, the benefit would be increased by three times the executive’s annual compensation for the year preceding the death, subject to a maximum

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

business travel benefit of $6,000,000. Ms. Marsh is not covered by the aforementioned executive life insurance coverage; however, she is covered by a separate Nalco death benefit plan that was in effect prior to the Company’s merger with Nalco. This Nalco plan provides a death benefit equal to two times her base salary in effect on the date of her death.
●	Annual Cash Incentive – Payment of the annual cash incentive under the Company’s annual cash incentive program (Management Incentive Plan or “MIP”), which is described in the Compensation Discussion and Analysis beginning at page 52 and as part of the table entitled “Grants of Plan-Based Awards for 2022” at page 62, earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to each of the named executive officers for termination due to death or disability on December 31, 2022 would be the full amount of the actual annual cash incentive earned as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 60.
●	Options – If employment terminates as a result of death or disability, the vesting of options is accelerated and the post-death/disability exercise period is extended to five years (or the remaining term of the options, if shorter).
●	PBRSUs – If employment terminates as a result of death or disability, service-based vesting conditions on PBRSUs will be deemed satisfied, but vesting remains subject to attainment of performance goals.
●	Restricted Stock Unit Awards – If employment terminates as a result of death or disability, the vesting of restricted stock unit awards is accelerated.

							Total (excluding Executive
	Executive Long-Term	Executive Life	Accelerated Portion of		Accelerated Portion of		Life Ins. and Long-Term
	Disability Benefits	Insurance	Stock Options(1)		PBRSUs(2) and RSUs(3)		Disability Benefits)
Name	($)	($)	Number (#)	Value ($)	Number (#)	Value ($)	($)
Christophe Beck (PEO)	$35,000/mo	9,000,000	162,951	0	49,830	7,253,255	7,253,255
Scott D. Kirkland (PFO)	$35,000/mo	-	53,707	0	17,019	2,477,286	2,477,286
Lanesha T. Minnix	$30,750/mo	-	22,232	0	13,408	1,951,668	1,951,668
Laurie M. Marsh	$25,750/mo	1,030,000	28,559	0	21,771	3,168,987	3,168,987
Darrell R. Brown	$35,000/mo	-	49,548	0	14,778	2,152,541	2,152,541
(1)

The stock price of $145.56, representing the closing stock price on December 30, 2022, the last business day of the Company’s fiscal year, is below the exercise price for each of the stock options that would be accelerated and such stock options have no intrinsic value. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change in control, but not beyond the original ten-year term of the option.

(2)	Accelerated vesting of the PBRSUs for each of the named executive officers, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $145.56.
(3)

Amounts are with respect to PBRSUs for Messrs. Beck and Brown and PBRSUs and RSUs for Mr. Kirkland (14,537 PBRSUs/$2,116,006 and 2,482 RSUs/$361,280), Ms. Minnix (5,336 PBRSUs/$776,708 and 8,072 RSUs/$1,174,960) and Ms. Marsh (8,856 PBRSUs/$1,289,079 and 12,915 RSUs/$1,879,907).

Discharge Not for Cause: Resignation Due to Constructive Discharge – The Company negotiates severance arrangements on a case-by-case basis if an executive’s employment is terminated involuntarily without cause or if the executive resigns as a result of a constructive discharge. Any such negotiated settlement would require the named executive officer to sign a general release and waiver of claims against the Company and would typically require compliance with confidentiality and non-compete restrictions. Payment of such severance will generally be made in equal installments over regular payroll periods. For purposes of this disclosure, such a negotiated severance is estimated to include payment of up to two years’ base salary and target annual cash incentive for each of the named executive officers listed.

At the discretion of the Compensation & Human Capital Management Committee, the vesting of options may be accelerated or extended and the exercise period extended. However, no option may remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the Compensation & Human Capital Management Committee’s action, or beyond its expiration date, whichever first occurs.

In addition, the Compensation & Human Capital Management Committee may, at its discretion, accelerate the vesting of PBRSU and restricted stock unit awards. The PBRSU awards further provide that vesting of the service-based vesting conditions will be accelerated on a pro-rated basis in the event an executive’s employment is terminated without cause, with payment of the pro-rated award subject to satisfaction of applicable performance criteria.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In addition, if an executive’s position, age and years of service qualify at time of termination, the executive would receive benefits under the same special provisions applicable for retirement as are described in the section entitled voluntary resignation above. As noted in that section, three of our named executive officers, Mr. Beck, Ms. Marsh and Mr. Brown, would have been entitled to such special retirement provisions as of December 31, 2022.

	Severance	Accelerated Portion of		Accelerated Portion of
	Payments	Stock Options		PBRSUs and RSUs		Total
Name	($)	Number (#)	Value ($)	Number (#)	Value ($)(1)	Value ($)
Christophe Beck (PEO)	5,375,000	-	-	11,863	1,726,778	7,101,778
Scott D. Kirkland (PFO)	3,000,000	-	-	1,910	278,020	3,278,020
Lanesha T. Minnix	2,275,500	-	-	0	0	2,275,500
Laurie M. Marsh	1,751,000	-	-	2,193	319,213	2,070,213
Darrell R. Brown	3,000,000	-	-	3,182	463,172	3,463,172
(1)	Accelerated vesting of the PBRSUs for each of the named executive officers, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $145.56, the closing price on December 30, 2022, the last business day of the Company’s fiscal year.

Change in Control – The Company maintains a Change-in-Control Severance Compensation Policy (the “Policy”) which applies to elected officers (other than assistant officers) of the Company, including each named executive officer listed in the Summary Compensation Table at page 60. The Policy excludes an officer who may otherwise be eligible for coverage but is covered by separate change-in-control or similar agreements with the Company or a subsidiary. The Board of Directors may terminate the Policy after two years’ advance notice, except that the Policy may not be terminated within two years after a change in control has occurred.

The Policy entitles an officer to a severance payment if, within two years following a change in control, the officer’s employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the sum of: (i) two times the sum of the officer’s base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary, and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the 280G excise tax. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to the participant due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims.

The Company’s non-qualified Mirror Pension Plan and Supplemental Executive Retirement Plan discussed under the section entitled “Pension Benefits for 2022” beginning at page 66 provide that the interests of participants shall vest and become non-forfeitable upon a change in control of the Company. Each of the named executive officers other than Ms. Minnix participates in the Mirror Pension Plan and is vested in these benefits. Mr. Beck also participates in the Supplemental Executive Retirement Plan and is already vested in this benefit.

Upon a change in control, if any outstanding option, PBRSU award or restricted stock unit award is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change in control, and if within two years after the change in control an executive’s employment or other service is terminated without Cause or is terminated by the executive for Good Reason, then:

(i)	each of the executive’s outstanding options will become exercisable in full and remain exercisable for the remaining term of the option,
(ii)	each of the holder’s unvested restricted stock unit awards and PBRSU awards will fully vest, and
(iii)	any performance goals applicable to the holder’s PBRSU awards will be deemed to have been satisfied to the target level of performance.

If any outstanding option, PBRSU award or restricted stock unit award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change in control unless and to the extent the Compensation & Human Capital Management Committee elects to terminate such options or awards in exchange for a payment with respect to each option or award in an amount equal to the excess, if any, between the fair market value of the shares subject to the option or award immediately

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

prior to the effective date of such change in control (which may be the fair market value of the consideration to be received in the change-in-control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such option or award (or, if there is not excess, such option or award may be terminated without payment).

For purposes of the Policy and stock incentive plans, the term “change in control” means the occurrence of any of the following events:

●	a person or group acquires 25% or more of the Company’s outstanding voting power;
●	during any 24 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;
●	the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company’s voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; or
●	the consummation of a plan of complete liquidation or the Company sells all or substantially all of the Company’s assets, other than to an entity with more than 50% of its voting power owned by the Company’s stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

The table below summarizes the maximum additional payments the Company would be obligated to make if a qualifying termination due to a change in control occurred on December 31, 2022.

	Severance Payments					Equity Awards
					(A)	(B)		(C)
		Accelerated		Health	Total	Accelerated Portion of		Accelerated Portion of		Total
	Cash Lump	Portion of	Outplacement	Insurance	Severance	Stock Options		PBRSU & RSU Awards		Potential
	Sum	Pension	Service Fees	Premiums	Payments	Number	Value	Number	Value	Value
Name	($)	($)(1)	($)	($)	($)	(#)(2)	($)(3)	(#)	($)(4)	($)(5)
Christophe Beck	5,375,000	-	215,000	38,683	5,628,683	162,951	0	49,830	7,253,255	12,881,937
Scott D. Kirkland	3,000,000	-	150,000	38,683	3,188,683	53,707	0	17,019	2,477,286	5,665,968
Lanesha T. Minnix	2,275,500	-	123,000	38,683	2,437,183	22,232	0	13,408	1,951,668	4,388,851
Laurie M. Marsh	1,751,000	-	103,000	42,465	1,896,465	28,559	0	21,771	3,168,987	5,065,452
Darrell R. Brown	3,000,000	-	150,000	28,640	3,178,640	49,548	0	14,788	2,152,541	5,331,182
(1)	Represents that portion of the actuarial present value of accumulated pension benefits reported in the “Pension Benefits for 2022” table at page 66 which would become payable upon a change in control as a result of acceleration of vesting.
(2)	Total number of unvested options as of December 31, 2022.
(3)	The stock price of $145.56, representing the closing stock price on December 30, 2022, the last business day of the Company’s fiscal year, is below the exercise price for each of the stock options that would be accelerated and such stock options have no intrinsic value. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change in control, but not beyond the original ten-year term of the option.
(4)	Represents the value of PBRSU and RSU awards as of December 31, 2022 that would be accelerated at a stock price of $145.56. Amounts are with respect to PBRSUs for Messrs. Beck and Brown and PBRSUs and RSUs for Mr. Kirkland (14,537 PBRSUs/$2,116,006 and 2,482 RSUs/$361,280), Ms. Minnix (5,336 PBRSUs/$776,708 and 8,072 RSUs/$1,174,960) and Ms. Marsh (8,856 PBRSUs/$1,289,079 and 12,915 RSUs/$1,879,907).
(5)	Represents the sum of amounts in Column (A) Total Severance Payments, (B) Accelerated Portion of Stock Options and (C) Accelerated Portion of PBRSU and Restricted Stock Unit Awards.

ECOLAB - 2023 Proxy Statement	77

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table presents, as of December 31, 2022, compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,450,357(1)	$160.45(1)	5,475,902
Total	8,450,357	$160.45	5,475,902
(1)	Includes 210,987 Common Stock equivalents representing deferred compensation stock units earned by non-employee directors under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, 823,170 Common Stock equivalents under our 2010 Stock Incentive Plan representing performance-based restricted stock units payable to employees, and 385,097 Common Stock equivalents under our 2010 Stock Incentive Plan representing restricted stock units payable to employees. All of the Common Stock equivalents described in this footnote (1) are not included in the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

78	ECOLAB - 2023 Proxy Statement

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

For purposes of the tables below, the principal executive officer (“PEO”) and non-PEO named executive officers for 2020, 2021 and 2022 are the following:

Year	PEO	Non-PEO named executive officers
2022	Christophe Beck	Scott D. Kirkland, Lanesha T. Minnix, Laurie M. Marsh, Darrell R. Brown
2021	Christophe Beck	Daniel J. Schmechel, Angela M. Busch, Timothy P. Mulhere and Douglas M. Baker, Jr.
2020	Douglas M. Baker, Jr.	Daniel J. Schmechel, Christophe Beck, Machiel Duijser and Elizabeth A. Simermeyer

	Summary		Average Summary Compensation Table total	Average Compensation actually paid	Value of fixed $100 investment based on:
Year	Compensation Table total for PEO (1)	Compensation actually paid to PEO (2)	for non-PEO named executive officers (3)	to non-PEO named executive officers (4)	Total shareholder return (5)	Peer Group total shareholder return (6)	Net Income (millions) (7)	Adjusted EPS (8)
	($)	($)	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	8,720,419	2,627,030	4,044,487	2,631,032	77.87	134.30	1,091.7	4.49
2021	8,365,888	10,099,689	3,082,720	4,579,856	123.79	151.89	1,129.9	4.69
2020	16,905,180	18,110,719	5,434,441	5,377,090	113.17	119.36	(1,205.1)	4.02

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table at page 60.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO
	($)	($)	($)	($)	($)	($)
2022	8,720,419	(7,531,081)	1,398,052	0	39,640	2,627,030
2021	8,365,888	(5,750,129)	7,440,403	0	43,527	10,099,689
2020	16,905,180	(10,854,129)	16,619,383	(4,601,533)	41,818	18,110,719
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

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PAY VERSUS PERFORMANCE

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2022	7,843,382	(4,114,803)	-	(2,330,527)	-	-	1,398,052
2021	6,429,092	897,867	-	113,444	-	-	7,440,403
2020	10,538,992	2,677,081	-	3,403,310	-	-	16,619,383
(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)	The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the PEO during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
	($)	($)	($)
2022	39,640	-	39,640
2021	43,527	-	43,527
2020	41,818	-	41,818

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO named executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO named executive officers as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO named executive officers as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)	($)	($)
2022	4,044,487	(2,919,197)	1,494,256	(5,384)	16,870	2,631,032
2021	3,082,720	(1,594,538)	3,073,423	0	18,251	4,579,856
2020	5,434,441	(3,078,907)	3,700,875	(821,580)	142,261	5,377,090

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PAY VERSUS PERFORMANCE

(a)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
	($)	($)	($)	($)	($)	($)	($)
2022	2,931,884	(721,836)	-	(715,792)	-	-	1,494,256
2021	1,788,525	976,574	-	308,324	-	-	3,073,423
2020	3,084,855	296,176	-	319,844	-	-	3,700,875
(b)	The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
	($)	($)	($)
2022	16,870	-	16,870
2021	18,251	-	18,251
2020	142,261	-	142,261

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the group of 21 comparison companies for compensation benchmarking set forth under the heading “Compensation Benchmarking” found under the Compensation Discussion and Analysis of this Proxy Statement at page 49.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year. The amount of net income for 2020 reflects a loss from discontinued operations, net of tax, of $2,172.5 million.
(8)	Our non-GAAP adjusted financial measure for diluted earnings per share excludes the impact of special (gains) and charges and the impact of discrete tax items. We include items within special (gains) and charges and discrete tax items that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs associated with historical trends and future results. After tax special (gains) and charges are derived by applying the applicable local jurisdictional tax rate to the corresponding pre-tax special (gains) and charges.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s compensation programs are designed to enable us to attract and retain the leadership talent that is necessary to successfully manage our strong earnings growth and return on invested capital objectives, while balancing necessary investment in the businesses in order to achieve attractive, long-term shareholder returns. As required by Item 402(v) of Regulation S-K, the following is a list of performance measures, which in our assessment represents the most important performance measures used by the Company to link compensation actually paid to the Company’s NEOs for 2022:

●	Adjusted diluted earnings per share
●	Adjusted return on invested capital
●	Adjusted operating income (total division and business unit)
●	Revenue (business unit)

ECOLAB - 2023 Proxy Statement	81

PAY VERSUS PERFORMANCE

Description of Relationships Between Information Presented

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

COMPENSATION ACTUALLY PAID AND CUMULATIVE TSR

$20,000,000.00
$18,000,000.00
$16,000,000.00
$14,000,000.00
$12,000,000.00
$10,000,000.00
$8,000,000.00
$6,000,000.00
$4,000,000.00
$2,000,000.00
$0.00
Compensation Actually Paid
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Cumulative TSR
(value of initial $100 investment)
$113.17
$123.79
$77.87
2020
2021
2022
Former PEO
Current PEO
Average for Non-PEO NEOs
TSR

COMPENSATION ACTUALLY PAID AND NET INCOME

82	ECOLAB - 2023 Proxy Statement

PAY VERSUS PERFORMANCE

COMPENSATION ACTUALLY PAID AND ADJUSTED EPS

$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Cumulative TSR
(value of initial $100 investment)
$119.36
$113.17
$151.89
$123.79
$134.30
$77.87
2020
2021
2022
Ecolab Inc.
Peer Group

CUMULATIVE TSR OF THE COMPANY AND CUMULATIVE TSR OF THE PEER GROUP

$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Cumulative TSR
(value of initial $100 investment)
$151.89
$134.30
$123.79
$119.36
$113.17
$77.87
2020
2021
2022
Ecolab Inc.
Peer Group

ECOLAB - 2023 Proxy Statement	83

PAY RATIO DISCLOSURE

PAY RATIO DISCLOSURE

We are required by SEC rules to disclose: (i) the annual total compensation for our CEO; (ii) an estimate of the median annual total compensation for a global population consisting of our associates (excluding our CEO) and other individuals whom such rules deem to be our employees (collectively, our “global employees,” and the global employee having the median of such global employees’ estimated annual total compensation, our “global median employee”); and (iii) the ratio of the annual total compensation for our CEO to the annual total compensation for our global median employee. For the year ended December 31, 2022, the annual total compensation for our CEO was $8,720,419, as reported in the final column of the Summary Compensation Table at page 60, and the annual total compensation for our global median employee was $55,729, calculated in accordance with the rules applicable to the Summary Compensation Table. For the year ended December 31, 2022, the annual total compensation for our CEO was 156 times the annual total compensation for our global median employee.

For purposes of identifying our global median employee, in accordance with SEC rules we used the same global median employee for calculating the 2022 ratio as we did for calculating the 2020 ratio, as we believe that there has been no material change in our employee population or employee compensation arrangements during 2022 that would significantly impact the pay ratio.

For purposes of identifying our global median employee in 2020, we used our global employee population as of November 1, 2020, which consisted of 47,686 total global employees, of whom 18,735 were employed in the United States and 28,951 were employed in foreign jurisdictions. As permitted by SEC rules, we excluded: (i) leased employees and independent contractors; (ii) 2,351 employees in the foreign jurisdictions of Azerbaijan (1 employee), Ethiopia (1 employee), Jersey (1 employee), Libya (1 employee), Uzbekistan (1 employee), Aruba (2 employees), Belarus (2 employees), Bosnia (2 employees), Jordan (2 employees), Bahamas (3 employees), Tunisia (3 employees), Saint Lucia (5 employees), Uruguay (9 employees), Fiji (11 employees), Trinidad and Tobago (14 employees), Algeria (17 employees), Tanzania (19 employees), Bulgaria (21 employees), Barbados (22 employees), Nicaragua (23 employees), Uganda (26 employees), El Salvador (28 employees), Morocco (29 employees), Honduras (35 employees), Kenya (40 employees), Ukraine (41 employees), Jamaica (46 employees), Pakistan (50 employees), Vietnam (59 employees), Guatemala (79 employees), Peru (86 employees), Malta (88 employees), Venezuela (101 employees), Costa Rica (141 employees), Argentina (509 employees), and Indonesia (833 employees). After giving effect to these exclusions, the number of global employees from which our global median employee was identified was 45,335. To identify the median employee, we first calculated the sum of base salary and commissions for the 12-month period ending October 31, 2020. We annualized this amount for global employees who commenced employment during that period. For global employees paid in currencies other than U.S. dollars, we converted to U.S. dollars using treasury rates as of September 30, 2020. Upon calculating the median amount of compensation utilizing this methodology, we applied statistical sampling with the assistance of an outside expert to identify the population of global employees with compensation within a 5 percent range around the median. From this population of employees, we identified a median employee and then calculated their total annual compensation.

We believe the pay ratio presented above is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because the SEC rules for identifying the global median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

84	ECOLAB - 2023 Proxy Statement

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is presenting this proposal which gives you as a stockholder the opportunity to recommend to the Board of Directors whether future advisory votes on the compensation of the executives described in the proxy statement, such as that provided for in Proposal 5: Advisory Vote to Approve the Compensation of our Named Executive Officers Disclosed in this Proxy Statement, should occur every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. We last asked our stockholders to indicate the frequency with which they believe executive compensation advisory votes should occur at the Company’s 2017 Annual Meeting of Stockholders. Following that meeting, the Board of Directors determined that such votes should be conducted every year.

After careful consideration, the Board of Directors, on the recommendation of the Compensation & Human Capital Management Committee, has determined that conducting annual advisory votes to approve named annual executive compensation remains the best approach for the Company and our stockholders as it allows our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement. While this new stockholder vote on this matter will not be binding on the Company, the Board of Directors will take into account the outcome of the vote when considering the frequency of future votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Stockholders may cast a vote on the preferred frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the stockholders wish the company to include an advisory vote on the compensation of Ecolab Inc. named executive officers pursuant to Section 14A of the Security Exchange Act every:

-	one year (annual);
-	two years (biennial); or
-	three years (triennial).”

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends that you vote for ONE YEAR frequency. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted for ONE YEAR frequency.

ECOLAB - 2023 Proxy Statement	85

PROPOSAL 7: STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR POLICY

PROPOSAL 7: STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR POLICY

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who owns no fewer than 100 shares of our Common Stock, has requested that the following proposal be included in this proxy statement and voted on at the Annual Meeting. The Company disclaims any responsibility for the accuracy or content of this proposal, which is presented in the form received from the proponent in accordance with SEC rules.

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

STOCKHOLDER PROPOSAL

Proposal 7 – Independent Board Chairman

The shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

This policy could be phased in when there is a leadership transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

According to the 2022 Ecolab proxy the Ecolab Lead Director has 5 duties and 2 potential duties. This is nothing compared to the duties of the independent Chairman of the Board called for in this proposal.

A lead director is thus no substitute for an independent board chairman. With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman. A lead director cannot call a special shareholder meeting.

A lead director can delegate many details of his lead director duties to management and then simply rubber-stamp it. Management has not explained how shareholders can be sure of what goes on in regard to lead director delegation.

One of the primary functions of an independent chairman of the Board is to manage the Board of Director which is lacking at Ecolab since director John Zillmer, with 17 years on the Board, got roasted with 97 million negative votes.

The increased complexities of companies of more than $40 Billion in market capitalization, like Ecolab, demand that 2 persons fill the 2 most important jobs in the company.

Please vote yes:
Independent Board Chairman - Proposal 7

86	ECOLAB - 2023 Proxy Statement

PROPOSAL 7: STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR POLICY

BOARD OF DIRECTORS’ RESPONSE

After careful consideration, our Board of Directors recommends that you vote AGAINST this proposal because it believes that the Company and our stockholders are best served by a flexible policy that allows the Board to determine the leadership structure that best meets the needs of the Company and its stockholders at any given time.

Our Commitment to Independent Board Leadership

The Board of Directors strongly believes that independent board oversight is vital. Currently, all of our directors, with the exception of Mr. Beck, are independent in accordance with the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law, and the Board’s independence policy. In addition, our Corporate Governance Principles require an independent Lead Director at any time when the Chairman also holds the office of Chief Executive Officer (“CEO”) or is otherwise not independent. Further, our Corporate Governance Principles provide that, as a guideline, the Lead Director role should rotate every four to six years.

Under our corporate governance framework, our Lead Director and independent directors have strong oversight of management and the Company’s governance and effectively oversee management and key issues facing our Company.

Our Lead Director has a clearly defined and robust role in managing the Board, which includes the following responsibilities and powers:

•	calling meetings of the independent directors;
•	presiding over meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•	acting as a liaison between the Chairman and the independent directors;
•	reviewing and approving meeting schedules to assure there is sufficient time for discussion of agenda items;
•	reviewing and approving information sent to the directors;
•	reviewing and approving meeting agendas and management participants at meetings of the Board; and
•	engaging with stockholders in appropriate circumstances.

Further, each of the Audit, Compensation & Human Capital Management and Governance Committees is comprised solely of, and chaired by, independent directors. Additionally, each of the Finance and Safety, Health & Environment Committees is comprised of a majority of, and chaired by, independent directors. As a result, independent directors are responsible for overseeing key matters, including, among other items, the integrity of Ecolab's financial statements, the evaluation of the Board’s and the Committees’ performance, Ecolab’s executive compensation, the nomination of directors, the composition and leadership of each Board committee, and the selection of the Lead Director. This robust independent oversight is supported by strong corporate governance practices that provide that:

•	individual directors and Board committees have access to Ecolab’s senior management;
•	the Board and individual committees may retain independent advisors and consultants, including the Company’s public accounting firm, compensation consultant, and others;
•	independent directors meet in separate executive sessions led by the Lead Director and without the CEO present at every meeting of the Board;
•	the Governance Committee leads a review of the Board’s performance and effectiveness each year;
•

the Governance Committee reviews the structure of the Board annually, including whether the current model of having a combined Chairman and CEO role is in the best interests of the Company and stockholders;

•	the Compensation & Human Capital Management Committee evaluates the CEO’s performance and sets the CEO’s compensation at least annually; and
•	directors are elected annually, offering stockholders an opportunity to provide input on director performance.

In accordance with our Corporate Governance Principles, the independent directors re-appointed Jeffrey M. Ettinger as Lead Director in May 2022, in light of the independent and exceptional leadership he has provided in this role since becoming Lead Director in May 2017. Our Corporate Governance Principles provide that the Lead Director should rotate every four to six years, which promotes the Lead Director’s independence. The Board members appointed to leadership roles, including changes that will be effective following the May 2023 Annual Meeting, are described in the Corporate Governance Section beginning at page 11.

ECOLAB - 2023 Proxy Statement	87

PROPOSAL 7: STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR POLICY

Flexibility in Board Leadership Structure is More Suitable than the Proposal’s Prescriptive Approach

The Board also strongly believes that stockholders are best served by not having a fixed policy on whether the offices of Chairman and CEO are to be held by one person or not. This allows for the Board to re-evaluate the needs of the Company from time to time and make determinations regarding Board leadership based upon then-existing conditions, including business needs, stockholder preferences and feedback, and individual director skills and experiences. This proposal would remove this flexibility and narrow the governance arrangements that the Board may consider, which could in certain instances be contrary to the best interests of our stockholders.

In recent years, the roles of Chairman and CEO were combined, and then split when Mr. Beck was first appointed CEO. The Board’s decision to separate the roles of Chairman and CEO at that time enabled Mr. Beck to assume leadership of the Company while the Chairman and former CEO, Mr. Douglas Baker, managed the duties of Chairman of the Board. In connection with Mr. Baker’s retirement from Ecolab in May 2022, the Board undertook extensive deliberations regarding the Board’s leadership structure at numerous meetings, including the merits of separating or combining the Chairman and CEO roles and whether the Chairman role should be held by an independent director. The Board gave thorough consideration to a number of factors, including the size and complexity of Ecolab’s business, the Company’s performance and strategy, the composition of the Board, Ecolab’s corporate governance practices, market practice, and Ecolab’s stockholder base and investor views and engaged third party consultants to provide additional insight and enhance the Board’s deliberations. The Board also reflected upon the Company’s strong, independent oversight function exercised by the Board, as well as the independent leadership provided by the independent Lead Director. After considering these factors and evaluating the leadership, qualifications, and performance of Mr. Beck in his roles as CEO and a director, the Board determined that it was again in the best interests of the Company to combine the roles of Chairman and CEO under Mr. Beck, while preserving the important role of the Lead Director, for the following reasons:

•	the benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer;
•	the significant operating experience and qualifications of Mr. Beck, including 15 years at Ecolab where he held leadership roles within the Industrial, International and Institutional businesses;
•	the importance of deep Ecolab knowledge in exercising business judgment in leading the Board;
•	the size and complexity of our business;
•	the significant business experience and tenure of our independent directors; and
•	the qualifications and role of our Lead Director.

The Board re-evaluates its leadership structure each year and considers whether it remains appropriate. As set out under “Board Leadership Structure” in the Corporate Governance section on page 12, the Board continues to believe that at this time, combining our CEO and Chairman offices, along with an independent Lead Director, is the most appropriate leadership structure for the Company and best serves the interests of our stockholders for the reasons stated above.

Moreover, the Board believes that the appointment of Mr. Darrell Brown as the Chief Operating Officer of the Company in October 2022 further strengthens Mr. Beck’s ability to serve as CEO and Chairman, as this appointment provides Mr. Beck additional time to address his duties as Chairman and CEO of the Company.

Stockholders Rejected This Proposal in Recent Years

The proponent submitted similar proposals in 2014, 2015 and 2019. Our stockholders rejected the proposals each time, with more than 75% of votes cast against the proposals in each case.

In view of our highly independent board structure, strong corporate governance practices and proven track record of success, the Board believes that this stockholder proposal’s rigid approach to our Board leadership structure is not necessary and not in the best interest of our stockholders.

BOARD OF DIRECTORS’ RECOMMENDATION

For the reasons stated above, the Board of Directors unanimously recommends that you vote AGAINST this stockholder proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

As with all proposals, if the stockholder proposal is not properly presented by the proponent at the Annual Meeting, the Company reserves the right not to hold a vote on this proposal at the Annual Meeting.

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OTHER MATTERS

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the proxy holders to vote on such business in accordance with their judgment.

By Order of the Board of Directors,

Lanesha T. Minnix
Executive Vice President, General Counsel and Secretary
March 20, 2023

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General Information

GENERAL INFORMATION

Voting Procedures

Shares Entitled to Vote – As of March 7, 2023, the record date for the meeting, there were 284,669,498 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted. All valid proxies received by the deadlines set forth below will be voted according to the instructions thereon. For holders of Common Stock, if you return a valid proxy but do not provide specific instructions, shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations.

Ways to Vote – There are four ways to vote:

●	Online Prior to the Annual Meeting. You may vote by proxy by visiting www.proxyvote.com and entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. The availability of online voting may depend on the voting procedures of the organization that holds your shares.
●	Online During the Annual Meeting. You may vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ECL2023, entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card, and following the on-screen instructions. The availability of online voting may depend on the voting procedures of the organization that holds your shares. The meeting webcast will begin promptly at 9:30 a.m. Central Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting please call the number listed on the virtual stockholder meeting landing page for assistance.
●	Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of telephone voting may depend on the voting procedures of the organization that holds your shares.
●	Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by proxy by filling out the card or form and returning it in the envelope provided.

How to Vote by Proxy – You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly complete your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting on the election of one or more nominees.

Revoking Your Proxy – You may revoke your proxy at any time before it is voted by:

●	timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;
●	timely delivery of written notice to our Corporate Secretary, 1 Ecolab Place, St. Paul, MN 55102, stating that you have revoked your proxy; or
●	attending our Annual Meeting and voting electronically by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice, as applicable.

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General Information

Quorum, Abstentions and Broker Non-Votes

Quorum – A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Treatment of Abstentions – Shares voted “Abstain” are not counted as votes cast and will have no effect on the proposals to be voted on at the Annual Meeting.

Broker Non-Votes – Broker non-votes occur on a proposal when the beneficial owner of Common Stock does not submit voting instructions to a broker or bank. Under New York Stock Exchange rules, brokers, banks and other nominees generally will have discretionary authority to vote shares in absence of instructions on “routine” matters and will not have discretion to vote shares on non-routine matters. Broker non-votes, if any, are not counted as votes cast for any purpose in determining whether a matter has been approved. In order for their views to be represented at the meeting, we strongly urge all beneficial owners to provide specific voting instructions on all matters to be considered at the meeting to their record-holding brokers.

Vote Tabulation

The vote on each proposal will be tabulated as follows:

Proposal 1: Election of Directors – Each nominee will be elected to the Board if they receive a majority of the votes cast. Votes cast with respect to a nominee include votes FOR or AGAINST a nominee and exclude abstentions and broker non-votes.

If an uncontested nominee for director does not receive an affirmative majority of FOR votes, he or she will be required to promptly offer his or her resignation to the Board’s independent Governance Committee. That committee will then make a recommendation to the Board as to whether the offered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. Any director who has so offered his or her resignation will not be permitted to vote on or participate in the recommendation of the Governance Committee or the Board’s decision with respect to his or her resignation.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm – The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP.

Proposal 3: Approval of the Ecolab Inc. 2023 Stock Incentive Plan – The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the Ecolab Inc. 2023 Stock Incentive Plan.

Proposal 4: Approval of an Amendment to the Ecolab Inc. Stock Purchase Plan – The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the amendment to the Ecolab Inc. Stock Purchase Plan.

Proposal 5: Advisory Vote to Approve the Compensation of Our Named Executive Officers Disclosed in this Proxy Statement – The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the compensation of executives disclosed in this Proxy Statement.

Proposal 6: Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Named Executive Officer Compensation – For this proposal, which provides for an advisory vote on the frequency of advisory votes on the compensation of our named executive officers (that is, annually or every two or three years), the Company will treat the option selected by the plurality (that is, the most frequently selected option) of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote as the option selected by the stockholders.

Proposal 7: Stockholder Proposal Regarding an Independent Board Chair Policy – The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal, if properly presented.

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General Information

Discretionary Voting – We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

Adjournments – Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

Voting by Plan Participants

Generally, you will receive only one notice, proxy card or voting instruction form covering all the shares you hold:

●	in your own name;
●	in the Dividend Reinvestment Plan sponsored by Computershare Trust Company, N.A., if any; and
●	if you participate in one or more of the following Plans:
-	the Ecolab Savings Plan and ESOP*; or
-	the Ecolab Puerto Rico Savings Plan*; or
-	the Ecolab Stock Purchase Plan administered by Computershare Trust Company, N.A.; or
-	the Ecolab Canada Share Purchase Plan administered by Computershare Trust Company of Canada

* If you participate in the Ecolab Savings Plan and ESOP or the Ecolab Puerto Rico Savings Plan, you are entitled to direct the respective plan trustee to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions, the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by May 1, 2023 to ensure tabulation.

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan’s administrator.

List of Registered Stockholders

A list of the registered stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders online at the virtual Annual Meeting. The list also will be available for examination by any stockholder for any purpose germane to the meeting ten days prior to the meeting during normal business hours at 1 Ecolab Place, St. Paul, MN 55102, by contacting the Corporate Secretary of the Company via telephone (651) 250-2054 or e-mail at ECLCorporateSecretary@ecolab.com.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company’s Proxy Statement, Notice of Availability of Proxy Materials, or Annual Report. We will promptly deliver an additional copy of these documents to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 1 Ecolab Place, St. Paul, MN 55102; telephone (651) 250-2054; or e-mail ECLCorporateSecretary@ecolab.com. If you desire to reduce the number of copies mailed to your household, please contact your bank or broker.

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General Information

Proxy Solicitation Costs

This proxy is solicited by our Board of Directors. We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to aid in the solicitation of proxies for a fee of $20,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

2024 Stockholder Proposals and Director Nomination

Stockholder Proposals for Inclusion in the Proxy Statement for the 2024 Annual Meeting

If a stockholder wishes to have a proposal formally considered at the 2024 Annual Meeting of Stockholders and included in the Company’s Proxy Statement for that meeting, must be received by the Corporate Secretary at our headquarters no later than November 21, 2023.

Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting

The Board has implemented a proxy access provision in our By-Laws, which allows a stockholder or group of up to 20 stockholders owning in aggregate 3% or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the By-Laws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to these proxy access provisions in our By-Laws, proper written notice of any such nomination must be received by the Corporate Secretary at our headquarters no earlier than the close of business on October 22, 2023 and no later than the close of business on November 21, 2023, and the nomination must otherwise comply with our By-Laws.

Other Proposals or Director Nominations for Presentation at the 2024 Annual Meeting

Under our By-Laws, if a stockholder wishes to present other business or nominate a director candidate at the 2024 Annual Meeting of Stockholders, proper written notice of any such business or nomination must be received by the Corporate Secretary at our headquarters no earlier than the close of business on December 6, 2023 and no later than the close of business on January 5, 2024. If, however, the 2024 Annual Meeting is not within 30 days before or after the anniversary of this year’s Annual Meeting, such notice must be received by the Corporate Secretary at our headquarters no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting. In addition to satisfying the deadlines under the advance notice procedures of our By-Laws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice procedures must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than March 5, 2024.

All notices of proposals or nominations, as applicable, must be addressed to the Corporate Secretary of Ecolab at 1 Ecolab Place, St. Paul, MN 55102, by contacting the Corporate Secretary of the Company or at generalcounsel@ecolab.com.

Annual Report to Stockholders

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (excluding the exhibits thereto) will be made available to stockholders at the same time as this Proxy Statement. If any person who was a beneficial owner of the common stock of the Company on March 7, 2023, desires a complete copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including the exhibits thereto, they will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of March 7, 2023, and should be directed to Corporate Secretary, Ecolab Inc., 1 Ecolab Place, St. Paul, MN 55102. The Company’s Form 10-K, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.

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APPENDIX A

ECOLAB INC.

2023 STOCK INCENTIVE PLAN

(Effective May 4, 2023)

1.Purpose of Plan.

The purpose of the Ecolab Inc. 2023 Stock Incentive Plan (the “Plan”) is to advance the interests of Ecolab Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company's economic objectives.

2.Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1“Board” means the Board of Directors of the Company.
2.2“Broker Exercise Notice” means a written or electronic notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.
2.3“Cause” means, unless otherwise set forth in an agreement between the Company and the Participant, (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) substantial failure to perform duties after notice to the Participant and reasonable opportunity to cure.
2.4“Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if an Incentive Award constitutes a deferral of compensation subject to Section 409A of the Code, and if that Incentive Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 14.1 of the Plan unless the event would also constitute, under Section 409A of the Code and the regulations and rulings issued thereunder, either a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.
2.5“Code” means the Internal Revenue Code of 1986, as amended.
2.6“Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.
2.7“Common Stock” means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.
2.8“Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is or can be triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.
2.9“Director Plan” means the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan.

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2.10“Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, all Non-Employee Directors and any consultants, advisors and independent contractors of the Company or any Subsidiary.
2.11“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.12“Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) as of any date, shall mean the fair market value as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee in good faith and in accordance with Code Section 409A and other laws to the extent applicable; provided however, that if the Committee has not specified otherwise, Fair Market Value with respect to Common Stock, as of any date, shall mean the arithmetic mean between the reported high and low sale prices of the Common Stock during the regular daily trading session, as reported on the New York Stock Exchange.
2.13“Good Reason” means, unless otherwise set forth in an agreement between the Company and the Participant, without the express written consent of the affected Participant, any of the following events involving the Company or Subsidiary that employs or receives services from the Participant:
(a)any failure by the Company or applicable Subsidiary to furnish the Participant with compensation and benefits at a level substantially equal to or exceeding those received by the Participant from the Company or applicable Subsidiary during the 90-day period preceding the Change in Control, other than (i) an insubstantial and inadvertent failure remedied by the Company or applicable Subsidiary as set forth below, (ii) a reduction in compensation which is applied to all non-union employees of the Company or applicable Subsidiary in the same dollar amount or percentage, or (iii) a reduction or modification of any employee benefit program covering substantially all of the employees of the Company or applicable Subsidiary, which reduction or modification generally applies to all employees covered under such program; or
(b)the Company or applicable Subsidiary requiring the Participant to be based or to perform services at any office or location that is in excess of 50 miles from the principal location of the Participant’s work during the 90-day period immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

Before a termination by the Participant under this Section 2.13 will constitute termination for Good Reason, the Participant must give the Company a notice of termination within 30 calendar days of the occurrence of the event that constitutes Good Reason. The notice must set forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated. Failure to provide such notice within such 30-day period shall be conclusive proof that the Participant does not have Good Reason to terminate employment.

For purposes of this Section 2.13, Good Reason shall exist only if the Company or applicable Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination from the Participant. If the Participant determines Good Reason for termination exists and timely files a notice of termination, such determination shall be presumed to be true and the Company will have the burden of proving that Good Reason does not exist.

2.14“Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.
2.15“Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
2.16“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.
2.17“Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.
2.18“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
2.19“Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

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2.20“Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.
2.21“Performance Criteria” means the performance criteria that are used by the Committee in granting Incentive Awards contingent upon achievement of performance goals over a specified performance period. The Performance Criteria may consist of one or a combination of two or more of the following: net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation; and any other metric as may be determined by the Committee. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria. The Committee shall, in its sole discretion, define in an objective fashion the manner of calculating the performance goals based on the Performance Criteria it selects to use in any performance period, which may include adjustments to such criteria as otherwise defined under U.S. Generally Accepted Accounting Principles or other adjustments or exclusions as the Committee determines. Subsequent references in this Plan to the achievement or satisfaction of Performance Criteria shall be deemed to include performance goals specified by the Committee that are based on such Performance Criteria.
2.22 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.
2.23“Prior Plan” means the Ecolab Inc. 2010 Stock Incentive Plan.
2.24“Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.
2.25“Retirement” means, unless otherwise set forth in an agreement between the Company and the Participant, termination of employment or service at or after age fifty-five (55) with five (5) or more years of continuous employment or other service with the Company and any Subsidiaries.
2.26“Securities Act” means the Securities Act of 1933, as amended.
2.27“Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.
2.28“Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.
2.29“Subsidiary” means any entity that is a “subsidiary corporation,” as defined in Code Section 424(f), of the Company or any entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s voting securities and which is designated by the Committee as covered by the Plan.
2.30“Substitute Award” means an Incentive Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.31“Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.
3.Plan Administration.
3.1The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are “independent” as required by the listing standards of the New York Stock

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Exchange, but any action taken by such a committee shall be valid and effective even if the members of such committee at the time of such action are later determined not to have satisfied all the requirements for membership specified above. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to one or more of its members, to any other member of the Board or to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may also delegate to one or more agents or advisors such non-discretionary administrative duties or powers as it deems advisable. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.
3.2Authority of the Committee.
(a)In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written or electronic agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Incentive Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Incentive Award in the form of cash, Common Stock or any combination of both.
(b)Subject to Section 3.2(d) below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; and (ii) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law or stock exchange rules.
(c)In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or other material, infrequent items outside the normal course of business or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria and related performance goals) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the

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desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.
(d)Notwithstanding any other provision of this Plan other than Section 4.3 (and with respect to subsections 3.2(d)(ii) and 3.2(d)(iii), other than in connection with a Change in Control), the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or (iii) repurchasing the underwater Options or Stock Appreciation Rights for cash. For purposes of this Section 3.2(d), an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or the Stock Appreciation Right.
(e)In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange.
(f)Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code. Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.
4.Shares Available for Issuance.
4.1Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment in Sections 4.2 and 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 20,000,000, less one (1) share of Common Stock for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2022 and prior to the effective date of the Plan under the Prior Plan and 2.5 shares of Common Stock for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 31, 2022 and prior to the effective date of the Plan under the Prior Plan. Any shares of Common Stock that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted, and any shares that are subject to Incentive Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.5 shares for every one (1) share granted. After the effective date of the Plan, no awards may be granted under the Prior Plan. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. No more than 20,000,000 shares of Common Stock may be issued subject to Incentive Stock Options.
4.2Accounting for Incentive Awards. Any shares of Common Stock subject to an Incentive Award, or as of December 31, 2022, an award granted under the Prior Plan that is outstanding (a “Prior Plan Award”), that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock shall, to the extent of such lapse, expiration, forfeiture or settlement other than in shares of Common Stock, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1. Similarly, any shares

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of Common Stock that are withheld by the Company, or any Previously Acquired Shares that are tendered (either actually or by attestation) by a Participant, in either case to satisfy any tax withholding obligation with respect to an Incentive Award other than an Option or Stock Appreciation Right or a Prior Plan Award other than a stock option or stock appreciation right shall automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1. Notwithstanding anything to the contrary in this Section 4.2, the following shares of Common Stock will not again become available for issuance under the Plan: (i) any shares which would have been issued upon any exercise of an Option (or option granted under the Prior Plan) but for the fact that the Option exercise price was paid by a “net exercise” pursuant to Section 6.4(b) or by Previously Acquired Shares tendered (either actually or by attestation) by a Participant; (ii) any shares that are withheld by the Company, or any Previously Acquired Shares that are tendered (either actually or by attestation) by a Participant, in either case to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or a Prior Plan stock option or stock appreciation right; (iii) shares covered by a stock appreciation right issued under the Plan or the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; or (iv) shares that are repurchased by the Company using Option exercise proceeds. Any shares of Common Stock that again become available for Incentive Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 2.5 shares for every one (1) share subject to Incentive Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan. Substitute Awards shall not reduce the shares authorized for grant under the, nor shall shares subject to a Substitute Award be added to the shares available for Incentive Awards under the Plan as provided in this Section  4.2.
4.3Adjustments to Shares and Incentive Awards. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation - Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Incentive Awards, and (iii) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4.3 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Incentive Award to be subject to adverse tax consequences under Section 409A of the Code.
4.4Effect of Plans Maintained by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan. Incentive Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or any Subsidiary or Non-Employee Directors prior to such acquisition or combination.
4.5Non-Employee Director Limit. Notwithstanding anything herein to the contrary, the sum of (A) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Incentive Awards granted to any Non-Employee Director during any single calendar year, (B) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to such director under the Director Plan during such calendar year, and (C) the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $900,000 provided, however, that the limitation described in this Section shall be determined without regard to amounts paid to a Non-Employee Director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a Non-Employee Director). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

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5.Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will not be earlier than the date the Committee approved the grant resolution and will be indicated as the grant date of any related agreement with the Participant.

6.Options.
6.1Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.
6.2Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except in the case of Substitute Awards.
6.3Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.
6.4Payment of Exercise Price.
(a)The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a “net exercise of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.
(b)In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.
(c)Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.
6.5Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written or electronic notice of exercise to the Company at its principal executive office in St. Paul, Minnesota or through the procedures established with any Company-appointed third-party administrator specifying the number of shares of Common Stock as to which the Option is being exercised and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.
7.Stock Appreciation Rights.
7.1Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as

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may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.
7.2Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4 below and except in the case of Substitute Awards.
7.3Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.
7.4Grants in Tandem with Options. Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.
8.Restricted Stock Awards.
8.1Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.
8.2Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.
8.3Dividends and Distributions. Any dividends or distributions paid or payable with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risks of forfeiture as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be payable on such restricted dividends or distributions.
8.4Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.
9.Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period. The agreement evidencing a Stock Unit Award shall either (i) provide that in all cases payment of the Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

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10.Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria. The agreement evidencing a Performance Award shall either (i) provide that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

11.[RESERVED].
12.Termination of Employment or Other Service.

The Committee shall determine and set forth in each award agreement whether (i) any Options or Stock Appreciation Rights granted in such award agreement will become or continue to become exercisable and/or remain exercisable and (ii) any Restricted Stock Awards, Stock Unit Awards or Performance Awards granted in such award agreement vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Non-Employee Director), whether by reason of death, Disability, Retirement, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined in accordance with Section 12.3(c).

12.1Modification of Rights Upon Termination. Notwithstanding the other provisions of this Plan, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan).
12.2Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.
12.3Determination of Termination of Employment or Other Service.
(a)The change in a Participant's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant's employment with the Company and its Subsidiaries, unless the Company otherwise determines in its sole discretion.
(b)The change in a Participant's status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant's service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant's employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).
(c)Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as

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determined by the Committee in its sole discretion based upon such records; provided, however, if distribution or payment of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.
13.Payment of Withholding Taxes.
13.1General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.
13.2Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.
14.Change in Control.
14.1A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred (unless otherwise set forth in an award agreement or other agreement between the Company and Participant):
(a)any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, provided, however, that the provisions of this paragraph (a) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company's outstanding securities in a transaction that would not be a Change of Control under paragraph (c) of this Section 14.1; or
(b)during any twenty-four (24) consecutive calendar months, individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the first day of such period, or whose appointment, election or nomination for election was previously so approved or recommended, shall cease for any reason to constitute at least a majority thereof; or
(c)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no “person” (as defined under paragraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or
(d)there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a

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sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

14.2Effect of a Change in Control. Unless otherwise provided in an agreement evidencing an Incentive Award, the following provisions shall apply to outstanding Incentive Awards in the event of a Change in Control.

(a)Continuation, Assumption or Replacement of Incentive Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Incentive Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 4.3), and such Incentive Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to Section 14.2(d) below. A surviving or successor entity may elect to continue, assume or replace only some Incentive Awards or portions of Incentive Awards. For purposes of this Section 14.2(a), an Incentive Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Incentive Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Incentive Award and the exercise price thereof that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(b)Acceleration of Incentive Awards. If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full (immediately prior to and contingent upon the Change in Control) and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Incentive Award.

(c)Payment for Incentive Awards. If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Incentive Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 14.2(c). The Committee will not be required to treat all Incentive Awards similarly for purposes of this Section 14.2(c). The payment for any Incentive Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of shares of Common Stock subject to the Incentive Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the shares of Common Stock subject to the Incentive Award or portion thereof being terminated. If there is no excess, the Incentive Award may be terminated without payment. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Incentive Award surrendered.

(d)Termination After a Change in Control. If and to the extent that Incentive Awards are continued, assumed or replaced under the circumstances described in Section 14.2(a), and if within two years after the Change in Control a Participant experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Incentive Award.

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15.Rights of Eligible Recipients and Participants; Transferability.
15.1Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.2Rights as a Stockholder; Dividends. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards. In its discretion, the Committee may provide in an agreement evidencing a Stock Unit Award or a Performance Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant or as accumulated additional units, for any such dividends and distributions. The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Stock Unit Award or Performance Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of the unvested portions of Stock Unit Awards and Performance Awards will in all cases be subject to the same restrictions and risks of forfeiture as the underlying shares or units to which such dividend equivalents relate. No dividend equivalents may be paid or credited in connection with Options and Stock Appreciation Rights.
15.3Restrictions on Transfer.
(a)Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting or issuance (in the case of Restricted Stock Awards, Stock Unit Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
(b)A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.
(c)Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.
15.4Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

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16.Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.[RESERVED].
18.Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder. Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Incentive Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first day of the seventh calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

Notwithstanding anything to the contrary in this Plan, none of the Company, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Incentive Award from, or compliance by any Incentive Award with, the requirements of Section 409A of the Code. By accepting an Incentive Award under this Plan, each Participant acknowledges that neither the Company, the Committee nor any other person involved with the administration of this Plan has any duty or obligation to design or administer the Plan or Incentive Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A of the Code.

19.Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that (i) this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan, and (ii) no consent of any affected Participant shall be required if such amendment is necessary to comply with applicable law or stock exchange rules.

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20.Effective Date and Duration of the Plan.

The Plan shall became effective as of the date on which it was approved by the Company’s stockholders (the “Effective Date”). The Plan will terminate at midnight on the tenth (10th) anniversary of the Effective Date and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.Miscellaneous.
21.1Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the State of Delaware), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.
21.2Automatic Exercise. The Committee may from time to time, in its sole discretion, provide for and establish procedures with respect to the automatic exercise of Options or Stock Appreciation Rights that are vested and unexercised on the date that such Options or Stock Appreciation Rights would otherwise terminate under the applicable award agreement. Any automatic exercise of an Option covered by any such procedures shall be accomplished using a “net exercise” as provided in Section 6.4(b). In no event shall the Company or its Subsidiaries or their respective employees or agents be liable for any damages whatsoever arising out of or in any way related to any use of any automatic exercise procedures.
21.3Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.
21.4Forfeiture and Compensation Recovery.

(a)Incentive Awards granted hereunder shall be subject to the Company’s Policy on Reimbursement of Incentive Payments, as may be amended from time to time, and any other future clawback policy that may be approved by the Company. In addition, the Committee may specify in an agreement evidencing an Incentive Award that the Participant’s rights, payments, and benefits with respect to such Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Incentive Award. Such events may include termination of employment or other service for Cause; violation of any material Company or Subsidiary policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Incentive Award was based on an incorrect determination that financial or other Performance Criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Subsidiaries.

(b)Incentive Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any agreement evidencing an Incentive Award may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

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APPENDIX B

ECOLAB STOCK PURCHASE PLAN

As Amended Through February 24, 2023

1. PURPOSE.

On February 24, 1990, the Company’s Board of Directors established the Ecolab Stock Purchase Plan to afford Participants a convenient and cost-effective means for regular and systematic purchases of Common Stock. The Plan was subsequently amended on October 1, 1994 and December 6, 2001 by the Board of Directors. In connection with changes to the rules of the New York Stock Exchange, the Company’s Board of Directors further amended the Plan on February 28, 2004 to place a limit on the number of shares that may be purchased by Participants, and on February 25, 2011 to further increase the share purchase limit under the Plan and to provide for a reallocation of any portion of the share purchase limit under the Plan to Separate International Plans. The Company’s stockholders approved the 2004 and 2011 amendments on May 7, 2004 and May 5, 2011, respectively. The Plan was amended once again on February 24, 2023 by the Board of Directors to further increase the share purchase limit under the Plan, subject to approval of the amended Plan by the Company’s stockholders.

The purposes of the Plan are to assist the Company in attracting and retaining personnel of outstanding abilities and to motivate employees to dedicate their maximum productive effort on behalf of the Company and to align employee interests with the Company's stockholders.

2. DEFINITIONS.

Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

Alternate Currency: Any currency other than United States dollars.

Board of Directors or Board: The Board of Directors of the Company.

Administrator: The Administrator appointed by the Company to act as the Administrator for the Plan pursuant to Section 5.1.

Committee: Such committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3.

Common Stock: The common stock of the Company, par value U.S.$1.00 per share.

Company: Ecolab Inc., a Delaware corporation.

Company Administrator: The Executive Vice President - Human Resources of the Company (or such officer of the Company in charge of the Human Resources function regardless of title) or the person designated by such officer as the Company Administrator for the Plan.

Discretionary Contribution: A cash contribution made by the Company or a Subsidiary to the account of a Participant, without the requirement of a contribution by such Participant.

Eligible Employee: Each Full-Time Employee of the Company or any of its Subsidiaries who (1) is not an elected officer of the Company subject to reporting requirements of Section 16 of the Securities Exchange Act of 1934, (2) has attained the age of majority as determined by the law of the place of residence of the employee, and (3) is not a member of a collective bargaining unit, unless the collective bargaining agreement covering the employee provides for participation in the Plan.

Full-Time Employee: A person who is employed by the Company or a Subsidiary in a budgeted position and is regularly scheduled to work the full-time work week of a particular location.

Matching Contribution: A cash contribution made by the Company or a Subsidiary to the account of a Participant in respect of monies contributed to the Plan by such Participant.

Open Contribution Period: Time periods established by the Company from time to time to allow Participants to make contributions under the Plan through means other than payroll deduction.

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Participant: An Eligible Employee who is currently enrolled in the Plan pursuant to Section 4.

Plan: The Ecolab Stock Purchase Plan herein set forth as the same may from time to time be amended.

Separate International Plans: The Ecolab Canada Share Purchase Plan, the Ecolab K.K. Stock Purchase Association, the Ecolab New Zealand Share Purchase Plan and any other employee stock purchase plan which is established on or after February 25, 2011 for employees of a Subsidiary and which operates for the same purposes and on similar terms as the Plan.

Subsidiary: A corporation or other form of business or association whose shares (or other ownership interests) having 50% of the voting power are owned or controlled, directly or indirectly by the Company, and whose Full-Time Employees are, in the discretion of the Company, permitted to participate in the Plan.

3. AUTHORITY.

3.1 Committee. The Compensation & Human Capital Management Committee of the Board or any successor Committee appointed by the Board shall have full power and authority to interpret and construe any provision of the Plan finally and conclusively as to all persons having any interest thereunder, to adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or providing for matters not specifically covered in the Plan and to alter, amend and revoke any rules or regulations so adopted.

3.2 Company Administrator. Notwithstanding anything in the Plan to the contrary (other than Sections 13 and 16), with respect to any employee who is resident outside of the United States or employed by a non-United States Subsidiary, the Company Administrator may amend the terms of the Plan in order to comply with local legal requirements or to otherwise protect the Company's or Subsidiary's interests, or to meet the objectives of the Plan. Supplemental to the authority of the Compensation & Human Capital Management Committee to adopt rules and regulations for the Plan under Section 3.1, and the authority of the Board to amend the Plan under Section 16, the Company Administrator may adopt such rules and regulations to modify the Plan with respect to such employees and/or Subsidiaries. The Company Administrator may, where appropriate, establish one or more sub-plans for this purpose.

4. ENROLLMENT.

Each Eligible Employee may enroll in the Plan by properly completing and returning to the Company such forms as are required by the Administrator for opening the Participant's account with the Administrator and for purchase by the Administrator of Common Stock for the account of the Participant.

Participation in the Plan begins as soon as practicable after the required forms are received by the Company and continues until the Participant is no longer an Eligible Employee, or until written termination by the Participant of his or her participation in the Plan is received and processed by the Company.

5. ADMINISTRATIVE AND RELATED FEES.

5.1 Appointment of Administrator. The Company shall appoint an Administrator to open and maintain an account in the name of each Participant and to make, or cause to be made, purchases of shares of Common Stock on the New York Stock Exchange for the accounts of Participants. The Administrator shall be appointed by the Company to administer the Plan and may be removed from such appointment at any time in the sole discretion of the Company. Nothing in the Plan shall be deemed to create any obligation on the part of the Company or the Administrator that the Administrator shall continue to administer the Plan.

5.2 Payment of Fees and Other Charges. The Company shall pay the Administrator's administrative charges for maintaining accounts under the Plan and shall pay for brokerage commissions on the purchases of securities made under the Plan for each Participant, so long as the Participant remains an Eligible Employee.

6. PAYROLL DEDUCTIONS AND ADDITIONAL PARTICIPANT CONTRIBUTIONS.

6.1 Payroll Deductions. Participants may authorize contributions through payroll deductions by completing and signing a form of payroll authorization instructing the Company or Subsidiary to deduct a certain amount from the Participant's compensation. This authorization requires that funds deducted be transmitted to the Administrator for purchase of shares of Common Stock on the New York Stock Exchange for the account of the Participant. Payroll deductions will begin after the authorization forms are received and processed by the Company. Unless the Company expressly

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authorizes such payroll deduction to be expressed in terms of an Alternate Currency pursuant to Section 6.4, such contributions shall be expressed in United States dollars and the Company and Subsidiary shall be authorized to establish procedures to facilitate conversion from payroll deduction denominated in an Alternate Currency to the Plan's functional currency, United States dollars.

6.2 Decreasing, Increasing or Terminating Payroll Deductions; Re-entry. Payroll deduction authorizations shall remain effective until terminated in writing by the Participant or until otherwise terminated as provided below. Each Participant shall specify the amount to be withheld from his or her compensation, with a minimum of U.S.$20 per month. The maximum of all employee contributions pursuant to Sections 6.1, 6.2 and 6.3 each calendar year is U.S.$6,000. Payroll deductions will be automatically terminated when this level is reached, but automatically reinstated the following January. Participants who were participants in the Company's previous payroll deduction plan to purchase Common Stock shall not be subject to the monthly minimum deduction upon joining the Plan, but must comply with such requirement if said Participant makes a subsequent change in payroll deduction. A payroll deduction may be decreased or increased once each calendar month in U.S.$5 increments, but not below U.S.$20 per month, by the Participant completing and returning the appropriate payroll deduction form to the Company. A payroll deduction may be terminated at any time by the Participant giving written notice to the Company. The increase, decrease or termination shall be effective at the beginning of the next pay period after the notice is received and processed. A Participant who terminates his or her payroll deduction may re-enter the Plan any time by following the instruction for enrollment in Section 4 and payroll deduction procedures in Section 6.1.

6.3 Additional Employee Contributions. Each Participant may contribute a sum not less than U.S.$100 during any Open Contribution Period. The aggregate of contributions through payroll deduction and additional contributions may not exceed U.S.$6,000 in any calendar year.

6.4 Contributions in the Form of Alternate Currency. The Company may, in its sole discretion and upon terms and conditions established by the Company, permit a Participant receiving compensation in an Alternate Currency to (i) specify in such Alternate Currency the amount to be withheld from such Participant's compensation by payroll deduction and (ii) contribute a sum in such Alternate Currency during an Open Contribution Period. Prior to forwarding to the Administrator pursuant to Section 8.1, any funds collected from Participants in an Alternate Currency shall be converted to United States dollars in a manner to be determined by the Company. Upon conversion, each contribution by payroll deduction and additional employee contribution shall be subject to the United States dollar limits set forth in Sections 6.2 and 6.3 and the Company shall have authority to set reasonable procedures concerning such limits as necessary to accommodate the conversion of funds from an Alternate Currency to the Plan's functional currency, United States dollars.

6.5 Withholding. The Participant is responsible for all income taxes applicable to Matching Contributions and Discretionary Contributions, if any, and the Company and/or Subsidiary shall make appropriate withholding deductions from each Participant's compensation, which shall be in addition to any payroll deductions pursuant to Section 6.1.

7. COMPANY CONTRIBUTIONS.

7.1 Matching Contributions. The Company or Subsidiary will make a Matching Contribution on behalf of each Participant in the amount of fifteen percent (15%) of the funds (i) deducted from such Participant's pay pursuant to Sections 6.1, 6.2 and 6.4, and (ii) contributed by the Participant as an additional employee contribution pursuant to Sections 6.3 and 6.4.

7.2 Discretionary Contributions. The Company or a Subsidiary may from time to time make a Discretionary Contribution to a Participant's account for any reason, but each such contribution shall not exceed U.S.$1,000 plus the amount determined appropriate by the Company or such Subsidiary to cover all or a portion of the federal, state and local income taxes, or equivalent taxes of an applicable foreign jurisdiction, resulting from such award, but the determination to pay any or all taxes shall be made in the sole and exclusive determination of the Company or such Subsidiary.

8. PURCHASES, SALES AND WITHDRAWALS.

8.1 Administration of Funds. The Company or Subsidiary shall deduct funds from each Participant's pay pursuant to Sections 6.1, 6.2 and 6.4 and at least once a month the amount deducted plus any additional employee contributions made by the Participant pursuant to Sections 6.3 and 6.4, and the Matching Contributions and Discretionary Contributions, if any, shall be forwarded to the Administrator, together with a list of Participants and the amount allocable to their accounts. No interest shall be paid on such funds by the Company, Subsidiaries or Administrator and such funds shall be commingled with

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the general assets of the Company or Subsidiaries; provided, however, that a Subsidiary may segregate such funds in a bank account or otherwise and pay interest thereon to comply with local legal requirements, and interest earned in such circumstances shall not count against the United States dollar limits set forth in Sections 6.2 and 6.3.

8.2 Purchases. Upon receipt of funds from the Company for such purpose hereunder, the Administrator shall, as promptly as practicable, purchase, or cause to be purchased, on the New York Stock Exchange, as agent for the Participants, as many whole shares of Common Stock as the aggregate of such funds will permit subject to rules and certain conditions imposed upon the Administrator by regulatory agencies, if any. The Administrator may purchase, or cause to be purchased, Common Stock up to five (5) days in advance of receipt of funds, if the Company provides the Administrator with an estimate of funds to be transferred. Subject to Section 13, below, the aggregate of all such purchases shall be allocated, on the basis of the average cost thereof, to the respective accounts of all Participants in respect of whom such funds were received based upon Participant payroll deductions and additional employee contributions, Matching Contributions, and Discretionary Contributions, if any, as directed by the Company. Allocations shall be made in full shares and in fractional interests in shares to one ten-thousandth of a share.

8.3 Ownership of Common Stock. At the time of purchase of Common Stock under the Plan, each Participant for whom account funds were received shall immediately acquire full ownership of all Common Stock and of any fractional interest in Common Stock purchased for his or her account. Unless otherwise requested by the Participant, all shares shall be registered in the name of the Administrator or its nominee and will remain so registered until delivery is requested. Subject to the provisions of the next paragraph, a Participant may request that a certificate for any or all full shares of Common Stock in his or her account be delivered at any time at the Administrator's transfer charge, payable by the Participant.

8.4 Sales. A Participant may instruct the Administrator to sell, or cause to be sold, any or all of the full shares of Common Stock or any fractional interest held in his or her account at any time. Upon such sale, the Administrator shall, if requested, mail a check for the proceeds to the Participant, less the regular brokerage commission or fee and any transfer taxes or other normal charges all of which are payable by the Participant.

9. CONFIRMATIONS; RELATIONSHIP WITH ADMINISTRATOR.

Each Participant shall receive a quarterly statement of activity from the Administrator reflecting any change in the number of shares of Common Stock held for his or her account. The relationship between the Participant and the Administrator shall be the normal relationship of client and broker and the Company and its Subsidiaries shall assume no responsibility except as to the payment of the Matching Contributions and Discretionary Contributions, if any, the payment of commissions on purchases under the Plan, and administrative fees of the Plan which pertain to the accounts of Eligible Employees as set forth in this Plan.

10. CLOSING ACCOUNTS.

A Participant who terminates his or her payroll deduction authorization or whose authorization is automatically terminated shall close his or her account. A Participant may direct that all full shares of Common Stock and any fractional interests in his or her account be sold and the net proceeds remitted to such person, or request that the full shares of Common Stock in his or her account be delivered to such person together with a check representing the net proceeds of the sale of the fractional interest in shares of Common Stock. The net proceeds shall be determined after deducting the regular brokerage commission and any transfer taxes or other normal charges, all of which shall be payable by the Participant.

11. VOTING AND OTHER RIGHTS.

The Administrator shall deliver, or cause to be delivered, to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders. The shares in each Participant's account shall be voted in accordance with the Participant's signed proxy instructions duly delivered to the Administrator in a timely fashion, or otherwise in accordance with the rules applicable to stock listed on the New York Stock Exchange.

12. DIVIDENDS AND OTHER PROCEEDS.

Cash dividends received in respect of Common Stock held in the accounts of Participants shall be credited by the Administrator to such accounts. All such cash shall be reinvested in shares of Common Stock as promptly as practicable following receipt thereof. During such time as the Company shall pay fees and charges pursuant to Section 5.2, the Company

B-4	ECOLAB - 2023 Proxy Statement

shall pay all regular commissions in connection with the purchase constituting such reinvestment. Stock dividends or stock splits in respect of Common Stock held in the accounts of Participants shall be credited to such accounts without charge. The Administrator shall sell, or cause to be sold, other securities and rights to subscribe received in respect of Common Stock, if any, held in the accounts of Participants and the proceeds therefrom shall be treated in the same manner as cash dividends.

13. STOCK SUBJECT TO THE PLAN.

13.1 Maximum Number of Shares. The maximum number of shares of Common Stock that may be purchased by Participants shall be 8,150,000 shares, subject to adjustment as provided in Sections 13.2 and 13.3. If the total number of shares of Common Stock that would otherwise be purchased by Participants on any date on which the funds forwarded to the Administrator exceeds the number of shares then remaining available under the Plan, the Company and the Administrator shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform and equitable a manner as is practicable. In such event, the Company or the Administrator shall give written notice of such reduction to each Participant affected thereby and shall return any excess funds accumulated in each Participant’s account as soon as practicable thereafter.

13.2 Reduction and Reallocation to Separate International Plans. The share purchase limit set forth in Section 13.1 shall be automatically reduced by one share of Common Stock for every increase occurring on or after February 25, 2011 of one share of Common Stock in the share purchase limit under any of the Separate International Plans named in Section 2, and for every one share of Common Stock included in the share purchase limit under any Separate International Plans established on or after February 25, 2011.

13.3 Adjustment under Certain Events. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, appropriate adjustment will be made as to the number and kind of securities available for purchase by Participants under the Plan.

14. TRANSFER OF RIGHTS.

The Plan does not restrict the ability of a Participant to sell, assign, hypothecate or otherwise deal with the Common Stock acquired under the Plan. However, the Participant may not assign or hypothecate his or her interest in the Plan as such. The Common Stock held in Participant's accounts becomes the sole property of the respective Participants.

15. TERMINATION.

If a Participant shall die, retire, be placed on long-term disability and not receiving a paycheck from the payroll department of the Company, or applicable Subsidiary, or otherwise cease to be an Eligible Employee, such Participant's enrollment in the Plan shall thereupon automatically terminate. The Company will notify the Administrator of any such termination. Securities held by the Administrator for the account of any former Participant shall continue to be so held by the Administrator and the reinvestment of dividends continued until the Administrator shall have received other instructions from such former Participant or his or her estate and securities held under such circumstances shall be subject to applicable account fees.

Upon the receipt of appropriate instructions from the former Participant or upon receipt of appropriate documents from his or her estate, the Administrator shall sell or transfer, or cause to be sold or transferred, any whole shares of Common Stock credited to the account of the former Participant as directed. All federal or state transfer taxes, if any, which may be due upon transfer of such shares to the former Participant, his or her estate, or to any other person shall be paid by the former Participant, and the Administrator may require the deposit of funds sufficient to cover such taxes in advance of making any such transfer.

No Participant shall have any right to receive any fractional share credited to his or her account in the Plan, nor shall any provision herein be construed to give such right. Upon termination, any fractional share interest subject to transfer to the former Participant or other person shall be paid thereto in cash by the Administrator. Any such payment in respect of a fractional share shall be in an amount equal to the appropriate fraction of the opening price of Common Stock on the New York Stock Exchange on the day following the receipt of instructions.

ECOLAB - 2023 Proxy Statement	B-5

16. AMENDMENTS, SUSPENSIONS AND TERMINATIONS.

The Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if terminated may reinstate, any or all of the provisions of the Plan, except that no amendment, suspension or termination may be made which will retroactively affect adversely the rights of Participants in the Plan, and that no such amendment shall be effective, without approval of the Company’s stockholders, if stockholder approval of the amendment is then required pursuant to the rules of the New York Stock Exchange. Participation in the Plan is not a matter of right. No part of the funds or shares of Common Stock credited to the account of any Participant shall be subject to forfeiture for any reason.

17. EMPLOYMENT.

Nothing in the Plan shall be construed to give any employee of the Company or its Subsidiaries the right to remain employed.

B-6	ECOLAB - 2023 Proxy Statement

REDUCE, RE-USE, RECYCLE

If you received multiple copies of this report, you

may have duplicate investment accounts. Help save

resources. Please contact your broker or the transfer

agent to request assistance with consolidating any

duplicate accounts.

Global Headquarters 1 Ecolab Place, St. Paul, MN 55102 www.ecolab.com 1 800 2 ECOLAB

ECOLAB INC. CORPORATE SECRETARY 1 ECOLAB PLACE ST. PAUL, MN 55102-2739

As a stockholder of Ecolab Inc., you have the option of voting your shares electronically through the Internet or on the telephone or by mail. Votes submitted electronically over the Internet or by telephone must be received by 11:59 P.M. Eastern Time on May 3, 2023 for shares held directly and by 11:59 P.M. Eastern Time on May 1, 2023 for shares held in a Plan.

VOTE BY INTERNET

Before the Annual Meeting – Go to www.proxyvote.com or scan the QR Barcode above.

Have the 16-digit control number that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX available and follow prompts to vote your shares.

During the Annual Meeting – Go to www.virtualshareholdermeeting.com/ECL2023.

You may attend the meeting via the Internet, submit questions and vote during the meeting when the polls are open. Have the 16-digit control numberavailable that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX and follow the prompts to register for access to the virtual meeting and to vote your shares.

VOTE BY PHONE
Call 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D37893-P49850	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECOLAB INC.
The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1:			For	Against	Abstain	The Board of Directors recommends you vote FOR management proposals 2, 3, 4, and 5:			For	Against	Abstain
1.	Election of Directors. Nominees:					2.	Ratify the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for the current year ending December 31, 2023		◻	◻	◻

	1a.	Shari L. Ballard	◻	◻	◻	3.	Approve the Ecolab Inc. 2023 Stock Incentive Plan		◻	◻	◻
	1b.	Barbara J. Beck	◻	◻	◻
	1c.	Christophe Beck	◻	◻	◻	4.	Approve an Amendment to the Ecolab Inc. Stock Purchase Plan		◻	◻	◻
	1d.	Jeffrey M. Ettinger	◻	◻	◻
	1e.	Eric M. Green	◻	◻	◻	5.	Approve, on an advisory basis, the compensation of our named executive officers disclosed in the Proxy Statement		◻	◻	◻
	1f.	Arthur J. Higgins	◻	◻	◻
	1g.	Michael Larson	◻	◻	◻	The Board of Directors recommends you vote 1 YEAR on management proposal 6:
	1h.	David W. MacLennan	◻	◻	◻			1 Year	2 Years	3 Years	Abstain
	1i.	Tracy B. McKibben	◻	◻	◻	6.	Vote, on an advisory basis, on the frequency of future stockholder advisory votes to approve named executive officer compensation	◻	◻	◻	◻
	1j.	Lionel L. Nowell III	◻	◻	◻
	1k.	Victoria J. Reich	◻	◻	◻	The Board of Directors recommends you vote AGAINST stockholder proposal 7:
	1l.	Suzanne M. Vautrinot	◻	◻	◻	7.	Vote on a stockholder proposal regarding an independent board chair policy, if properly presented.		◻	◻	◻
	1m.	John J. Zillmer	◻	◻	◻

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼
D37894-P49850

Proxy — Ecolab Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ECOLAB INC. ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2023

The undersigned hereby appoints Christophe Beck, Lanesha T. Minnix and Theresa E. Corona, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held virtually at www.virtualshareholdermeeting.com/ECL2023 at 9:30 a.m. Central Time on Thursday, May 4, 2023, and at any adjournment or postponement thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting.

This proxy will be voted as specified by the undersigned. If no such direction is given, your proxies will have the authority to vote “for” each of the nominees listed in proposal 1, “for” on proposals 2, 3, 4, and 5, “1 year” on proposal 6, “against” on proposal 7 and in the discretion of the proxy holder on any other matter that may properly come before the annual meeting and any adjournment or postponement thereof.

The tabulator cannot vote the shares unless you sign and return this card, or you use the telephone or Internet voting services to cast your proxy.

Continued and to be signed on reverse side